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                                                                    Exhibit 4.01

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 CITIGROUP INC.

            Citigroup Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

            The name of the corporation is Citigroup Inc. (hereinafter the "Corporation") and the date of filing of its original Certificate of Incorporation with the Delaware Secretary of State is March 8, 1988. The name under which the Corporation filed its Certificate of Incorporation is Commercial Credit Group, Inc.

            The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated and integrated, but not amended, to read as herein set forth in full and there is no discrepancy between the provisions of the Certificate of Incorporation as so amended or supplemented and the provisions of this Restated Certificate of Incorporation:

      FIRST: The name of the Corporation is:

                                 Citigroup Inc.

      SECOND: The registered office of the Corporation is to be located at the Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the county of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

      THIRD: The purpose of the Corporation is:

            To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH: A. The total number of shares of Common Stock which the Corporation shall have authority to issue is Six Billion (6,000,000,000) shares of Common Stock having a par value of one cent ($.01) per share. The total number of shares of Preferred Stock which the Corporation shall have the authority to issue is Thirty Million (30,000,000) shares having a par value of one dollar ($1.00) per share.

            B. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series
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shall include, but not be limited to, determination of the following:

                  (i) The number of shares constituting that series and the
            distinctive designation of that series.

                  (ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  (iii) Whether that series shall have voting rights, in
            addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  (iv) Whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

                  (v) Whether or not the shares of that series shall be
            redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                  (vii) The right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation;

                  (viii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                  (ix) Any other relative, participating, optional or other
            special rights, qualifications, limitations or restrictions of that series.

            C. Dividends on outstanding shares of Preferred Stock shall be paid, or declared and set apart for payment, before any dividends shall be paid or declared and set apart for payment on


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outstanding shares of Common Stock. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

            D. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock.

            E. Subject to the provisions of any applicable law or except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.

            F. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, after payment shall have been made to the holders of Preferred Stock of the full amount of dividends to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.

            G. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution.

            H. The issuance of any shares of Common Stock or Preferred Stock authorized hereunder and any other actions permitted to be taken by the Board of Directors pursuant to this Article FOURTH must be authorized by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the entire Board of Directors or by a committee of the Board of Directors constituted by


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the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the entire Board of Directors.

            I. Notwithstanding any other provision of this Certificate of Incorporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of, section B through I of this Article FOURTH.

            J. Pursuant to the authority conferred by this Article FOURTH, the following series of Preferred Stock are hereby provided for, with the number of shares to be included in each such series, and the designation, powers, preference and rights, and qualifications, limitations or restrictions thereof fixed as stated and expressed with respect to each such series in the respective exhibit attached hereto as specified below and incorporated herein by reference:

            Exhibit I              6.365% Cumulative Preferred Stock, Series F

            Exhibit II             6.213% Cumulative Preferred Stock, Series G

            Exhibit III            6.231% Cumulative Preferred Stock, Series H

            Exhibit IV             Series I Cumulative Convertible Preferred
                                   Stock

            Exhibit V              8.08% Cumulative Preferred Stock, Series J

            Exhibit VI             8.40% Cumulative Preferred Stock, Series K

            Exhibit VII            9.50% Cumulative Preferred Stock, Series L

            Exhibit VIII           5.864% Cumulative Preferred Stock, Series M

            Exhibit IX             Graduated Rate Cumulative Preferred Stock,
                                   Series O

            Exhibit X              Adjustable Rate Cumulative Preferred Stock,
                                   Series Q

            Exhibit XI             Adjustable Rate Cumulative Preferred Stock,
                                   Series R

            Exhibit XII            8.30% Noncumulative Preferred Stock, Series S


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            Exhibit XIII           8 1/2% Noncumulative Preferred Stock, Series
                                   T

            Exhibit XIV            7 3/4% Cumulative Preferred Stock, Series U

            Exhibit XV             Fixed/Adjustable Rate Cumulative Preferred
                                   Stock, Series V

            Exhibit XVI            Cumulative Adjustable Rate Preferred Stock,
                                   Series Y

            FIFTH: The Directors need not be elected by written ballot unless and to the extent the By-Laws so require.

            SIXTH: The books and records of the Corporation may be kept (subject to any mandatory requirement of law) outside the State of Delaware at such place or places as may be determined from time to time by or pursuant to authority granted by the Board of Directors or by the By-Laws.

            SEVENTH: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. At each annual meeting, each director shall be elected for a one-year term. A director shall hold office until the annual meeting held the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto.

            EIGHTH: A. In addition to any affirmative vote required by law or this Certificate of Incorporation or the By-Laws of the Corporation, and except as otherwise expressly provided in Section B of this Article EIGHTH, a Business Combination (as hereinafter defined) shall require the affirmative vote of not less than sixty-six and two-thirds percent (66 2/3%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class, excluding from such number of outstanding shares and from such required vote, Voting Stock beneficially owned by any Interested Stockholder (as hereinafter defined). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

            B. The provisions of Section A of this Article EIGHTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Certificate of Incorporation or the By-Laws of the Corporation or otherwise, if all of the conditions specified in either of the following Paragraphs 1 or 2 are met; provided, however, that in the case of a Business Combination that does not involve the payment of consideration to the holders of the Corporation's outstanding Capital Stock (as hereinafter defined), then the provisions of Section A of this Article EIGHTH must be satisfied unless the conditions specified in the following Paragraph 1 are met:

            1. The Business Combination shall have been approved (and such approval not subsequently rescinded) by a majority of the Continuing Directors (as hereinafter defined), either specifically or as a transaction which is within an approved category of transactions with an Interested Stockholder. Such approval may be given prior to or subsequent to the acquisition of, or announcement or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused the Interested Stockholder to become an Interested Stockholder; provided, however, that approval shall be effective for the purposes of this Paragraph 1 only if obtained at a meeting at which a Continuing Director Quorum (as hereinafter defined) was present; and provided further, that such approval may be rescinded by a majority of the Continuing Directors at any meeting at which a Continuing Director Quorum is present and which is held prior to consummation of the proposed Business Combination.

            2. All of the following conditions, if applicable, shall have been met:

                  The aggregate amount of cash and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination (the "Consummation Date"), of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock in such Business Combination shall be at least equal to the amount determined, as applicable, under Paragraph 2(a) or 2(b) below:

                  (a) if the Fair Market Value per share of such class or series of Capital Stock on the date of the first public announcement of the proposed Business Combination (the "Announcement Date") is less than the Fair Market Value per share of such class or series of Capital Stock on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), an amount (the "Premium Capital Stock Price") equal to the sum of (i) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date plus (ii) the product of the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date multiplied by the highest percentage premium over the closing sale price per share of such class or series of Capital Stock paid on any day by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Stockholder; provided, however, that if the Premium Capital Stock Price as determined above is greater than the highest per share price paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock within the two-year period immediately prior to the Announcement Date, the amount required under this Paragraph 2(a) shall be the higher of (A) such highest price paid by or on behalf of the Interested Stockholder, and (B) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date (the Fair Market Value and other prices per share of such class or series of Capital Stock referred to in this Paragraph 2(a) shall be in each case appropriately adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock); or

                  (b) if the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date is greater than or equal to the Fair Market Value per share of such class or series of Capital Stock on the Determination Date, in each case as appropriately adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock, a price per share equal to the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date.

            The provisions of this Paragraph 2 shall be required to be met with respect to every class or series of outstanding Capital Stock which is the subject of the Business Combination whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

                  (c) After the Determination Date and prior to the Consummation
            Date of such Business Combination: (i) except as approved by a majority of the Continuing Directors at a meeting at which a Continuing Director Quorum is present, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (ii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors at a meeting at which a Continuing Director

            Quorum is present; and (iii) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Stockholders becoming an Interested Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage beneficial ownership of any class or series of Capital Stock.

                  (d) After the Determination Date, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                  (e) A proxy or information statement describing the proposed
            Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Act") (or any subsequent provisions replacing such Act, rules or regulations), shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder and its Affiliates or Associates (as hereinafter defined), such investment banking firm to be paid a reasonable fee for its services by the Corporation.

                  (f) Such Interested Stockholder shall not have made any major change in the Corporation's business or equity capital structure without the approval of at least a majority of the Continuing Directors.

            C. The following definitions shall apply with respect to this Article EIGHTH:

            1. The term "Business Combination" shall mean:

                  (a) any merger or consolidation of the Corporation or any
            Major Subsidiary (as hereinafter defined) with, or any sale, lease, exchange, transfer or other disposition of substantially all the assets or outstanding shares of capital stock of the Corporation or any Major Subsidiary with or for the benefit of, (i) any Interested

            Stockholder or (ii) any other company (whether or not itself an Interested Stockholder) which is or after such merger, consolidation or sale, lease, exchange, transfer or other disposition would be an Affiliate or Associate of an Interested Stockholder; or

                  (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets, securities or commitments of the Corporation, any Major Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder having an aggregate Fair Market Value and/or involving aggregate commitments of Twenty-Five Million dollars ($25,000,000) or more; or

                  (c) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries (as hereinafter defined) or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

                  (d) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses
            (a) to (d);

provided, however, that no such aforementioned transaction shall be deemed to be a Business Combination subject to this Article EIGHTH if the Announcement Date of such transaction occurs more than eighteen months after the Determination Date with respect to such Interested Stockholder.

            2. The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article FOURTH of this Certificate of Incorporation, including, without limitation, the Common Stock, and the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

            3. The term "person" shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

            4. The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is, or has announced or publicly disclosed a plan or intention to become, the beneficial owner of Voting Stock representing twenty-five percent (25%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing twenty-five percent (25%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

            5. A person shall be a "beneficial owner" of any Capital Stock (a) which such person or any of its Affiliates or Associates beneficially owns directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or
(c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Stockholder pursuant to Paragraph 4 of this Section C, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Paragraph 5 of Section C, but shall not include any other shares of Capital Stock that may be reserved for issuance or issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

            6. The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act as in effect on the date that this Article EIGHTH is approved and adopted by the Sole Incorporator (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation); provided, however, that the terms "Affiliate" and "Associate" shall not include any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any trustee of or fiduciary with respect to any such plan when acting in such capacity.

            7. The term "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 4 of this Section C, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

            8. The term "Major Subsidiary" means a Subsidiary having assets of twenty-five million dollars ($25,000,000) or more as reflected in the most recent fiscal year-end audited, or if unavailable, unaudited, consolidated balance sheet, prepared in accordance with applicable state insurance law with respect to Subsidiaries engaged in an insurance business, and in accordance with generally accepted accounting principles with respect to Subsidiaries engaged in a business other than an insurance business.

            9. The term "Continuing Director" means any member of the Board of Directors of the Corporation, while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and who was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and who is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors; provided, however, that the term "Continuing Director" shall not include any officer of the Corporation or of any Affiliate or Associate of the Corporation.

            10. The term "Fair Market Value" means (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

            11. The term "Continuing Director Quorum" means at least two (2) Continuing Directors capable of exercising the power conferred upon them under the provisions of the Certificate of Incorporation and By-Laws of the Corporation.

            12. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Paragraph 2 of Section B of this Article EIGHTH shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

            D. A majority of the Continuing Directors at a meeting at which a Continuing Director Quorum is present shall have the power and duty to determine the purposes of this Article EIGHTH, on the basis of information known to them after reasonable inquiry, and to determine all questions arising under this Article EIGHTH, including, without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of twenty-five million dollars ($25,000,000) or more as provided in Paragraph 1(b) of Section C of this Article EIGHTH and (e) whether a Subsidiary is a Major Subsidiary. Any such determination made in good faith shall be binding and conclusive on all parties. In the event a Continuing Director Quorum cannot be attained at such meeting, all such determinations shall be made by the Delaware Court of Chancery.

            E. Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

            F. The fact that any Business Combination complies with the provisions of Section B of this Article EIGHTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

            G. Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by any Interested Stockholder, shall be required to amend, alter, change or repeal, or adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of, this Article EIGHTH; provided, however, that this Section G shall not apply to, and such sixty-six and two-thirds percent (66 2/3%) vote shall not be required for, any amendment, repeal or adoption recommended by the affirmative vote of at least seventy-five percent (75%) of the entire Board of Directors if all of such directors voting for such recommendation are persons who would be eligible to serve as Continuing Directors within the meaning of Section C, Paragraph 9 of this Article EIGHTH.

      NINTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's By-Laws. The affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation's By-Laws. Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the shares entitled to vote at an election of directors shall be required to adopt, amend, alter or repeal, or adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of, this Article NINTH.

      TENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      ELEVENTH: Except as provided in Articles FOURTH, SEVENTH, EIGHTH and NINTH of this Certificate of Incorporation, the Corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware, and all rights of stockholders shall be subject to this reservation.

            THE UNDERSIGNED, being the Corporate Secretary of the Corporation, does hereby certify that the Corporation has restated its Certificate of Incorporation as set forth above, does hereby certify that such restatement has been duly adopted by the Board of Directors of the Corporation in accordance with the applicable provisions of Section 245 of the General Corporation Law of the State of Delaware, and does hereby make and file this Restated Certificate of Incorporation.

Dated: December 11, 1998

                                               /s/ Charles O. Prince, III
                                               ---------------------------------
                                                   Charles O. Prince, III
                                                   Corporate Secretary

                                    Exhibit I

                   6.365% Cumulative Preferred Stock, Series F

                  1. Designation and Number of Shares. The designation of such series shall be 6.365% Cumulative Preferred Stock, Series F (the "Series F Preferred Stock"), and the number of shares constituting such series shall be 1,600,000. The number of authorized shares of Series F Preferred Stock may be reduced (but not below the number of shares thereof then outstanding) by further resolution duly adopted by the Board of Directors or the Executive Committee and by the filing of a certificate pursuant to the provisions of the DGCL stating that such reduction has been so authorized, but the number of authorized shares of Series F Preferred Stock shall not be increased.

                  2. Dividends. Dividends on each share of Series F Preferred Stock shall be cumulative from the date of original issue of such share and shall be payable, when and as declared by the Board of Directors out of funds legally available therefor, in cash on March 1, June 1, September 1 and December 1 of each year, commencing September 1, 1997.

                  Each quarterly period beginning on February 15, May 15, August 15 and November 15 in each year and ending on and including the day next preceding the first day of the next such quarterly period shall be a "Dividend Period." If a share of Series F Preferred Stock is outstanding during an entire Dividend Period, the dividend payable on such share on the first day of the calendar month immediately following the last day of such Dividend Period shall be $3.978125 (or one-fourth of 6.365% of the Liquidation Preference (as defined in Section 7) for such share). If a share of Series F Preferred Stock is outstanding for less than an entire Dividend Period, the dividend payable on such share on the first day of the calendar month immediately following the last day of such Dividend Period on which such share shall be outstanding shall be the product of $3.978125 multiplied by the ratio (which shall not exceed one) that the number of days that such share was outstanding during such Dividend Period bears to the number of days in such Dividend Period.

                  If, prior to 18 months after the date of the original issuance of the Series F Preferred Stock, one or more amendments to the Internal Revenue Code of 1986, as amended (the "Code") are enacted that reduce the percentage of the dividends-received deduction (currently 70%) as specified in section 243(a)(1) of the Code or any successor provision (the "Dividends-Received Percentage"), the amount of each dividend payable (if declared) per share of Series F Preferred Stock for dividend payments made on or after the effective date of such change in the Code will be adjusted by multiplying the amount of the dividend payable described above (before adjustment) by the following fraction (the "DRD Formula"), and rounding the result to the nearest cent (with one-half cent rounded up):

                              1-.35(1-.70)
                              ------------
                              1-.35(1-DRP)

      For the purposes of the DRD Formula, "DRP" means the Dividends-Received Percentage (expressed as a decimal) applicable to the dividend in question; provided, however, that if the Dividends-Received Percentage applicable to the dividend in question shall be less than 50%, then the DRP shall equal .50. Notwithstanding the foregoing provisions, if, with respect to any such amendment, the Company receives either an unqualified opinion of nationally recognized independent tax counsel selected by the Company or a private letter ruling or similar form of authorization from the Internal Revenue Service ("IRS") to the effect that such amendment does not apply to a dividend payable on the Series F Preferred Stock, then such amendment will not result in the adjustment provided for pursuant to the DRD Formula with respect to such dividend. Such opinion shall be based upon the legislation amending or establishing the DRP or upon a published pronouncement of the IRS addressing such legislation.

                  If any such amendment to the Code is enacted after the dividend payable on a dividend payment date has been declared, the amount of the dividend payable on such dividend payment date will not be increased; instead, additional dividends (the "Post Declaration Date Dividends") equal to the excess, if any, of (x) the product of the dividend paid by the Company on such dividend payment date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the greater of the Dividends-Received Percentage applicable to the dividend in question and .50) over (y) the dividend paid by the Company on such dividend payable date, will be payable (if declared) to holders of Series F Preferred Stock on the record date applicable to the next succeeding dividend payment date or, if the Series F Preferred Stock is called for redemption prior to such record date, to holders of Series F Preferred Stock on the applicable redemption date, as the case may be, in addition to any other amounts payable on such date.

                  If any such amendment to the Code is enacted and the reduction in the Dividends-Received Percentage retroactively applies to a dividend payment date as to which the Company previously paid dividends on the Series F Preferred Stock (each, an "Affected Dividend Payment Date"), the Company will pay (if declared) additional dividends (the "Retroactive Dividends") to holders of Series F Preferred Stock on the record date applicable to the next succeeding dividend payment date (or, if such amendment is enacted after the dividend payable on such dividend payment date has been declared, to holders of Series F Preferred Stock on the record date following the date of enactment) or, if the Series F Preferred Stock is called for redemption prior to such record date, to holders of Series F Preferred Stock on the applicable redemption date, as the case may be, in an amount equal to the excess of (x) the product of the dividend paid by the Company on each Affected Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the greater of the Dividends-Received Percentage and .50 applied to each Affected Dividend Payment Date) over (y) the sum of the dividend paid by the Company on each Affected Dividend Payment Date; provided, however that if the Company has received the opinion, letter ruling or authorization referred to above, with respect to a dividend payable on the Affected Payment Date, then no such Retroactive Dividends will be payable.

                  Each dividend on the shares of Series F Preferred Stock shall be paid to the holders of record of shares of Series F Preferred Stock as they appear on the stock register of the Company on such record date, not more than 60 days nor less than 10 days preceding the payment date of such dividend, as shall be fixed in advance by the Board of Directors. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed in advance by the Board of Directors.

                  If there shall be outstanding shares of any other class or series of preferred stock of the Company ranking on a parity as to dividends with the Series F Preferred Stock, the Company, in making any dividend payment on account of arrears on the Series F Preferred Stock or such other class or series of preferred stock, shall make payments ratably upon all outstanding shares of Series F Preferred Stock and such other class or series of preferred stock in proportion to the respective amounts of dividends in arrears upon all such outstanding shares of Series F Preferred Stock and such other class or series of preferred stock to the date of such dividend payment.

                  Holders of shares of Series F Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on such shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment that is in arrears.

                  3. Redemption. The Series F Preferred Stock is not subject to any mandatory redemption pursuant to a sinking fund or otherwise. The Company, at its option, may redeem shares of Series F Preferred Stock, as a whole or in part, at any time or from time to time on or after June 16, 2007, at a price of $250 per share, plus accrued and accumulated but unpaid dividends thereon to but excluding the date fixed for redemption (the "Redemption Price").

                  If the Company shall redeem shares of Series F Preferred Stock pursuant to this Section 3, notice of such redemption shall be given by first class mail, postage prepaid, not less than 30 or more than 90 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as shown on the stock register of the Company. Each such notice shall state: (a) the redemption date; (b) the number of shares of Series F Preferred Stock to be redeemed and, if less than all such shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (c) the Redemption Price; (d) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Company in providing money for the payment of the Redemption Price) dividends on the shares of Series F Preferred Stock so called for redemption shall cease to accrue, and such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the Redemption Price) shall cease. Upon surrender in accordance with such notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), the Company shall redeem such shares at the Redemption Price. If less than all the outstanding shares of Series F Preferred Stock are to be redeemed, the Company shall select those shares to be redeemed from outstanding shares of Series F Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Board of Directors to be equitable.

                  The Company shall not redeem less than all the outstanding shares of Series F Preferred Stock pursuant to this Section 3, or purchase or acquire any shares of Series F Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series F Preferred Stock, unless full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Series F Preferred Stock for all past Dividend Periods, and unless all matured obligations of the Company with respect to all sinking funds, retirement funds or purchase funds for all series of Preferred Stock then outstanding have been met.

                  4. Shares to be Retired. All shares of Series F Preferred Stock redeemed by the Company shall be retired and canceled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be reissued.

                  5. Conversion or Exchange. The holders of shares of Series F Preferred Stock shall not have any rights to convert any such shares into or exchange any such shares for shares of any other class or series of capital stock of the Company.

                  6. Voting. Except as otherwise provided in this Section 6 or as otherwise required by law, the Series F Preferred Stock shall have no voting rights.

                  If six quarterly dividends (whether or not consecutive) payable on shares of Series F Preferred Stock are in arrears at the time of the record date to determine stockholders for any annual meeting of stockholders of the Company, the number of directors of the Company shall be increased by two, and the holders of shares of Series F Preferred Stock (voting separately as a class with the holders of shares of any one or more other series of Preferred Stock upon which like voting rights have been conferred and are exercisable) shall be entitled at such annual meeting of stockholders to elect two directors of the Company, with the remaining directors of the Company to be elected by the holders of shares of any other class or classes or series of stock entitled to vote therefor. In any such election, holders of shares of Series F Preferred Stock shall have one vote for each share held.

                  At all meetings of stockholders at which holders of Preferred Stock shall be entitled to vote for Directors as a single class, the holders of a majority of the outstanding shares of all classes and series of capital stock of the Company having the right to vote as a single class shall be necessary to constitute a quorum, whether present in person or by proxy, for the election by such single class of its designated Directors. In any election of Directors by stockholders voting as a class, such Directors shall be elected by the vote of at least a plurality of shares held by such stockholders present or represented at the meeting. At any such meeting, the election of Directors by stockholders voting as a class shall be valid notwithstanding that a quorum of other stockholders voting as one or more classes may not be present or represented at such meeting.

                  Any director who has been elected by the holders of shares of Series F Preferred Stock (voting separately as a class with the holders of shares of any one or more other series of Preferred Stock upon which like voting rights have been conferred and are exercisable) may be removed at any time, with or without cause, only by the affirmative vote of the holders of the shares at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If a vacancy occurs among the Directors elected by such stockholders voting as a class, other than by removal from office as set forth in the preceding sentence, such vacancy may be filled by the remaining Director so elected, or his successor then in office, and the Director so elected to fill such vacancy shall serve until the next meeting of stockholders for the election of Directors.

                  The voting rights of the holders of the Series F Preferred Stock to elect Directors as set forth above shall continue until all dividend arrearages on the Series F Preferred Stock have been paid or declared and set apart for payment. Upon the termination of such voting rights, the terms of office of all persons who may have been elected pursuant to such voting rights shall immediately terminate, and the number of directors of the Company shall be decreased by two.

                  Without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Preferred Stock then outstanding, voting separately as a class without regard to series, with the holders of shares of Series F Preferred Stock being entitled to cast one vote per share, the Company may not:

                  (i) create any class of stock that shall have preference as to dividends or distributions of assets over the Series F Preferred Stock; or

                  (ii) alter or change the provisions of the Certificate of Incorporation (including any Certificate of Amendment or Certificate of Designation relating to the Series F Preferred Stock) so as to adversely affect the powers, preferences or rights of the holders of shares of Series F Preferred Stock;

      provided, however, that if such creation or such alteration or change would adversely affect the powers, preferences or rights of one or more, but not all, series of Preferred Stock at the time outstanding, such alteration or change shall require consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of all of the shares of all such series so affected, voting as a class.

                  7. Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, voluntary or involuntary, the holders of Series F Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to stockholders, before any distribution of assets shall be made to the holders of the Common Stock or of any other shares of stock of the Company ranking as to such distribution junior to the Series F Preferred Stock, a liquidating distribution in an amount equal to $250 per share (the "Liquidation Preference") plus an amount equal to any accrued and accumulated but unpaid dividends thereon to the date of final distribution. The holders of the Series F Preferred Stock shall not be entitled to receive the Liquidation Preference and such accrued dividends, however, until the liquidation preference of any other class of stock of the Company ranking senior to the Series F Preferred Stock as to rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full.

                  If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets available for distribution are insufficient to pay in full the amounts payable with respect to the Series F Preferred Stock and any other shares of stock of the Company ranking as to any such distribution on a parity with the

      Series F Preferred Stock, the holders of the Series F Preferred Stock and of such other shares shall share ratably in any distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled.

                  After payment to the holders of the Series F Preferred Stock of the full preferential amounts provided for in this Section 7, the holders of the Series F Preferred Stock shall be entitled to no further participation in any distribution of assets by the Company.

                  Consolidation or merger of the Company with or into one or more other corporations, or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all of the assets of the Company, shall not be deemed or construed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 7 if the preferences or special voting rights of the holders of shares of Series F Preferred Stock are not impaired thereby.

                  8. Limitation on Dividends on Junior Stock. So long as any Series F Preferred Stock shall be outstanding the Company shall not declare any dividends on the Common Stock or any other stock of the Company ranking as to dividends or distributions of assets junior to the Series F Preferred Stock (the Common Stock and any such other stock being herein referred to as "Junior Stock"), or make any payment on account of, or set apart money for, a sinking fund or other similar fund or agreement for the purchase, redemption or other retirement of any shares of Junior Stock, or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Company, other than a distribution of Junior Stock (such dividends, payments, setting apart and distributions being herein called "Junior Stock Payments"), unless the following conditions shall be satisfied at the date of such declaration in the case of any such dividend, or the date of such setting apart in the case of any such fund, or the date of such payment or distribution in the case of any other Junior Stock Payment:

                  (i) full cumulative dividends shall have been paid or declared and set apart for payment on all outstanding shares of Preferred Stock other than Junior Stock; and

                  (ii) the Company shall not be in default or in arrears with respect to any sinking fund or other similar fund or agreement for the purchase, redemption or other retirement of any shares of Preferred Stock other than Junior Stock;

      provided, however, that any funds theretofore deposited in any sinking fund or other similar fund with respect to any Preferred Stock in compliance with the provisions of such sinking fund or other similar fund may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund or other similar fund regardless of whether at the time of such application full cumulative dividends upon shares of Series F Preferred Stock outstanding to the last dividend payment date shall have been paid or declared and set apart for payment by the Company.

                                   Exhibit II

                   6.213% Cumulative Preferred Stock, Series G

                  1. Designation and Number of Shares. The designation of such series shall be 6.213% Cumulative Preferred Stock, Series G (the "Series G Preferred Stock"), and the number of shares constituting such series shall be 800,000. The number of authorized shares of Series G Preferred Stock may be reduced (but not below the number of shares thereof then outstanding) by further resolution duly adopted by the Board of Directors or the Executive Committee and by the filing of a certificate pursuant to the provisions of the DGCL stating that such reduction has been so authorized, but the number of authorized shares of Series G Preferred Stock shall not be increased.

                  2. Dividends. Dividends on each share of Series G Preferred Stock shall be cumulative from the date of original issue of such share and shall be payable, when and as declared by the Board of Directors out of funds legally available therefor, in cash on March 1, June 1, September 1 and December 1 of each year, commencing September 1, 1997.

                  Each quarterly period beginning on February 15, May 15, August 15 and November 15 in each year and ending on and including the day next preceding the first day of the next such quarterly period shall be a "Dividend Period." If a share of Series G Preferred Stock is outstanding during an entire Dividend Period, the dividend payable on such share on the first day of the calendar month immediately following the last day of such Dividend Period shall be $3.883125 (or one-fourth of 6.213% of the Liquidation Preference (as defined in Section 7) for such share). If a share of Series G Preferred Stock is outstanding for less than an entire Dividend Period, the dividend payable on such share on the first day of the calendar month immediately following the last day of such Dividend Period on which such share shall be outstanding shall be the product of $3.883125 multiplied by the ratio (which shall not exceed one) that the number of days that such share was outstanding during such Dividend Period bears to the number of days in such Dividend Period.

                  If, prior to 18 months after the date of the original issuance of the Series G Preferred Stock, one or more amendments to the Internal Revenue Code of 1986, as amended (the "Code") are enacted that reduce the percentage of the dividends-received deduction (currently 70%) as specified in section 243(a)(1) of the Code or any successor provision (the "Dividends-Received Percentage"), the amount of each dividend payable (if declared) per share of Series G Preferred Stock for dividend payments made on or after the effective date of such change in the Code will be adjusted by multiplying the amount of the dividend payable described above (before adjustment) by the following fraction (the "DRD

      Formula"), and rounding the result to the nearest cent (with one-half cent rounded up):

                              1-.35(1-.70)
                              ------------
                              1-.35(1-DRP)

      For the purposes of the DRD Formula, "DRP" means the Dividends-Received Percentage (expressed as a decimal) applicable to the dividend in question; provided, however, that if the Dividends-Received Percentage applicable to the dividend in question shall be less than 50%, then the DRP shall equal .50. Notwithstanding the foregoing provisions, if, with respect to any such amendment, the Company receives either an unqualified opinion of nationally recognized independent tax counsel selected by the Company or a private letter ruling or similar form of authorization from the Internal Revenue Service ("IRS") to the effect that such amendment does not apply to a dividend payable on the Series G Preferred Stock, then such amendment will not result in the adjustment provided for pursuant to the DRD Formula with respect to such dividend. Such opinion shall be based upon the legislation amending or establishing the DRP or upon a published pronouncement of the IRS addressing such legislation.

                  If any such amendment to the Code is enacted after the dividend payable on a dividend payment date has been declared, the amount of the dividend payable on such dividend payment date will not be increased; instead, additional dividends (the "Post Declaration Date Dividends") equal to the excess, if any, of (x) the product of the dividend paid by the Company on such dividend payment date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the greater of the Dividends-Received Percentage applicable to the dividend in question and .50) over (y) the dividend paid by the Company on such dividend payable date, will be payable (if declared) to holders of Series G Preferred Stock on the record date applicable to the next succeeding dividend payment date or, if the Series G Preferred Stock is called for redemption prior to such record date, to holders of Series G Preferred Stock on the applicable redemption date, as the case may be, in addition to any other amounts payable on such date.

                  If any such amendment to the Code is enacted and the reduction in the Dividends-Received Percentage retroactively applies to a dividend payment date as to which the Company previously paid dividends on the Series G Preferred Stock (each, an "Affected Dividend Payment Date"), the Company will pay (if declared) additional dividends (the "Retroactive Dividends") to holders of Series G Preferred Stock on the record date applicable to the next succeeding dividend payment date (or, if such amendment is enacted after the dividend payable on such dividend payment date has been declared, to holders of Series G Preferred Stock on the record date following the date of enactment) or, if the Series G Preferred Stock is called for redemption prior to such record date, to holders of Series G Preferred Stock on the applicable redemption date, as the case may be, in an amount equal to the excess of (x) the product of the dividend paid by the Company on each Affected Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the greater of the Dividends-Received Percentage and .50 applied to each Affected Dividend Payment Date) over (y) the sum of the dividend paid by the Company on each Affected Dividend Payment Date; provided, however that if the Company has received the opinion, letter ruling or authorization referred to above, with respect to a dividend payable on the Affected Payment Date, then no such Retroactive Dividends will be payable.

                  Each dividend on the shares of Series G Preferred Stock shall be paid to the holders of record of shares of Series G Preferred Stock as they appear on the stock register of the Company on such record date, not more than 60 days nor less than 10 days preceding the payment date of such dividend, as shall be fixed in advance by the Board of Directors. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed in advance by the Board of Directors.

                  If there shall be outstanding shares of any other class or series of preferred stock of the Company ranking on a parity as to dividends with the Series G Preferred Stock, the Company, in making any dividend payment on account of arrears on the Series G Preferred Stock or such other class or series of preferred stock, shall make payments ratably upon all outstanding shares of Series G Preferred Stock and such other class or series of preferred stock in proportion to the respective amounts of dividends in arrears upon all such outstanding shares of Series G Preferred Stock and such other class or series of preferred stock to the date of such dividend payment.

                  Holders of shares of Series G Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on such shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment that is in arrears.

                  3. Redemption. The Series G Preferred Stock is not subject to any mandatory redemption pursuant to a sinking fund or otherwise. The Company, at its option, may redeem shares of Series G Preferred Stock, as a whole or in part, at any time or from time to time on or after July 11, 2007, at a price of $250 per share, plus accrued and accumulated but unpaid dividends thereon to but excluding the date fixed for redemption (the "Redemption Price").

                  If the Company shall redeem shares of Series G Preferred Stock pursuant to this Section 3, notice of such redemption shall be given by first class mail, postage prepaid, not less than 30 or more than 90 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as shown on the stock register of the Company. Each such notice shall state: (a) the redemption date; (b) the number of shares of Series G Preferred Stock to be redeemed and, if less than all such shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (c) the Redemption Price; (d) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Company in providing money for the payment of the Redemption Price) dividends on the shares of Series G Preferred Stock so called for redemption shall cease to accrue, and such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the Redemption Price) shall cease. Upon surrender in accordance with such notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), the Company shall redeem such shares at the Redemption Price. If less than all the outstanding shares of Series G Preferred Stock are to be redeemed, the Company shall select those shares to be redeemed from outstanding shares of Series G Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Board of Directors to be equitable.

                  The Company shall not redeem less than all the outstanding shares of Series G Preferred Stock pursuant to this Section 3, or purchase or acquire any shares of Series G Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series G Preferred Stock, unless full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Series G Preferred Stock for all past Dividend Periods, and unless all matured obligations of the Company with respect to all sinking funds, retirement funds or purchase funds for all series of Preferred Stock then outstanding have been met.

                  4. Shares to be Retired. All shares of Series G Preferred Stock redeemed by the Company shall be retired and canceled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be reissued.

                  5. Conversion or Exchange. The holders of shares of Series G Preferred Stock shall not have any rights to convert any such shares into or exchange any such shares for shares of any other class or series of capital stock of the Company.

                  6. Voting. Except as otherwise provided in this Section 6 or as otherwise required by law, the Series G Preferred Stock shall have no voting rights.

                  If six quarterly dividends (whether or not consecutive) payable on shares of Series G Preferred Stock are in arrears at the time of the record date to determine stockholders for any annual meeting of stockholders of the Company, the number of directors of the Company shall be increased by two, and the holders of shares of Series G Preferred Stock (voting separately as a class with the holders of shares of any one or more other series of Preferred Stock upon which like voting rights have been conferred and are exercisable) shall be entitled at such annual meeting of stockholders to elect two directors of the Company, with the remaining directors of the Company to be elected by the holders of shares of any other class or classes or series of stock entitled to vote therefor. In any such election, holders of shares of Series G Preferred Stock shall have one vote for each share held.

                  At all meetings of stockholders at which holders of Preferred Stock shall be entitled to vote for Directors as a single class, the holders of a majority of the outstanding shares of all classes and series of capital stock of the Company having the right to vote as a single class shall be necessary to constitute a quorum, whether present in person or by proxy, for the election by such single class of its designated Directors. In any election of Directors by stockholders voting as a class, such Directors shall be elected by the vote of at least a plurality of shares held by such stockholders present or represented at the meeting. At any such meeting, the election of Directors by stockholders voting as a class shall be valid notwithstanding that a quorum of other stockholders voting as one or more classes may not be present or represented at such meeting.

                  Any director who has been elected by the holders of shares of Series G Preferred Stock (voting separately as a class with the holders of shares of any one or more other series of Preferred Stock upon which like voting rights have been conferred and are exercisable) may be removed at any time, with or without cause, only by the affirmative vote of the holders of the shares at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If a vacancy occurs among the Directors elected by such stockholders voting as a class, other than by removal from office as set forth in the preceding sentence, such vacancy may be filled by the remaining Director so elected, or his successor then in office, and the Director so elected to fill such vacancy shall serve until the next meeting of stockholders for the election of Directors.

                  The voting rights of the holders of the Series G Preferred Stock to elect Directors as set forth above shall continue until all dividend arrearages on the

      Series G Preferred Stock have been paid or declared and set apart for payment. Upon the termination of such voting rights, the terms of office of all persons who may have been elected pursuant to such voting rights shall immediately terminate, and the number of directors of the Company shall be decreased by two.

                  Without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Preferred Stock then outstanding, voting separately as a class without regard to series, with the holders of shares of Series G Preferred Stock being entitled to cast one vote per share, the Company may not:

                  (i) create any class of stock that shall have preference as to dividends or distributions of assets over the Series G Preferred Stock; or

                  (ii) alter or change the provisions of the Certificate of Incorporation (including any Certificate of Amendment or Certificate of Designation relating to the Series G Preferred Stock) so as to adversely affect the powers, preferences or rights of the holders of shares of Series G Preferred Stock;

      provided, however, that if such creation or such alteration or change would adversely affect the powers, preferences or rights of one or more, but not all, series of Preferred Stock at the time outstanding, such alteration or change shall require consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of all of the shares of all such series so affected, voting as a class.

                  7. Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, voluntary or involuntary, the holders of Series G Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to stockholders, before any distribution of assets shall be made to the holders of the Common Stock or of any other shares of stock of the Company ranking as to such distribution junior to the Series G Preferred Stock, a liquidating distribution in an amount equal to $250 per share (the "Liquidation Preference") plus an amount equal to any accrued and accumulated but unpaid dividends thereon to the date of final distribution. The holders of the Series G Preferred Stock shall not be entitled to receive the Liquidation Preference and such accrued dividends, however, until the liquidation preference of any other class of stock of the Company ranking senior to the Series G Preferred Stock as to rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full.

                  If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets available for distribution are insufficient to pay in full the amounts payable with respect to the Series G Preferred Stock and any other shares of stock of the Company ranking as to any such distribution on a parity with the Series G Preferred Stock, the holders of the Series G Preferred Stock and of such other shares shall share ratably in any distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled.

                  After payment to the holders of the Series G Preferred Stock of the full preferential amounts provided for in this Section 7, the holders of the Series G Preferred Stock shall be entitled to no further participation in any distribution of assets by the Company.

                  Consolidation or merger of the Company with or into one or more other corporations, or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all of the assets of the Company, shall not be deemed or construed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 7 if the preferences or special voting rights of the holders of shares of Series G Preferred Stock are not impaired thereby.

                  8. Limitation on Dividends on Junior Stock. So long as any Series G Preferred Stock shall be outstanding the Company shall not declare any dividends on the Common Stock or any other stock of the Company ranking as to dividends or distributions of assets junior to the Series G Preferred Stock (the Common Stock and any such other stock being herein referred to as "Junior Stock"), or make any payment on account of, or set apart money for, a sinking fund or other similar fund or agreement for the purchase, redemption or other retirement of any shares of Junior Stock, or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Company, other than a distribution of Junior Stock (such dividends, payments, setting apart and distributions being herein called "Junior Stock Payments"), unless the following conditions shall be satisfied at the date of such declaration in the case of any such dividend, or the date of such setting apart in the case of any such fund, or the date of such payment or distribution in the case of any other Junior Stock Payment:

                  (i) full cumulative dividends shall have been paid or declared and set apart for payment on all outstanding shares of Preferred Stock other than Junior Stock; and

                  (ii) the Company shall not be in default or in arrears with respect to any sinking fund or other similar fund or agreement for the purchase, redemption or other retirement of any shares of Preferred Stock other than Junior Stock;

      provided, however, that any funds theretofore deposited in any sinking fund or other similar fund with respect to any Preferred Stock in compliance with the provisions of such sinking fund or other similar fund may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund or other similar fund regardless of whether at the time of such application full cumulative dividends upon shares of Series G Preferred Stock outstanding to the last dividend payment date shall have been paid or declared and set apart for payment by the Company.

                                   Exhibit III

                   6.231% Cumulative Preferred Stock, Series H

                  1. Designation and Number of Shares. The designation of such series shall be 6.231% Cumulative Preferred Stock, Series H (the "Series H Preferred Stock"), and the number of shares constituting such series shall be 800,000. The number of authorized shares of Series H Preferred Stock may be reduced (but not below the number of shares thereof then outstanding) by further resolution duly adopted by the Board of Directors or the Executive Committee and by the filing of a certificate pursuant to the provisions of the DGCL stating that such reduction has been so authorized, but the number of authorized shares of Series H Preferred Stock shall not be increased.

                  2. Dividends. Dividends on each share of Series H Preferred Stock shall be cumulative from the date of original issue of such share and shall be payable, when and as declared by the Board of Directors out of funds legally available therefor, in cash on February 1, May 1, August 1 and November 1 of each year, commencing November 1, 1997.

                  Each quarterly period beginning on February 1, May 1, August 1 and November 1 in each year and ending on and including the day next preceding the first day of the next such quarterly period shall be a "Dividend Period." If a share of Series H Preferred Stock is outstanding during an entire Dividend Period, the dividend payable on such share on the first day of the calendar month immediately following the last day of such Dividend Period shall be $3.894375 (or one-fourth of 6.231% of the Liquidation Preference (as defined in Section 7) for such share). If a share of Series H Preferred Stock is outstanding for less than an entire Dividend Period, the dividend payable on such share on the first day of the calendar month immediately following the last day of such Dividend Period on which such share shall be outstanding shall be the product of $3.894375 multiplied by the ratio (which shall not exceed one) that the number of days that such share was outstanding during such Dividend Period bears to the number of days in such Dividend Period.

                  If, prior to 18 months after the date of the original issuance of the Series H Preferred Stock, one or more amendments to the Internal Revenue Code of 1986, as amended (the "Code") are enacted that reduce the percentage of the dividends-received deduction (currently 70%) as specified in section 243(a)(1) of the Code or any successor provision (the "Dividends-Received Percentage"), the amount of each dividend payable (if declared) per share of Series H Preferred Stock for dividend payments made on or after the effective date of such change in the Code will be adjusted by multiplying the amount of the dividend payable described above (before adjustment) by the following fraction (the "DRD Formula"), and rounding the result to the nearest cent (with one-half cent rounded up):

                              1-.35(1-.70)
                              ------------
                              1-.35(1-DRP)

      For the purposes of the DRD Formula, "DRP" means the Dividends-Received Percentage (expressed as a decimal) applicable to the dividend in question; provided, however, that if the Dividends-Received Percentage applicable to the dividend in question shall be less than 50%, then the DRP shall equal .50. Notwithstanding the foregoing provisions, if, with respect to any such amendment, the Company receives either an unqualified opinion of nationally recognized independent tax counsel selected by the Company or a private letter ruling or similar form of authorization from the Internal Revenue Service ("IRS") to the effect that such amendment does not apply to a dividend payable on the Series H Preferred Stock, then such amendment will not result in the adjustment provided for pursuant to the DRD Formula with respect to such dividend. Such opinion shall be based upon the legislation amending or establishing the DRP or upon a published pronouncement of the IRS addressing such legislation.

                  If any such amendment to the Code is enacted after the dividend payable on a dividend payment date has been declared, the amount of the dividend payable on such dividend payment date will not be increased; instead, additional dividends (the "Post Declaration Date Dividends") equal to the excess, if any, of (x) the product of the dividend paid by the Company on such dividend payment date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the greater of the Dividends-Received Percentage applicable to the dividend in question and .50) over (y) the dividend paid by the Company on such dividend payable date, will be payable (if declared) to holders of Series H Preferred Stock on the record date applicable to the next succeeding dividend payment date or, if the Series H Preferred Stock is called for redemption prior to such record date, to holders of Series H Preferred Stock on the applicable redemption date, as the case may be, in addition to any other amounts payable on such date.

                  If any such amendment to the Code is enacted and the reduction in the Dividends-Received Percentage retroactively applies to a dividend payment date as to which the Company previously paid dividends on the Series H Preferred Stock (each, an "Affected Dividend Payment Date"), the Company will pay (if declared) additional dividends (the "Retroactive Dividends") to holders of Series H Preferred Stock on the record date applicable to the next succeeding dividend payment date (or, if such amendment is enacted after the dividend payable on such dividend payment date has been declared, to holders of Series H Preferred Stock on the record date following the date of enactment) or, if the Series H Preferred Stock is called for redemption prior to such record date, to holders of Series H Preferred Stock on the applicable redemption date, as the case may be, in an amount equal to the excess of (x) the product of the dividend paid by the Company on each Affected Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the greater of the Dividends-Received Percentage and .50 applied to each Affected Dividend Payment Date) over (y) the sum of the dividend paid by the Company on each Affected Dividend Payment Date; provided, however that if the Company has received the opinion, letter ruling or authorization referred to above, with respect to a dividend payable on the Affected Payment Date, then no such Retroactive Dividends will be payable.

                  Each dividend on the shares of Series H Preferred Stock shall be paid to the holders of record of shares of Series H Preferred Stock as they appear on the stock register of the Company on such record date, not more than 60 days nor less than 10 days preceding the payment date of such dividend, as shall be fixed in advance by the Board of Directors. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed in advance by the Board of Directors.

                  If there shall be outstanding shares of any other class or series of preferred stock of the Company ranking on a parity as to dividends with the Series H Preferred Stock, the Company, in making any dividend payment on account of arrears on the Series H Preferred Stock or such other class or series of preferred stock, shall make payments ratably upon all outstanding shares of Series H Preferred Stock and such other class or series of preferred stock in proportion to the respective amounts of dividends in arrears upon all such outstanding shares of Series H Preferred Stock and such other class or series of preferred stock to the date of such dividend payment.

                  Holders of shares of Series H Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on such shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment that is in arrears.

                  3. Redemption. The Series H Preferred Stock is not subject to any mandatory redemption pursuant to a sinking fund or otherwise. The Company, at its option, may redeem shares of Series H Preferred Stock, as a whole or in part, at any time or from time to time on or after September 8, 2007, at a price of $250 per share, plus accrued and accumulated but unpaid dividends thereon to but excluding the date fixed for redemption (the "Redemption Price").

                  If the Company shall redeem shares of Series H Preferred Stock pursuant to this Section 3, notice of such redemption shall be given by first class mail, postage prepaid, not less than 30 or more than 90 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as shown on the stock register of the Company. Each such notice shall state: (a) the redemption date; (b) the number of shares of Series H Preferred Stock to be redeemed and, if less than all such shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (c) the Redemption Price; (d) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Company in providing money for the payment of the Redemption Price) dividends on the shares of Series H Preferred Stock so called for redemption shall cease to accrue, and such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the Redemption Price) shall cease. Upon surrender in accordance with such notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), the Company shall redeem such shares at the Redemption Price. If less than all the outstanding shares of Series H Preferred Stock are to be redeemed, the Company shall select those shares to be redeemed from outstanding shares of Series H Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Board of Directors to be equitable.

                  The Company shall not redeem less than all the outstanding shares of Series H Preferred Stock pursuant to this Section 3, or purchase or acquire any shares of Series H Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series H Preferred Stock, unless full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Series H Preferred Stock for all past Dividend Periods, and unless all matured obligations of the Company with respect to all sinking funds, retirement funds or purchase funds for all series of Preferred Stock then outstanding have been met.

                  4. Shares to be Retired. All shares of Series H Preferred Stock redeemed by the Company shall be retired and canceled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be reissued.

                  5. Conversion or Exchange. The holders of shares of Series H Preferred Stock shall not have any rights to convert any such shares into or exchange any such shares for shares of any other class or series of capital stock of the Company.

                  6. Voting. Except as otherwise provided in this Section 6 or as otherwise required by law, the Series H Preferred Stock shall have no voting rights.

                  If six quarterly dividends (whether or not consecutive) payable on shares of Series H Preferred Stock are in arrears at the time of the record date to determine stockholders for any annual meeting of stockholders of the Company, the number of directors of the Company shall be increased by two, and the holders of shares of Series H Preferred Stock (voting separately as a class with the holders of shares of any one or more other series of Preferred Stock upon which like voting rights have been conferred and are exercisable) shall be entitled at such annual meeting of stockholders to elect two directors of the Company, with the remaining directors of the Company to be elected by the holders of shares of any other class or classes or series of stock entitled to vote therefor. In any such election, holders of shares of Series H Preferred Stock shall have one vote for each share held.

                  At all meetings of stockholders at which holders of Preferred Stock shall be entitled to vote for Directors as a single class, the holders of a majority of the outstanding shares of all classes and series of capital stock of the Company having the right to vote as a single class shall be necessary to constitute a quorum, whether present in person or by proxy, for the election by such single class of its designated Directors. In any election of Directors by stockholders voting as a class, such Directors shall be elected by the vote of at least a plurality of shares held by such stockholders present or represented at the meeting. At any such meeting, the election of Directors by stockholders voting as a class shall be valid notwithstanding that a quorum of other stockholders voting as one or more classes may not be present or represented at such meeting.

                  Any director who has been elected by the holders of shares of Series H Preferred Stock (voting separately as a class with the holders of shares of any one or more other series of Preferred Stock upon which like voting rights have been conferred and are exercisable) may be removed at any time, with or without cause, only by the affirmative vote of the holders of the shares at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If a vacancy occurs among the Directors elected by such stockholders voting as a class, other than by removal from office as set forth in the preceding sentence, such vacancy may be filled by the remaining Director so elected, or his successor then in office, and the Director so elected to fill such vacancy shall serve until the next meeting of stockholders for the election of Directors.

                  The voting rights of the holders of the Series H Preferred Stock to elect Directors as set forth above shall continue until all dividend arrearages on the Series H Preferred Stock have been paid or declared and set apart for payment. Upon the termination of such voting rights, the terms of office of all persons who may have been elected pursuant to such voting rights shall immediately terminate, and the number of directors of the Company shall be decreased by two.

                  Without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Preferred Stock then outstanding, voting separately as a class without regard to series, with the holders of shares of Series H Preferred Stock being entitled to cast one vote per share, the Company may not:

                  (i) create any class of stock that shall have preference as to dividends or distributions of assets over the Series H Preferred Stock; or

                  (ii) alter or change the provisions of the Certificate of Incorporation (including any Certificate of Amendment or Certificate of Designation relating to the Series H Preferred Stock) so as to adversely affect the powers, preferences or rights of the holders of shares of Series H Preferred Stock;

      provided, however, that if such creation or such alteration or change would adversely affect the powers, preferences or rights of one or more, but not all, series of Preferred Stock at the time outstanding, such alteration or change shall require consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of all of the shares of all such series so affected, voting as a class.

                  7. Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, voluntary or involuntary, the holders of Series H Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to stockholders, before any distribution of assets shall be made to the holders of the Common Stock or of any other shares of stock of the Company ranking as to such distribution junior to the Series H Preferred Stock, a liquidating distribution in an amount equal to $250 per share (the "Liquidation Preference") plus an amount equal to any accrued and accumulated but unpaid dividends thereon to the date of final distribution. The holders of the Series H Preferred Stock shall not be entitled to receive the Liquidation Preference and such accrued dividends, however, until the liquidation preference of any other class of stock of the Company ranking senior to the Series H Preferred Stock as to rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full.

                  If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets available for distribution are insufficient to pay in full the amounts payable with respect to the Series H Preferred Stock and any other shares of stock of the Company ranking as to any such distribution on a parity with the Series H Preferred Stock, the holders of the Series H Preferred Stock and of such other shares shall share ratably in any distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled.

                  After payment to the holders of the Series H Preferred Stock of the full preferential amounts provided for in this Section 7, the holders of the Series H Preferred Stock shall be entitled to no further participation in any distribution of assets by the Company.

                  Consolidation or merger of the Company with or into one or more other corporations, or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all of the assets of the Company, shall not be deemed or construed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 7 if the preferences or special voting rights of the holders of shares of Series H Preferred Stock are not impaired thereby.

                  8. Limitation on Dividends on Junior Stock. So long as any Series H Preferred Stock shall be outstanding the Company shall not declare any dividends on the Common Stock or any other stock of the Company ranking as to dividends or distributions of assets junior to the Series H Preferred Stock (the Common Stock and any such other stock being herein referred to as "Junior Stock"), or make any payment on account of, or set apart money for, a sinking fund or other similar fund or agreement for the purchase, redemption or other retirement of any shares of Junior Stock, or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Company, other than a distribution of Junior Stock (such dividends, payments, setting apart and distributions being herein called "Junior Stock Payments"), unless the following conditions shall be satisfied at the date of such declaration in the case of any such dividend, or the date of such setting apart in the case of any such fund, or the date of such payment or distribution in the case of any other Junior Stock Payment:

                  (i) full cumulative dividends shall have been paid or declared and set apart for payment on all outstanding shares of Preferred Stock other than Junior Stock; and

                  (ii) the Company shall not be in default or in arrears with respect to any sinking fund or other similar fund or agreement for the purchase, redemption or other retirement of any shares of Preferred Stock other than Junior Stock;

      provided, however, that any funds theretofore deposited in any sinking fund or other similar fund with respect to any Preferred Stock in compliance with the provisions of such sinking fund or other similar fund may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund or other similar fund regardless of whether at the time of such application full cumulative dividends upon shares of Series H Preferred Stock outstanding to the last dividend payment date shall have been paid or declared and set apart for payment by the Company.

                                   Exhibit IV

                 Series I Cumulative Convertible Preferred Stock

            Section 1. Designation and Amount. The shares of such series shall be designated as the "Series I Cumulative Convertible Preferred Stock" (the "Series I Preferred Stock") and the number of shares constituting such series shall be 280,000, which number may be decreased (but not increased) by a resolution adopted by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of then currently outstanding shares of Series I Preferred Stock.

            Section 2. Dividends and Distributions.

            (a) The holders of shares of Series I Preferred Stock, in preference to the holders of shares of the Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation and of any other capital stock of the Corporation ranking junior to the Series I Preferred Stock as to payment of dividends, shall be entitled to receive, when and as declared by the Board of Directors out of net profits or net assets of the Corporation legally available for the payment of dividends, cumulative cash dividends at the annual rate of $90 per share, and no more, in equal quarterly payments on March 31, June 30, September 30 and December 31 in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date which is on or after the date of original issue of the Series I Preferred Stock; provided, however, that with respect to such first Quarterly Dividend Payment Date, the holders of shares of Series I Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of net profits or net assets of the Corporation legally available for the payment of dividends, a cumulative cash dividend in the amount of $22.50.

            (b) Dividends payable pursuant to paragraph (a) of this Section 2 shall begin to accrue and be cumulative from the date of original issue of the Series I Preferred Stock, except that the amount of the cumulative cash dividend payable with respect to the first Quarterly Dividend Payment Date shall be as specified in paragraph (a) of this Section 2. The amount of dividends so payable shall be determined on the basis of twelve 30-day months and a 360-day year. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series I Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series I Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

            Section 3. Voting Rights. In addition to any voting rights provided elsewhere herein and in the Corporation's Restated Certificate of Incorporation, as it may be amended or restated from time to time (the "Certificate of Incorporation"), and any voting rights provided by law, the holders of shares of Series I Preferred Stock shall have the following voting rights:

            (a) Each share of Series I Preferred Stock shall be entitled to
      26.31579 votes multiplied by the Exchange Ratio after giving effect to any Adjustment Event (as such terms are defined in the Agreement and Plan of Merger, dated as of September 24, 1997, among the Corporation, Salomon Inc and Diamonds Acquisition Corp. (the "Merger Agreement")), subject to adjustment in the manner set forth in paragraph (b) of Section 8. Except as otherwise provided herein, or by the Certificate of Incorporation, or by law, the shares of Series I Preferred Stock and the shares of Common Stock (and any other shares of capital stock of the Corporation at the time entitled thereto) shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

            (b) So long as any shares of Series I Preferred Stock shall be outstanding and unless the consent or approval of a greater number of shares shall then be required by law, without first obtaining the consent or approval of the holders of at least two-thirds of the number of then-outstanding shares of Series I Preferred Stock, and all other series of the Corporation's Preferred Stock, par value $1.00 per share (collectively with the Series I Preferred Stock, the "Preferred Stock"), voting as a single class, given in person or by proxy at a meeting at which the holders of such shares shall be entitled to vote separately as a class, the Corporation shall not: (i) authorize shares of any class or series of stock having any preference or priority as to dividends or upon liquidation ("Senior Stock") over the Preferred Stock; (ii) reclassify any shares of stock of the Corporation into shares of Senior Stock; (iii) authorize any security exchangeable for, convertible into, or evidencing the right to purchase any shares of Senior Stock; (iv) amend, alter or repeal the Certificate of Incorporation to alter or change the preferences, rights or powers of the Preferred Stock so as to affect the Preferred Stock adversely; provided, however, that if any such amendment, alteration or repeal would alter or change the preferences, rights or powers of one or more, but not all, of the series of the Preferred Stock at the time outstanding, the consent or approval of the holders of at least two-thirds of the number of the outstanding shares of each such series so affected, similarly given, shall be required in lieu of (or if such consent is required by law, in addition to) the consent or approval of the holders of at least two-thirds of the number of outstanding shares of Preferred Stock as a class; or (v) effect the voluntary liquidation, dissolution or winding up of the Corporation, or the sale, lease, exchange of all or substantially all of the assets, property or business of the Corporation, or the merger or consolidation of the Corporation with or into any other corporation (except a wholly-owned subsidiary of the Corporation), provided, however, that no separate vote of the holders of the Preferred Stock as a class shall be required in the case of a merger or consolidation or a sale, exchange or conveyance of all or substantially all of the assets, property or business of the Corporation (such transactions being hereinafter in this proviso referred to as a "reorganization") if (A) the resulting, surviving or acquiring corporation will have after such reorganization no stock either authorized or outstanding (except such stock of the Corporation as may have been authorized or outstanding immediately preceding such reorganization, or such stock of the resulting, surviving or acquiring corporation as may be issued in exchange therefor) ranking prior to, or on a parity with, the Preferred Stock or the stock of the resulting, surviving or acquiring corporation issued in exchange therefor and (B) each holder of shares of Preferred Stock immediately preceding such reorganization will receive in exchange therefor the same number of shares of stock, with substantially the same preferences, rights and powers, of the resulting, surviving, or acquiring corporation.

            So long as any shares of Preferred Stock shall be outstanding and unless the consent or approval of a greater number of shares shall then be required by law, without first obtaining the consent or approval of the holders of a majority of the number of such shares at the time outstanding, given in person or by proxy at a meeting at which the holders of such shares shall be entitled to vote separately as a class, the Corporation shall not amend the provisions of its Certificate of Incorporation so as to increase the amount of the authorized Preferred Stock or so as to authorize any other stock ranking on a parity with the Preferred Stock either as to payment of dividends or upon liquidation.

            (c) If on any date a total of six quarterly dividends on the Series I Preferred Stock have fully accrued but have not been paid in full, the holders of shares of Series I Preferred Stock, together with the holders of all other then-outstanding shares of any series of the Preferred Stock (or any other series or class of the Company's preferred stock) as to which series or class a total of six quarterly dividends have fully accrued but have not been paid in full and which such series or class shall be entitled to the rights described in this paragraph (c) (collectively, "Defaulted Preferred Stock"), shall have the right, voting together as a single class, to elect two directors. Such right of the holders of Defaulted Preferred Stock to vote for the election of such two directors may be exercised at any annual meeting or at any special meeting called for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of a majority of all outstanding shares of Defaulted Preferred Stock, until dividends in default on the outstanding shares of Defaulted Preferred Stock shall have been paid in full (or such dividends shall have been declared and funds sufficient therefor set apart for payment), at which time the term of office of the two directors so elected shall terminate automatically. So long as such right to vote continues (and unless such right has been exercised by written consent of the holders of a majority of the outstanding shares of Defaulted Preferred Stock as hereinabove authorized), the Secretary of the Corporation may call, and upon the written request of the holders of record of a majority of the outstanding shares of Defaulted Preferred Stock addressed to him at the principal office of the Corporation shall call, a special meeting of the holders of such shares for the election of such two directors as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the By-laws for the holding of meetings of stockholders. No such special meeting or adjournment thereof shall be held on a date less then 30 days before an annual meeting of stockholders or any special meeting in lieu thereof. If at any such annual or special meeting or any adjournment thereof the holders of a majority of the then outstanding shares of Defaulted Preferred Stock entitled to vote in such election shall be present or represented by proxy, or if the holders of a majority of the outstanding shares of Defaulted Preferred Stock shall have acted by written consent in lieu of a meeting with respect thereto, then the authorized number of directors shall be increased by two, and the holders of the Defaulted Preferred Stock shall be entitled to elect the two additional directors. Directors so elected shall serve until the next annual meeting or until their successors shall be elected and shall qualify, unless the term of office of the persons so elected as directors shall have terminated under the circumstances set forth in the second sentence of this paragraph (c). In case of any vacancy occurring among the directors elected by the holders of the Defaulted Preferred Stock as a class, the remaining directors who shall have been so elected may appoint a successor to hold office for the unexpired term of the directors whose places shall be vacant. If both directors so elected by the holders of Defaulted Preferred Stock as a class shall cease to serve as directors before their terms shall expire, the holders of the Defaulted Preferred Stock then outstanding and entitled to vote for such directors may, by written consent as hereinabove provided, or at a special meeting of such holders called as provided above, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

            (d) Except as provided herein (including without limitation the right to vote with the Common Stock on all matters submitted to a vote of stockholders of the Corporation as set forth in paragraph (a) of this
      Section 3) or in the Certificate of Incorporation, or as required by law, the holders of shares of Series I Preferred Stock shall have no voting rights and their consent shall not be required for the taking of any corporate action.

            Section 4. Certain Restrictions.

            (a) Whenever quarterly dividends payable on shares of Series I Preferred Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends, whether or not declared, on the outstanding shares of Series I Preferred Stock shall have been paid in full or declared and set apart for payment, or whenever the Corporation shall not have redeemed shares of Series I Preferred Stock at a time required by paragraph (a) of Section 5 hereof, thereafter and until all mandatory redemption obligations which have come due shall have been satisfied or all necessary funds have been set apart for payment, the Corporation shall not: (i) declare or pay dividends, or make any other distributions, on any shares of Common Stock or other capital stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series I Preferred Stock ("Junior Stock"), other than dividends or distributions payable in Junior Stock; or (ii) declare or pay dividends, or make any other distributions, on any shares of capital stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series I Preferred Stock ("Parity Stock"), other than dividends or distributions payable in Junior Stock, except dividends paid ratably on the Series I Preferred Stock and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all such shares are then entitled.

            (b) Whenever quarterly dividends payable on shares of Series I Preferred Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends, whether or not declared, on the outstanding shares of Series I Preferred Stock shall have been paid in full or declared and set apart for payment, or whenever the Corporation shall not have redeemed shares of Series I Preferred Stock at a time required by paragraph (a) of Section 5 hereof, thereafter and until all mandatory redemption obligations which have come due shall have been satisfied or all necessary funds have been set apart for payment, the Corporation shall not: (i) redeem or purchase or otherwise acquire for consideration any shares of Junior Stock or Parity Stock; or (ii) purchase or otherwise acquire for consideration any shares of Series I Preferred Stock; provided, that the Corporation may redeem shares of Series I Preferred Stock pursuant to paragraph (a) of Section 5 hereof.

            (c) The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to paragraph (b) of this Section 4, purchase such shares at such time and in such manner.

            Section 5. Redemption.

            (a) On each October 31 commencing on October 31, 1998 (so long as any shares of Series I Preferred Stock remain outstanding), the Corporation shall redeem 140,000 shares of Series I Preferred Stock (or, if fewer than 140,000 shares of Series I Preferred Stock are then outstanding, the number of shares then outstanding), by paying therefor in cash $1,000 per share plus an amount per share equal to all accrued but unpaid dividends thereon, whether or not declared, to the date of redemption. The Corporation may apply to its mandatory redemption obligations, on a pro rata basis with respect to mandatory redemption payments to be made, any shares of Series I Preferred Stock purchased, redeemed or otherwise acquired (other than upon conversion) by it which have not been previously credited against its mandatory redemption obligations.

            (b) If less than all shares of Series I Preferred Stock at the time outstanding are to be redeemed, the shares to be redeemed shall be selected pro rata or by lot, in such manner as may be prescribed by the Board of Directors.

            (c) Notice of any redemption of shares of Series I Preferred Stock shall be given by publication in a newspaper of general circulation in the Borough of Manhattan not less than thirty nor more than sixty days prior to the date fixed for redemption, if the Series I Preferred Stock is listed on any national securities exchange or traded in the over-the-counter market; and, in any case, a similar notice shall be mailed not less than thirty, but not more than sixty, days prior to such date to each holder of shares of Series I Preferred Stock to be redeemed, at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the redemption of shares of Series I Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Series I Preferred Stock to be redeemed, not more than sixty days or less than thirty days prior to the date fixed for such redemption.

            (d) Notice having been given pursuant to paragraph (c) of this
      Section 5, from and after the date specified therein as the date of redemption, unless default shall be made by the Corporation in providing moneys for the payment of the redemption price pursuant to such notice, all dividends on the Preferred Stock thereby called for redemption shall cease to accrue, and from and after the date of redemption so specified, unless default shall be made by the Corporation as aforesaid, or from and after the date (prior to the date of redemption so specified) on which the Corporation shall provide the moneys for the payment of the redemption price by depositing the amount thereof with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $10,000,000, provided that the notice of redemption shall state the intention of the Corporation to deposit such amount on a date in such notice specified, all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price (but without interest) and except the right to exercise any privileges of conversion, shall cease and determine.

      Any interest allowed on moneys so deposited shall be paid to the Corporation. Any moneys so deposited which shall remain unclaimed by the holders of such Preferred Stock at the end of six years after the redemption date shall become the property of, and be paid by such bank or trust company to, the Corporation.


            Section 6. Reacquired Shares. Any shares of Series I Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatso-ever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, par value $1.00 per share, of the Corporation and may be reissued subject to the conditions or restrictions on issuance set forth herein.

            Section 7. Liquidation, Dissolution or Winding Up.

            (a) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of Junior Stock, unless, prior thereto, the holders of shares of Series I Preferred Stock shall have received $1,000 per share, plus an amount per share equal to all accrued but unpaid dividends thereon, whether or not declared, to the date of such payment or (ii) to the holders of shares of Parity Stock, except distributions made ratably on the Series I Preferred Stock and all such Parity Stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

            (b) Neither the consolidation, merger or other business combination of the Corporation with or into any other Person or Persons nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation shall be determined to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 7.

            Section 8. Conversion. Each share of Series I Preferred Stock may, at the option of the holder thereof, be converted at any time on or after the date of original issuance of the Series I Preferred Stock into shares of Common Stock, on the terms and conditions set forth in this Section 8.

            (a) Subject to the provisions for adjustment hereinafter set forth, each share of Series I Preferred Stock shall be convertible in the manner hereinafter set forth into 26.31579 fully paid and nonassessable shares of Common Stock multiplied by the Exchange Ratio after giving effect to any Adjustment Event (as such terms are defined in the Merger Agreement).

            (b) The number of shares of Common Stock into which each share of Series I Preferred Stock is convertible, and the number of votes to which the holder of a share of Series I Preferred Stock is entitled pursuant to paragraph (a) of Section 3, shall be subject to adjustment from time to time as follows:

                  (i) In case the Corporation shall at any time or from time to time declare a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock or subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares or combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, and in each such case,

                        (A) the number of shares of Common Stock into which each
                  share of Series I Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock which the holder of a share of Series I Preferred Stock would have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event or the record date therefor, whichever is earlier;

                        (B) the number of votes to which a holder of a share of
                  Series I Preferred Stock is entitled pursuant to paragraph (a) of Section 3 shall be adjusted so that, after the happening of any of the events described above, such holder shall be entitled to a number of votes equal to (I) the number of votes to which such holder was entitled pursuant to paragraph (a) of
                  Section 3 immediately prior to such happening multiplied by
                  (II) a fraction, the numerator of which is the number of shares of Common Stock into which one share of Series I Preferred Stock was convertible immediately after such happening and the denominator of which is the number of shares of Common Stock into which one share of Series I Preferred Stock was convertible immediately prior to such happening; and

                        (C) an adjustment made pursuant to this clause (i) shall
                  become effective (x) in the case of any such dividend or distribution, (1) immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, for purposes of subclause (A), and (2) immediately after the close of business on the date of payment of such dividend or distribution, or the date of effectiveness of such subdivision or reclassification, for purposes of subclause (B), or (y) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective, for purposes of both subclause (A) and subclause (B).

                  (ii) In case the Corporation shall issue rights or warrants to all holders
            of the Common Stock entitling such holders to subscribe for or purchase Common Stock at a price per share less than the Current Market Price per share of the Common Stock and the record date for the determination of stockholders entitled to receive such rights or warrants, then, and in each such case,

                        (A) the number of shares of Common Stock into which each
                  share of Series I Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying the number of shares of Common Stock into which such share was convertible on the day immediately prior to such record date by a fraction, (I) the numerator of which is the sum of (1) the number of shares of Common Stock outstanding on such record date and (2) the number of additional shares of Common Stock which such rights or warrant entitle holders of Common Stock to subscribe for or purchase ("Offered Shares"), and
                  (II) the denominator of which is the sum of (1) the number of shares of Common Stock outstanding on the record date and (2) a fraction, (x) the numerator of which is the product of the number of Offered Shares multiplied by the subscription or purchase price of the Offered Shares and (y) the denominator of which is the Current Market Price per share of Common Stock on such record date;

                        (B) the number of votes to which a holder of a share of
                  Series I Preferred Stock is entitled pursuant to paragraph (a) of Section 3 shall be adjusted so that, after the happening of any of the events described above, such holder shall be entitled to a number of votes equal to (I) the number of votes to which such holder was entitled pursuant to paragraph (a) of
                  Section 3 immediately prior to such happening multiplied by
                  (II) a fraction, the numerator of which is the number of shares of Common Stock into which one share of Series I Preferred Stock was convertible immediately after such happening and the denominator of which is the number of shares of Common Stock into which one share of Series I Preferred Stock was convertible immediately prior to such happening; and

                        (C) such adjustment shall become effective immediately
                  after such record date, for purposes of subclause (A), and immediately after the date of such issuance, for purposes of subclause (B).

                  (iii) In case the Corporation shall at any time or from time to time declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its Subsidiaries by way of div-idend) on its Common Stock, other than (x) regular quarterly dividends payable in cash or extraordinary cash dividends in an aggregate amount not to exceed $.25 per share of Common Stock, (y) shares of Common Stock which are referred to in clause (i) of this paragraph (b), or (z) rights or warrants which are referred to in clause (ii) of this paragraph (b), then,

                        (A) in each such case, the number of shares of Common
                  Stock into which each share of Series I Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (1) the number of shares of Common Stock into which such share was convertible on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by (2) a fraction, the numerator of which shall be the Current Market Price per share of Common Stock as of such record date, and the denominator of which shall be such Current Market Price per share of Common Stock less the Fair Market Value per share of Common Stock (as determined in good faith by the Board of Directors of the Corporation, a certified resolution with respect to which shall be mailed to each holder of shares of Series I Preferred Stock) of such dividend or distribution; provided, however, that in the event of a distribution of shares of capital stock of a Subsidiary of the Corporation (a "Spin-Off") made to holders of shares of Common Stock, the numerator of such fraction shall be the sum of the Current Market Price per share of Common Stock as of the 35th Trading Day after the effective date of such Spin-Off and the Current Market Price of the number of shares (or the fraction of a share) of capital stock of the Subsidiary which is distributed in such Spin-Off in respect of one share of Common Stock as of such 35th Trading Day and the denominator of which shall be the Current Market Price per share of Common Stock as of such 35th Trading Day;

                        (B) in the case of a dividend or distribution of
                  securities of the Corporation having general voting rights in the election of directors ("Voting Securities") (but not in the case of any other dividend or distribution described in this clause (iii)), the number of votes to which a holder of a share of Series I Preferred Stock is entitled pursuant to paragraph (a) of Section 3 shall be adjusted so that, after the payment of such dividend or making of such distribution, such holder shall be entitled to (I) the number of votes to which such holder was entitled pursuant to paragraph (a) of
                  Section 3 immediately prior to such payment or making multiplied by (II) the number of votes entitled to be cast generally in the election of directors by the holder of a share of Common Stock in respect of both such share of Common Stock and the Voting Securities received by such holder as a result of such dividend or distribution in respect of such share of Common Stock; and

                        (C) an adjustment made pursuant to this clause (iii)
                  shall be made upon the opening of business on the next Business Day following the date on which any such dividend or distribution is paid and shall be effective retroactively immediately after the close of business on the record date fixed for the determination of stockholders entitled to receive such dividend or distribution; provided, however, if the proviso to subclause (A) of this clause (iii) applies, then such adjustment shall be made and be effective as of such 35th Trading Day after the effective date of such Spin-Off.

                  (iv) In case at any time the Corporation shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets, liquidation or recapitalization of the Common Stock and excluding any transaction to which clause (i), (ii) or (iii) of this paragraph (b) applies) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Corporation or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing, then, as a condition of the consummation of such transaction, lawful and adequate provision shall be made so that each holder of shares of Series I Preferred Stock shall be entitled, upon conversion, to an amount per share equal to (A) the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged times (B) the number of shares of Common Stock into which a share of Preferred Stock is convertible immediately prior to the consummation of such transaction.

            (c) In case the Corporation shall at any time or from time to time declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its Subsidiaries by way of dividend) on its Common Stock, other than (A) regular quarterly dividends payable in cash, (B) shares of Common Stock which are referred to in clause (i) of paragraph
      (b) of this Section 8, or (C) rights or warrants which are referred to in clause (ii) of paragraph (b) of this Section 8, then, from and after the date of declaration of such dividend or other distribution until the date of payment thereof, each share of Series I Preferred Stock may be converted, at the option of the holder thereof, into the number of shares of Common Stock set forth in paragraph (a) of this Section 8, as adjusted by paragraph (b) of this Section 8, on the terms and conditions set forth in this Section 8, and if so converted during such period, such holder shall be entitled to receive such dividend or distribution as if such holder had been the holder of such shares of Common Stock as of the record date for such dividend or distribution.

      Promptly after the declaration of any dividend or distribution (other than any dividend or distribution described in clauses (A), (B) and (C) of this paragraph (c)), the Corporation shall mail to the holders of record of the outstanding shares of Series I Preferred Stock at their respective addresses as the same shall appear in the Corporation's stock records a notice describing such dividend or distribution in reasonable detail and setting forth the expected date of payment thereof.

            (d) If any adjustment in the number of shares of Common Stock into which each share of Series I Preferred Stock may be converted required pursuant to this Section 8 would result in an increase or decrease of less than one half of 1% in the number of shares of Common Stock into which each share of Series I Preferred Stock is then convertible, the amount of any such adjustment shall be carried forward and adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment, which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one half of 1% of the number of shares of Common Stock into which each share of Series I Preferred Stock is then convertible.

            (e) The Board of Directors may increase the number of shares of Common Stock into which each share of Series I Preferred Stock may be converted, in addition to the adjustments required by this Section 8, as shall be determined by it (as evidenced by a resolution of the Board of Directors) to be advisable in order to avoid or diminish any income deemed to be received by any holder for federal income tax purposes of shares of Common Stock or Series I Preferred Stock resulting from any events or occurrences giving rise to adjustments pursuant to this Section 8 or from any other similar event.

            (f) The holder of any shares of Series I Preferred Stock may exercise his right to convert such shares into shares of Common Stock by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Series I Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 8 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series I Preferred Stock pursuant hereto. As promptly as practicable, and in any event within five business days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Series I Preferred Stock so converted shall be entitled and (ii) if less than the full number of shares of Series I Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversion shall be deemed to have been made at the close of business on the date of giving of such notice and of such surrender of the certificate or certificates representing the shares of Series I Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. The Corporation shall not be required to convert, and no surrender of shares of Series I Preferred Stock shall be effective for that purpose, while the transfer books of the Corporation for the Common Stock are closed for any purpose (but not for any period in excess of 15 days); but the surrender of shares of Series I Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of Series I Preferred Stock were surrendered, and at the conversion rate in effect at the date of such surrender.

            (g) Subject to the limitations on conversion set forth in the first sentence of Section 8 hereof, shares of Series I Preferred Stock may be converted at any time up to the close of business on the second Business Day preceding the date fixed for redemption of such shares pursuant to
      Section 5 hereof.

            (h) Upon conversion of any shares of Series I Preferred Stock, the holder thereof shall not be entitled to receive any accumulated, accrued or unpaid dividends in respect of the shares so converted; provided, that such holder shall be entitled to receive any dividends on such shares of Series I Preferred Stock declared prior to such conversion if such holder held such shares on the record date fixed for the determination of holders of shares of Series I Preferred Stock entitled to receive payment of such dividend.

            (i) In connection with the conversion of any shares of Series I Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the day on which such shares of Series I Preferred Stock are deemed to have been converted.

            (j) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series I Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Series I Preferred Stock. The Corporation shall from time to time, subject to and in accordance with the laws of Delaware, increase the authorized amount of Common Stock if at any time the number of authorized shares of Common Stock remaining unissued shall not be sufficient to permit the conversion at such time of all then outstanding shares of Series I Preferred Stock.

            Section 9. Reports as to Adjustments. Whenever the number of shares of Common Stock into which each share of Series I Preferred Stock is convertible (or the number of votes to which each share of Series I Preferred Stock is entitled) is adjusted as provided in Section 8 hereof, the Corporation shall promptly mail to the holders of record of the outstanding shares of Series I Preferred Stock at their respective addresses as the same shall appear in the Corporation's stock records a notice stating that the number of shares of Common Stock into which the shares of Series I Preferred Stock are convertible has been adjusted and set-ting forth the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) into which each share of Series I Preferred Stock is convertible (and the now number of votes to which each share of Series I Preferred Stock is entitled), as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment became effective.

            Section 10. Definitions. For the purposes of the Certificate of Designation of Series I Cumulative Convertible Preferred Stock which embodies this resolution:

            "Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

            "Closing Price" per share of Common Stock on any date shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional marketmaker making a market in the Common Stock selected by the Board of Directors. If the Common Stock is not publicly held or so listed or publicly traded, "Closing Price" shall mean the Fair Market Value per share as determined in good faith by the Board of Directors of the Corporation.

            "Current Market Price" per share of Common Stock on any date shall be deemed to be the Closing Price per share of Common Stock on the Trading Day immediately prior to such date.

            "Fair Market Value" means the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

            "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

            "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

            "Trading Day" means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

            "Voting Stock" means the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

            Section 11. Rank. The Series I Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, equally with all shares of Preferred Stock presently outstanding.

                                    Exhibit V

                   8.08% Cumulative Preferred Stock, Series J

            Section 1. Designation and Amount. The shares of such series shall be designated as the "8.08% Cumulative Preferred Stock, Series J" (the "Series J Preferred Stock") and the number of shares constituting such series shall be 400,000, which number may be increased or decreased by a resolution adopted by the Board of Directors or a committee so authorized by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of then currently outstanding shares of Series J Preferred Stock.

            Section 2. Dividends and Distributions.

            (a) The holders of shares of Series J Preferred Stock, in preference to the holders of shares of the Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation and of any other capital stock of the Corporation ranking junior to the Series J Preferred Stock as to payment of dividends, shall be entitled to receive, when and as declared by the Board of Directors out of net profits or net assets of the Corporation legally available for the payment of dividends, cumulative cash dividends in the amount of $40.40 per share, and no more, in equal quarterly payments on March 31, June 30, September 30 and December 31 in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date which is at least 10 days after the date of original issue of the Series J Preferred Stock; provided, however, that with respect to such first Quarterly Dividend Payment Date, the holders of shares of Series J Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of net profits or net assets of the Corporation legally available for the payment of dividends, a cumulative cash dividend in the amount of $10.10 per share (as to each holder of shares, such dividend payment with respect to the aggregate number of shares of Series J Preferred Stock held by such holder to be rounded down to the nearest full cent), and no more.

            (b) Dividends payable pursuant to paragraph (a) of this Section 2 shall begin to accrue and be cumulative from the date of original issue of the Series J Preferred Stock, except that the amount of the cumulative cash dividend payable with respect to the first Quarterly Dividend Payment Date shall be as specified in paragraph (a) of this Section 2. The amount of dividends so payable shall be determined on the basis of twelve 30-day months and a 360-day year. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series J Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The record date for the determination of holders of shares of Series J Preferred Stock entitled to receive payment of a dividend declared thereon shall be the close of business on the fifteenth day (whether or not a business day) next preceding the Quarterly Dividend

      Payment Date or such other date, no more than 60 days prior to the date fixed for the payment thereof, as may be determined by the Board of Directors or a duly authorized committee thereof.

            Section 3. Certain Restrictions.

            (a) Whenever quarterly dividends payable on shares of Series J Preferred Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends, whether or not declared, on the outstanding shares of Series J Preferred Stock shall have been paid in full or declared and set apart for payment, the Corporation shall not: (i) declare or pay dividends, or make any other distributions, on any shares of Common Stock or other capital stock ranking junior (either as to payment of dividends or distribution of assets upon liquidation, dissolution or winding up) to the Series J Preferred Stock ("Junior Stock"), other than dividends or distributions payable in Junior Stock;
      (ii) declare or pay dividends, or make any other distributions, on any shares of capital stock ranking on a parity (either as to payment of dividends or distribution of assets upon liquidation, dissolution or winding up) with the Series J Preferred Stock ("Parity Stock"), other than dividends or distributions payable in Junior Stock, except dividends paid ratably on the Series J Preferred Stock and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all such shares are then entitled; (iii) redeem or purchase or otherwise acquire for consideration any shares of Junior Stock; provided, that the Corporation may at any time redeem, purchase or otherwise acquire any shares of Junior Stock in exchange for shares of Junior Stock; or (iv) redeem or purchase or otherwise acquire for consideration any shares of Series J Preferred Stock or Parity Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            (b) The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to paragraph (a) of this Section 3, purchase or otherwise acquire such shares at such time and in such manner.

            Section 4. Redemption.

            (a) The shares of Series J Preferred Stock shall not be redeemed by the Corporation prior to March 31, 1998. The Corporation, at its option, may redeem shares of Series J Preferred Stock, as a whole or in part, at any time or from time to time on or after March 31, 1998, at a price of $500 per share, plus an amount per share equal to all accrued but unpaid dividends thereon, whether or not declared, to the date fixed for redemption (hereinafter called the "redemption price"). The Corporation's election to redeem shares of Series J Preferred Stock shall be expressed by resolution of the Board of Directors. Any such redemption shall be made upon not less than 30, nor more than 60, days' previous notice to holders of record of the shares of Series J Preferred Stock to be redeemed, given as hereinafter provided.

            (b) If less than all shares of Series J Preferred Stock at the time outstanding are to be redeemed, the shares to be redeemed shall be selected pro rata or by lot, in such manner as may be prescribed by resolution of the Board of Directors.

            (c) Notice of any redemption of shares of Series J Preferred Stock shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York, such publication to be made not less than 30 nor more than 60 days prior to the redemption date fixed by the Board of Directors and specified therein. A similar notice shall be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to such redemption date, addressed to the respective holders of record of shares of Series J Preferred Stock to be redeemed at their respective addresses as the same shall appear on the stock transfer records of the Corporation, but the mailing of such notice shall not be a condition of such redemption. In order to facilitate the redemption of shares of Series J Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Series J Preferred Stock to be redeemed, not more than 60 days nor less than 30 days prior to the date fixed for such redemption.

            (d) Notice having been given pursuant to paragraph (c) of this
      Section 4, from and after the date specified therein as the date of redemption, unless default shall be made by the Corporation in providing moneys for the payment of the redemption price pursuant to such notice, all dividends on the Series J Preferred Stock thereby called for redemption shall cease to accrue, and from and after the date of redemption so specified, unless default shall be made by the Corporation as aforesaid, or from and after the date (if prior to the date of redemption so specified) on which the Corporation shall provide the moneys for the payment of the redemption price by depositing the amount thereof with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $10,000,000, provided, that the notice of redemption shall state the intention of the Corporation to deposit such amount on a date prior to the date of redemption so specified in such notice, all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price (but without interest), shall cease. Any interest allowed on moneys so deposited shall be paid to the Corporation. Any moneys so deposited which shall remain unclaimed by the holders of such Series J Preferred Stock at the end of six years after the redemption date shall become the property of, and be paid by such bank or trust company to, the Corporation.

            Section 5. Reacquired Shares. Any shares of Series J Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of the Corporation's Preferred Stock, par value $1.00 per share (collectively with the Series J Preferred Stock, the "Preferred Stock"), of the Corporation and may be reissued subject to the conditions or restrictions on issuance set forth herein, in the Corporation's Restated Certificate of Incorporation, as it may be amended or restated from time to time (the "Certificate of Incorporation"), in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

            Section 6.  Liquidation, Dissolution or Winding Up.

            (a) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of Junior Stock, unless, prior thereto, the holders of shares of Series J Preferred Stock shall have received $500 per share, plus an amount per share equal to all accrued but unpaid dividends thereon, whether or not declared, to the date of such payment or (ii) to the holders of shares of Parity Stock, except distributions made ratably on the Series J Preferred Stock and all such Parity Stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

            (b) Neither the consolidation, merger or other business combination of the Corporation with or into any other Person or Persons, nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

            Section 7. Voting Rights. In addition to any voting rights provided in the Certificate of Incorporation for all series of Preferred Stock, and any voting rights provided by law, the holders of shares of Series J Preferred Stock shall have the following voting rights:

            (a) Except as otherwise provided herein, or by the Certificate of Incorporation, or by law, the shares of Series J Preferred Stock and the shares of Common Stock (and any other shares of capital stock of the Corporation at the time entitled thereto) shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation, provided that, when voting together with the shares of Common Stock, each share of Series J Preferred Stock shall be entitled to three votes.

            (b) So long as any shares of Series J Preferred Stock shall be outstanding and unless the consent or approval of a greater number of shares shall then be required by law, without first obtaining the consent or approval of the holders of at least two-thirds of the number of then-outstanding shares of Series J Preferred Stock, and all other series of Preferred Stock, voting as a single class, given in person or by proxy at a meeting at which the holders of such shares shall be entitled to vote separately as a class, the Corporation shall not: (i) authorize shares of any class or series of stock having any preference or priority as to dividends or upon liquidation ("Senior Stock") over the Preferred Stock; (ii) reclassify any shares of stock of the Corporation into shares of Senior Stock; (iii) authorize any security exchangeable for, convertible into, or evidencing the right to purchase any shares of Senior Stock; (iv) amend, alter or repeal the Certificate of Incorporation to alter or change the preferences, rights or powers of the Preferred Stock so as to affect the preferred Stock adversely; provided, however, that if any such amendment, alteration or repeal would alter or change the preferences, rights or powers of one or more, but not all, of the series of the Preferred Stock at the time outstanding, the consent or approval of the holders of at least two-thirds of the number of the outstanding shares of each such series so affected, similarly given, shall be required in lieu of (or if such consent is required by law, in addition to) the consent or approval of the holders of at least two-thirds of the number of outstanding shares of Preferred Stock as a class; or (v) effect the voluntary liquidation, dissolution or winding up of the Corporation, or the sale, lease or exchange of all or substantially all of the assets, property or business of the Corporation, or the merger or consolidation of the Corporation with or into any other corporation (except a wholly-owned subsidiary of the Corporation); provided, however, that no separate vote of the holders of the Preferred Stock as a class shall be required in the case of a merger or consolidation or a sale, exchange or conveyance of all or substantially all of the assets, property or business of the Corporation (such transactions being hereinafter in this proviso referred to as a "reorganization") if (A) the resulting, surviving or acquiring corporation will have after such reorganization no stock either authorized or outstanding (except such stock of the Corporation as may have been authorized or outstanding immediately preceding such reorganization, or such stock of the resulting, surviving or acquiring corporation as may be issued in exchange therefor) ranking prior to, or on a parity with, the Preferred Stock or the stock of the resulting, surviving or acquiring corporation issued in exchange therefor and (B) each holder of shares of Preferred Stock immediately preceding such reorganization will receive in exchange therefor the same number of shares of stock, with substantially the same preferences, rights and powers, of the resulting, surviving, or acquiring corporation.

            So long as any shares of Preferred Stock shall be outstanding and unless the consent or approval of a greater number of shares shall then be required by law, without first obtaining the consent or approval of the holders of a majority of the number of such shares at the time outstanding, given in person or by proxy at a meeting at which the holders of such shares shall be entitled to vote separately as a class, the Corporation shall not amend the provisions of its Certificate of Incorporation so as to increase the amount of the authorized Preferred Stock or so as to authorize any other stock ranking on a parity with the Preferred Stock either as to payment of dividends or upon liquidation.

            (c) If on any date a total of six quarterly dividends on Series J Preferred Stock have fully accrued but have not been paid in full, the holders of shares of Series J Preferred

      Stock, together with the holders of all other then-outstanding shares of any series of the Preferred Stock (or any other series or class of the Corporation's preferred stock) as to which series or class a total of six quarterly dividends have fully accrued but have not been paid in full and which such series or class shall be entitled to the rights described in this paragraph (c) (collectively, "Defaulted Preferred Stock"), shall have the right, voting together as a single class, to elect two directors. Such right of the holders of Defaulted Preferred Stock to vote for the election of such two directors may be exercised at any annual meeting or at any special meeting called for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of a majority of all outstanding shares of Defaulted Preferred Stock, until dividends in default on the outstanding shares of Defaulted Preferred Stock shall have been paid in full (or such dividends shall have been declared and funds sufficient therefor set apart for payment), at which time the term of office of the two directors so elected shall terminate automatically. So long as such right to vote continues (and unless such right has been exercised by written consent of the holders of a majority of the outstanding shares of Defaulted Preferred Stock as hereinabove authorized), the Secretary of the Corporation may call, and upon the written request of the holders of record of a majority of the outstanding shares of Defaulted Preferred Stock addressed to his at the principal office of the Corporation shall call, a special meeting of the holders of such shares for the election of such two directors as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the By-laws for the holding of meetings of stockholders. No such special meeting or adjournment thereof shall be held on a date less than 30 days before an annual meeting of stockholders or any special meeting in lieu thereof. If at any such annual or special meeting or any adjournment thereof the holders of a majority of the then outstanding shares of Defaulted Preferred Stock entitled to vote in such election shall be present or represented by proxy, or if the holders of a majority of the outstanding shares of Defaulted Preferred Stock shall have acted by written consent in lieu of a meeting with respect thereto, then the authorized number of directors shall be increased by two, and the holders of the Defaulted Preferred Stock shall be entitled to elect the two additional directors. Directors so elected shall serve until the next annual meeting or until their successors shall be elected and shall qualify, unless the term of office of the persons so elected as directors shall have terminated under the circumstances set forth in the second sentence of this paragraph (c). In case of any vacancy occurring among the directors elected by the holders of the Defaulted Preferred Stock as a class, the remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the directors whose places shall be vacant. If both directors so elected by the holders of Defaulted Preferred Stock as a class shall cease to serve as directors before their terms shall expire, the holders of the Defaulted Preferred Stock then outstanding and entitled to vote for such directors may, by written consent as hereinabove provided, or at a special meeting of such holders called as provided above, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

            Section 8. Definitions. For the purposes of the Certificate of Designations of the Series J Preferred Stock which embodies this resolution:

            "Persons" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

            "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

            Section 9. Rank. The Series J Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, equally with all shares of $4.53 ESOP Convertible Preferred Stock, Series C; 6.365% Cumulative Preferred Stock, Series F; 6.213% Cumulative Preferred Stock, Series G; 6.231% Cumulative Preferred Stock, Series H; Series I Cumulative Convertible Preferred Stock; 8.40% Cumulative Preferred Stock, Series K; 9.50% Cumulative Preferred Stock, Series L; 5.864% Cumulative Preferred Stock, Series M; and Cumulative Adjustable Rate Preferred Stock, Series Y of the Corporation.

                                   Exhibit VI

                  8.40% Cumulative Preferred Stock, Series K

            SECTION 1. Designation and Amount. The shares of such series shall be designated as the "8.40% Cumulative Preferred Stock, Series K" (the "Series K Preferred Stock") and the number of shares constituting such series shall be 500,000, which number may be increased or decreased by a resolution adopted by the Board of Directors or a committee so authorized by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of then currently outstanding shares of Series K Preferred Stock.

            SECTION 2. Dividend and Distributions. (a) The holders of shares of Series K Preferred Stock, in preference to the holders of shares of the Common Stock, par value $ .01 per share (the "Common Stock"), of the Corporation and of any other capital stock of the Corporation ranking junior to the Series K Preferred Stock as to payment of dividends, shall be entitled to receive, when and as declared by the Board of Directors out of net profits or net assets of the Corporation legally available for the payment of dividends, cumulative cash dividends in the amount of $42.00 per share, and no more, in equal quarterly payments on March 31, June 30, September 30 and December 31 in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date which is at least 10 days after the date of original issue of the Series K Preferred Stock; provided, however, that with respect to such first Quarterly Dividend Payment Date, the holders of shares of Series K Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of net profits or net assets of the Corporation legally available for the payment of dividends, a cumulative cash dividend in the amount of $10.50 per share (as to each holder of shares, such dividend payment with respect to the aggregate number of shares of Series K Preferred Stock held by such holder to be rounded down to the nearest full cent), and no more.

            (b) Dividends payable pursuant to paragraph (a) of this Section 2 shall begin to accrue and be cumulative from the date of original issue of the Series K Preferred Stock, except that the amount of the cumulative cash dividend payable with respect to the first Quarterly Dividend Payment Date shall be as specified in paragraph (a) of this Section 2. The amount of dividends so payable shall be determined on the basis of twelve 30-day months and a 360-day year. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series K Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The record date for the determination of holders of shares of Series K Preferred Stock entitled to receive payment of a dividend declared thereon shall be the close of business on the fifteenth day (whether or not a business day) next preceding the Quarterly Dividend Payment Date or such other date, no more than 60 days prior to the date fixed for the payment thereof, as may be determined by the Board of Directors or a duly authorized committee thereof.

            SECTION 3. Certain Restrictions. (a) Whenever quarterly dividends payable on shares of Series K Preferred Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends, whether or not declared, on the outstanding shares of Series K Preferred Stock shall have been paid in full or declared and set apart for payment, the Corporation shall not: (i) declare or pay dividends, or make any other distributions, on any shares of Common Stock or other capital stock ranking junior (either as to payment of dividends or distribution of assets upon liquidation, dissolution or winding up) to the Series K Preferred Stock ("Junior Stock"), other than dividends or distributions payable in Junior Stock; (ii) declare or pay dividends, or make any other distributions, on any shares of capital stock ranking on a parity (either as to payment of dividends or distribution of assets upon liquidation, dissolution or winding up) with the Series K Preferred Stock ("Parity Stock"), other than dividends or distributions payable in Junior Stock, except dividends paid ratably on the Series K Preferred Stock and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all such shares are then entitled; (iii) redeem or purchase or otherwise acquire for consideration any shares of Junior Stock; provided, that the Corporation may at any time redeem, purchase or otherwise acquire any shares of Junior Stock in exchange for shares of Junior Stock; or
(iv) redeem or purchase or otherwise acquire for consideration any shares of Series K Preferred Stock or Parity Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            (b) The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to paragraph (a) of this Section 3, purchase or otherwise acquire such shares at such time and in such manner.

            SECTION 4. Redemption. (a) The shares of Series K Preferred Stock shall not be redeemed by the Corporation prior to March 31, 2001. The Corporation at its option, may redeem shares of Series K Preferred Stock, as a whole or in part, at any time or from time to time on or after March 31, 2001, at a price of $500 per share, plus an amount per share equal to all accrued but unpaid dividends thereon, whether or not declared, to the date fixed for redemption (hereinafter called the "redemption price"). The Corporation's election to redeem shares of Series K Preferred Stock shall be expressed by resolution of the Board of Directors. Any such redemption shall be made upon not less than 30, nor more than 60, days' previous notice to holders of record of the shares of Series K Preferred Stock to be redeemed, given as hereinafter provided.

            (b) If less than all shares of Series K Preferred Stock at the time outstanding are to be redeemed, the shares to be redeemed shall be selected pro rata or by lot, in such manner as may be prescribed by resolution of the Board of Directors.

            (c) Notice of any redemption of shares of Series K Preferred Stock shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York, such publication to be made not less than 30 nor more than 60 days prior to the redemption date fixed by the Board of Directors and specified therein. A similar notice shall be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to such redemption date, addressed to the respective holders of record of shares of Series K Preferred Stock to be redeemed at their respective addresses as the same shall appear on the stock transfer records of the Corporation, but the mailing of such notice shall not be a condition of such redemption. In order to facilitate the redemption of shares of Series K Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Series K Preferred Stock to be redeemed, not more than 60 days nor less than 30 days prior to the date fixed for such redemption.

            (d) Notice having been given pursuant to paragraph (c) of this
Section 4, from and after the date specified therein as the date of redemption, unless default shall be made by the Corporation in providing moneys for the payment of the redemption price pursuant to such notice, all dividends on the Series K Preferred Stock thereby called for redemption shall cease to accrue, and from and after the date of redemption so specified, unless default shall be made by the Corporation as aforesaid, or from and after the date (if prior to the date of redemption so specified) on which the Corporation shall provide the moneys for the payment of the redemption price by depositing the amount thereof with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $10,000,000, provided that the notice of redemption shall state the intention of the Corporation to deposit such amount on a date prior to the date of redemption so specified in such notice, all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price (but without interest), shall cease. Any interest allowed on moneys so deposited shall be paid to the Corporation. Any moneys so deposited which shall remain unclaimed by the holders of such Series K Preferred Stock at the end of six years after the redemption date shall become the property of, and be paid by such bank or trust company to, the Corporation.

            SECTION 5. Reacquired Shares. Any shares of Series K Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of the Corporation's Preferred Stock, par value $1.00 per share (collectively with the Series K Preferred Stock, the "Preferred Stock"), and may be reissued subject to the conditions or restrictions on issuance set forth herein, in the Corporation's Restated Certificate of Incorporation, as it may be amended or restated from time to time (the "Certificate of Incorporation"), in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

            SECTION 6. Liquidation, Dissolution or Winding Up. (a) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of Junior Stock, unless, prior thereto, the holders of shares of Series K Preferred Stock shall have received $500 per share, plus an amount per share equal to all accrued but unpaid dividends thereon, whether or not declared, to the date of such payment or (ii) to the holders of shares of Parity Stock, except distributions made ratably on the Series K Preferred Stock and all such Parity Stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

            (b) Neither the consolidation, merger or other business combination of the Corporation with or into any other Person or Persons, nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

            SECTION 7. Voting Rights. In addition to any voting rights provided in the Certificate of Incorporation for all series of Preferred Stock, and any voting rights provided by law, the holders of shares of Series K Preferred Stock shall have the following voting rights:

            (a) Except as otherwise provided herein, or by the Certificate of Incorporation, or by law, the shares of Series K Preferred Stock and the shares of Common Stock (and any other shares of capital stock of the Corporation at the time entitled thereto) shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation, provided that, when voting together with the shares of Common Stock, each share of Series K Preferred Stock shall be entitled to three votes.

            (b) So long as any shares of Series K Preferred Stock shall be outstanding and unless the consent or approval of a greater number of shares shall then be required by law, without first obtaining the consent or approval of the holders of at least two-thirds of the number of then-outstanding shares of Series K Preferred Stock, and all other series of Preferred Stock, voting as a single class, given in person or by proxy at a meeting at which the holders of such shares shall be entitled to vote separately as a class, the Corporation shall not: (i) authorize shares of any class or series of stock having any preference or priority as to dividends or upon liquidation ("Senior Stock") over the Preferred Stock;
      (ii) reclassify any shares of stock of the Corporation into shares of Senior Stock; (iii) authorize any security exchangeable for, convertible into, or evidencing the right to purchase any shares of Senior Stock; (iv) amend, alter or repeal the Certificate of Incorporation to alter or change the preferences, rights or powers of the Preferred Stock so as to affect the Preferred Stock adversely; provided, however, that if any such amendment, alteration or repeal would alter or change the preferences, rights or powers of one or more, but not all, of the series of the Preferred Stock at the time outstanding, the consent or approval of the holders of at least two-thirds of the number of the outstanding shares of each such series so affected, similarly given, shall be required in lieu of (or if such consent is recognized by law, in addition to) the consent or approval of the holders of at least two-thirds of the number of outstanding shares of Preferred Stock as a class; or (v) effect the voluntary liquidation, dissolution or winding up of the Corporation, or the sale, lease or exchange of all or substantially all of the assets, property or business of the Corporation, or the merger or consolidation of the Corporation with or into any other corporation (except a wholly owned subsidiary of the Corporation); provided, however, that no separate vote of the holders of the Preferred Stock as a class shall be required in the case of a merger or consolidation or a sale, exchange or conveyance of all or substantially all of the assets, property or business of the Corporation (such transactions being hereinafter in this proviso referred to as a "reorganization") if (A) the resulting, surviving or acquiring corporation will have after such reorganization no stock either authorized or outstanding (except such stock of the Corporation as may have been authorized or outstanding immediately preceding such reorganization, or such stock of the resulting, surviving or acquiring corporation as may be issued in exchange therefor) ranking prior to, or on a parity with, the Preferred Stock or the stock of the resulting, surviving or acquiring corporation issued in exchange therefor and (B) each holder of shares of Preferred Stock immediately preceding such reorganization will receive in exchange therefor the same number of shares of stock, with substantially the same preferences, rights and powers, of the resulting, surviving, or acquiring corporation.

            So long as any shares of Preferred Stock shall be outstanding and unless the consent or approval of a greater number of shares shall then be required by law, without first obtaining the consent or approval of the holders of a majority of the number of such shares at the time outstanding, given in person or by proxy at a meeting at which the holders of such shares shall be entitled to vote separately as a class, the Corporation shall not amend the provisions of its Certificate of Incorporation so as to increase the amount of the authorized Preferred Stock or so as to authorize any other stock ranking on a parity with the Preferred Stock either as to payment of dividends or upon liquidation.

            (c) If on any date a total of six quarterly dividends on the Series K Preferred Stock have fully accrued but have not been paid in full, the holders of shares of the Series K Preferred Stock, together with the holders of all other then-outstanding shares of any series of the Preferred Stock (or any other series or class of the Corporation's preferred stock) as to which series or class a total of six quarterly dividends have fully accrued but have not been paid in full and which such series or class shall be entitled to the rights described in this paragraph (c) (collectively, "Defaulted Preferred Stock"), shall have the right, voting together as a single class, to elect two directors. Such right of the holders of Defaulted Preferred Stock to vote for the election of such two directors may be exercised at any annual meeting or at any special meeting called for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of a majority of all outstanding shares of Defaulted Preferred Stock, until dividends in default on the outstanding shares of Defaulted Preferred Stock shall have been paid in full (or such dividends shall have been declared and funds sufficient therefor set apart for payment), at which time the term of office of the two directors so elected shall terminate automatically. So long as such right to vote continues (and unless such right has been exercised by written consent of the holders of a majority of the outstanding shares of Defaulted Preferred Stock as hereinabove authorized), the Secretary of the Corporation may call, and upon the written request of the holders of record of a majority of the outstanding shares of Defaulted Preferred Stock addressed to him at the principal office of the Corporation shall call, a special meeting of the holders of such shares for the election of such two directors as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the By-laws for the holding of meetings of stockholders. No such special meeting or adjournment thereof shall be held on a date less than 30 days before an annual meeting of stockholders or any special meeting in lieu thereof. If at any such annual or special meeting or any adjournment thereof the holders of a majority of the then outstanding shares of Defaulted Preferred Stock entitled to vote in such election shall be present or represented by proxy, or if the holders of a majority of the outstanding shares of Defaulted Preferred Stock shall have acted by written consent in lieu of a meeting with respect thereto, then the authorized number of directors shall be increased by two, and the holders of the Defaulted Preferred Stock shall be entitled to elect the two additional directors. Directors so elected shall serve until the next annual meeting or until their successors shall be elected and shall qualify, unless the term of office of the persons so elected as directors shall have terminated under the circumstances set forth in the second sentence of this paragraph (c). In case of any vacancy occurring among the directors elected by the holders of the Defaulted Preferred Stock as a class, the remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the directors whose places shall be vacant. If both directors so elected by the holders of Defaulted Preferred Stock as a class shall cease to serve as directors before their terms shall expire, the holders of the Defaulted Preferred Stock then outstanding and entitled to vote for such directors may, by written consent as hereinabove provided, or at a special meeting of such holders called as provided above, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

            SECTION 8. Definitions. For the purposes of the Certificate of Designation of the Series K Preferred Stock which embodies this resolution:

            "Persons" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

            "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

            SECTION 9. Rank. The Series K Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, equally with all shares of $4.53 ESOP Convertible Preferred Stock, Series C; 6.365% Cumulative Preferred Stock, Series F; 6.213% Cumulative Preferred Stock, Series G; 6.231% Cumulative Preferred Stock, Series H; Series I

Cumulative Convertible Preferred Stock; 8.08% Cumulative Preferred Stock, Series J; 9.50% Cumulative Preferred Stock, Series L; 5.864% Cumulative Preferred Stock, Series M; and Cumulative Adjustable Rate Preferred Stock, Series Y of the Corporation.

                                   Exhibit VII

                   9.50% Cumulative Preferred Stock, Series L

            SECTION 1. Designation and Amount. The shares of such series shall be designated as the "9.50% Cumulative Preferred Stock, Series L" (the "Series L Preferred Stock") and the number of shares constituting such series shall be 690,000, which number may be increased or decreased by a resolution adopted by the Board of Directors or a committee so authorized by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of then currently outstanding shares of Series L Preferred Stock plus the number of shares reserved for issuance pursuant to any outstanding Purchase Contracts entered into by the Corporation.

            SECTION 2. Dividend and Distributions. (a) The holders of shares of Series L Preferred Stock, in preference to the holders of shares of the Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation and of any other capital stock of the Corporation ranking junior to the Series L Preferred Stock as to payment of dividends, shall be entitled to receive, when and as declared by the Board of Directors out of net profits or net assets of the Corporation legally available for the payment of dividends, cumulative cash dividends at the annual rate of 9.50% of the liquidation preference per share of the Series L Preferred Stock (equivalent to $47.50 per annum per share), and no more, in equal quarterly payments (rounded down to the nearest cent) on March 31, June 30, September 30 and December 31 in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date which is at least 10 days after the date of original issue of the Series L Preferred Stock.

            (b) Dividends payable pursuant to paragraph (a) of this Section 2 shall begin to accrue and be cumulative from the date of original issue of the Series L Preferred Stock, except that the amount of the cumulative cash dividend payable with respect to the first Quarterly Dividend Payment Date shall be as specified in paragraph (a) of this Section 2. The amount of dividends so payable shall be determined on the basis of twelve 30-day months and a 360-day year. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series L Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The record date for the determination of holders of shares of Series L Preferred Stock entitled to receive payment of a dividend declared thereon shall be the close of business on the fifteenth day (whether or not a business day) immediately preceding the Quarterly Dividend Payment Date or such other date, no more than 60 days prior to the date fixed for the payment thereof, as may be determined by the Board of Directors or a duly authorized committee thereof.

            SECTION 3. Certain Restrictions. (a) Whenever quarterly dividends payable on shares of Series L Preferred Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends, whether or not declared, on the outstanding shares of Series L Preferred Stock shall have been paid in full or declared and set apart for payment, the Corporation shall not:
(i) declare or pay dividends, or make any other distributions, on any shares of Common Stock or other capital stock ranking junior (either as to payment of dividends or distribution of assets upon liquidation, dissolution or winding up) to the Series L Preferred Stock

("Junior Stock"), other than dividends or distributions payable in Junior Stock;
(ii) declare or pay dividends, or make any other distributions, on any shares of capital stock ranking on a parity (either as to payment of dividends or distribution of assets upon liquidation, dissolution or winding up) with the Series L Preferred Stock ("Parity Stock"), other than dividends or distributions payable in Junior Stock, except dividends paid ratably on the Series L Preferred Stock and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all such shares are then entitled; (iii) redeem or purchase or otherwise acquire for consideration any shares of Junior Stock; provided, that the Corporation may at any time redeem, purchase or otherwise acquire any shares of Junior Stock in exchange for shares of Junior Stock; or (iv) redeem or purchase or otherwise acquire for consideration any shares of Series L Preferred Stock or Parity Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            (b) The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to paragraph (a) of this Section 3, purchase or otherwise acquire such shares at such time and in such manner.

            SECTION 4. Redemption. (a) The shares of Series L Preferred Stock shall not be redeemed by the Corporation prior to the later of June 30, 2001, and the date of issue of the Series L Preferred Stock. The Corporation at its option, may redeem shares of Series L Preferred Stock, as a whole or in part, at any time or from time to time on or after the later of June 30, 2001, and the date of issue of the Series L Preferred Stock, at a price of $500 per share, plus an amount per share equal to all accrued but unpaid dividends thereon, whether or not declared, to the date fixed for redemption (hereinafter called the "redemption price"). The Corporation's election to redeem shares of Series L Preferred Stock shall be expressed by resolution of the Board of Directors. Any such redemption shall be made upon not less than 30, nor more than 60, days notice prior to the redemption date fixed by the Board of Directors and specified therein to holders of record of the shares of Series L Preferred Stock to be redeemed, given as hereinafter provided.

            (b) If less than all shares of Series L Preferred Stock at the time outstanding are to be redeemed, the shares to be redeemed shall be selected pro rata or by lot, in such manner as may be prescribed by resolution of the Board of Directors.

            (c) Notice of any redemption of shares of Series L Preferred Stock shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York, such publication to be made not less than 30 nor more than 60 days prior to the redemption date fixed by the Board of Directors and specified therein. A similar notice shall be mailed by the Corporation, or its agent, postage prepaid, not less than 30 nor more than 60 days prior to such redemption date, addressed to the respective holders of record of shares of Series L Preferred Stock to be redeemed at their respective addresses as the same shall appear on the stock transfer records of the Corporation, but the mailing of such notice shall not be a condition of such redemption. In order to facilitate the redemption of shares of Series L Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Series L Preferred Stock to be redeemed, not more than 60 days nor less than 30 days prior to the date fixed for such redemption.

            (d) Notice having been given pursuant to paragraph (c) of this
Section 4, from and after the date specified therein as the date of redemption, unless default shall be made by the Corporation in providing moneys for the payment of the redemption price pursuant to such notice, all dividends on the Series L Preferred Stock thereby called for redemption shall cease to accrue, and from and after the date of redemption so specified, unless default shall be made by the Corporation as aforesaid, or from and after the date (if prior to the date of redemption so specified) on which the Corporation shall provide the moneys for the payment of the redemption price by depositing the amount thereof with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $10,000,000, provided that the notice of redemption shall state the intention of the Corporation to deposit such amount on a date prior to the date of redemption so specified in such notice, all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price (but without interest), shall cease. Any interest allowed on moneys so deposited shall be paid to the Corporation. Any moneys so deposited which shall remain unclaimed by the holders of such Series L Preferred Stock at the end of six years after the redemption date shall become the property of, and be paid by such bank or trust company to, the Corporation.

            SECTION 5. Reaquired Shares. Any shares of Series L Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of the Corporation's Preferred Stock, par value $1.00 per share (collectively with the Series L Preferred Stock, the "Preferred Stock"), of the Corporation and may be reissued subject to the conditions or restrictions on issuance set forth herein, in the Corporation's Restated Certificate of Incorporation, as it may be amended or restated from time to time (the "Certificates of Incorporation"), in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

            SECTION 6. Liquidation, Dissolution or Winding Up. (a) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of Junior Stock, unless, prior thereto, the holders of shares of Series L Preferred Stock shall have received $500 per share, plus an amount per share equal to all accrued but unpaid dividends thereon, whether or not declared, to the date of such payment or (ii) to the holders of shares of Parity Stock, except distributions made ratably on the Series L Preferred Stock and all such Parity Stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. After payment of the full amount of the liquidating distribution to which holders of the Series L Preferred Stock are entitled, such holders shall have no right or claim to any of the remaining assets of the Company.

            (b) Neither the consolidation, merger or other business combination of the Corporation with or into any other Person or Persons, nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

            SECTION 7. Voting Rights. In addition to any voting rights provided in the Certificate of Incorporation for all series of Preferred Stock, and any voting rights provided by law, the holders of shares of Series L Preferred Stock shall have the following voting rights:

            (a) Except as otherwise provided herein, or by the Certificate of Incorporation, or by law, the shares of Series L Preferred Stock and the shares of Common Stock (and any other shares of capital stock of the Corporation at the time entitled thereto) shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation, provided that, when voting together with the shares of Common Stock, each share of Series L Preferred Stock shall be entitled to three votes.

            (b) So long as any shares of Series L Preferred Stock shall be outstanding and unless the consent or approval of a greater number of shares shall then be required by law, without first obtaining the consent or approval of the holders of at least two-thirds of the number of then-outstanding shares of Series L Preferred Stock, and all other series of Preferred Stock, voting as a single class, given in person or by proxy at a meeting at which the holders of such shares shall be entitled to vote separately as a class, the Corporation shall not: (i) authorize shares of any class or series of stock having any preference or priority as to dividends or upon liquidation ("Senior Stock") over the Preferred Stock;
      (ii) reclassify any shares of stock of the Corporation into shares of Senior Stock; (iii) authorize any security exchangeable for, convertible into, or evidencing the right to purchase any shares of Senior Stock; (iv) amend, alter or repeal the Certificate of Incorporation to alter or change the preferences, rights or powers of the Preferred Stock so as to affect the Preferred Stock adversely; provided, however, that if any such amendment, alteration or repeal would alter or change the preferences, rights or powers of one or more, but not all, of the series of the Preferred Stock at the time outstanding, the consent or approval of the holders of at least two-thirds of the number of the outstanding shares of each such series so affected, similarly given, shall be required in lieu of (or if such consent is required by law, in addition to) the consent or approval of the holders of at least two-thirds of the number of outstanding shares of Preferred Stock as a class; or (v) effect the voluntary liquidation, dissolution or winding up of the Corporation, or the sale, lease or exchange of all or substantially all of the assets, property or business of the Corporation, or the merger or consolidation of the Corporation with or into any other corporation (except a wholly owned subsidiary of the Corporation); provided, however, that no separate vote of the holders of the Preferred Stock as a class shall be required in the case of a merger or consolidation or a sale, exchange or conveyance of all or substantially all of the assets, property or business of the Corporation (such transactions being hereinafter in this proviso referred to as a "reorganization") if (A) the resulting, surviving or acquiring corporation will have after such reorganization no stock either authorized or outstanding (except such stock of the Corporation as may have been authorized or outstanding immediately preceding such reorganization, or such stock of the resulting, surviving or acquiring corporation as may be issued in exchange therefore) ranking prior to, or on a parity with, the Preferred Stock or the stock of the resulting, surviving or acquiring corporation issued in exchange therefor and (B) each holder of shares of Preferred Stock immediately preceding such reorganization will receive in exchange therefor the same number of shares of stock, with substantially the same preferences, rights and powers, of the resulting, surviving, or acquiring corporation.

            So long as any shares of Preferred Stock shall be outstanding and unless the consent or approval of a greater number of shares shall then be required by law, without first obtaining the consent or approval of the holders of a majority of the number of such shares at the time outstanding, given in person or by proxy at a meeting at which the holders of such shares shall be entitled to vote separately as a class, the Corporation shall not amend the provisions of its Certificate of Incorporation so as to increase the amount of the authorized Preferred Stock or so as to authorize any other stock ranking on a parity with the Preferred Stock either as to payment of dividends or upon liquidation.

            (c) If on any date a total of six quarterly dividends on Series L Preferred Stock have fully accrued but have not been paid in full, the holders of shares of Series L Preferred Stock, together with the holders of all other then-outstanding shares of any series of the Preferred Stock (or any other series or class of the Corporation's preferred stock) as to which series or class a total of six quarterly dividends have fully accrued but have not been paid in full and which such series or class shall be entitled to the rights described in this paragraph (c) (collectively, "Defaulted Preferred Stock"), shall have the right, voting together as a single class, to elect two directors. Such right of the holders of Defaulted Preferred Stock to vote for the election of such two directors may be exercised at any annual meeting or at any special meeting called for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of a majority of all outstanding shares of Defaulted Preferred Stock, until dividends in default on the outstanding shares of Defaulted Preferred Stock shall have been paid in full (or such dividends shall have been declared and funds sufficient therefor set apart for payment), at which time the term of office of the two directors so elected shall terminate automatically. So long as such right to vote continues (and unless such right has been exercised by written consent of the holders of a majority of the outstanding shares of Defaulted Preferred Stock as hereinabove authorized), the Secretary of the Corporation may call, and upon the written request of the holders of record of a majority of the outstanding shares of Defaulted Preferred Stock addressed to him at the principal office of the Corporation shall call, a special meeting of the holders of such shares for the election of such two directors as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the By-laws for the holding of meetings of stockholders. No such special meeting or adjournment thereof shall be held on a date less than 30 days before an annual meeting of stockholders or any special meeting in lieu thereof. If at any such annual or special meeting or any adjournment thereof the holders of a majority of the then outstanding shares of Defaulted Preferred Stock entitled to vote in such election shall be present or represented by proxy, or if the holders of a majority of the outstanding shares of Defaulted Preferred Stock shall have acted by written consent in lieu of a meeting with respect thereto, then the authorized number of directors shall be increased by two, and the holders of the Defaulted Preferred Stock shall be entitled to elect the two additional directors. Directors so elected shall serve until the next annual meeting or until their successors shall be elected and shall qualify, unless the term of office of the persons so elected as directors shall have terminated under the circumstances set forth in the second sentence of this paragraph (c). In case of any vacancy occurring among the directors elected by the holders of the Defaulted Preferred Stock as a class, the remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the directors whose places shall be vacant. If both directors so elected by the holders of Defaulted Preferred stock as a class shall cease to serve as directors before their terms shall expire, the holders of the Defaulted Preferred Stock then outstanding and entitled to vote for such directors may, by written consent as hereinabove provided, or at a special meeting of such holders called as provided above, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

            SECTION 8. Definitions. For the purposes of the Certificate of Designations of the Series L Preferred Stock which embodies this resolution:

            "Persons" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

            "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

            SECTION 9. Rank. The Series L Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, equally with all shares of $4.53 ESOP Convertible Preferred Stock, Series C; 6.365% Cumulative Preferred Stock, Series F; 6.213% Cumulative Preferred Stock, Series G; 6.231% Cumulative Preferred Stock, Series H; Series I Cumulative Convertible Preferred Stock; 8.08% Cumulative Preferred Stock, Series J; 8.40% Cumulative Preferred Stock, Series K; 5.864% Cumulative Preferred Stock, Series M; and Cumulative Adjustable Rate Preferred Stock, Series Y of the Corporation.

                                  Exhibit VIII

                   5.864% Cumulative Preferred Stock, Series M

                  1. Designation and Number of Shares. The designation of such series shall be 5.864% Cumulative Preferred Stock, Series M (the "Series M Preferred Stock"), and the number of shares constituting such series shall be 800,000. The number of authorized shares of Series M Preferred Stock may be reduced (but not below the number of shares thereof then outstanding) by further resolution duly adopted by the Board of Directors or the Executive Committee and by the filing of a certificate pursuant to the provisions of the DGCL stating that such reduction has been so authorized, but the number of authorized shares of Series M Preferred Stock shall not be increased.

                  2. Dividends. Dividends on each share of Series M Preferred Stock shall be cumulative from the date of original issue of such share and shall be payable, when and as declared by the Board of Directors out of funds legally available therefor, in cash on February 1, May 1, August 1 and November 1 of each year, commencing November 1, 1997.

                  Each quarterly period beginning on February 1, May 1, August 1 and November 1 in each year and ending on and including the day next preceding the first day of the next such quarterly period shall be a "Dividend Period." If a share of Series M Preferred Stock is outstanding during an entire Dividend Period, the dividend payable on such share on the first day of the calendar month immediately following the last day of such Dividend Period shall be $3.665 (or one-fourth of 5.864% of the Liquidation Preference (as defined in Section 7) for such share). If a share of Series M Preferred Stock is outstanding for less than an entire Dividend Period, the dividend payable on such share on the first day of the calendar month immediately following the last day of such Dividend Period on which such share shall be outstanding shall be the product of $3.665 multiplied by the ratio (which shall not exceed one) that the number of days that such share was outstanding during such Dividend Period bears to the number of days in such Dividend Period.

                  If, prior to 18 months after the date of the original issuance of the Series M Preferred Stock, one or more amendments to the Internal Revenue Code of 1986, as amended (the "Code") are enacted that reduce the percentage of the dividends-received deduction (currently 70%) as specified in section 243(a)(1) of the Code or any successor provision (the "Dividends-Received Percentage"), the amount of each dividend payable (if declared) per share of Series M Preferred Stock for dividend payments made on or after the effective date of such change in the Code will be adjusted by multiplying the amount of the dividend payable described above (before adjustment) by the following fraction (the "DRD Formula"), and rounding the result to the nearest cent (with one-half cent rounded up):

                              1-.35(1-.70)
                              ------------
                              1-.35(1-DRP)

      For the purposes of the DRD Formula, "DRP" means the Dividends-Received Percentage (expressed as a decimal) applicable to the dividend in question; provided, however, that if the Dividends-Received Percentage applicable to the dividend in question shall be less than 50%, then the DRP shall equal .50. Notwithstanding the foregoing provisions, if, with respect to any such amendment, the Company receives either an unqualified opinion of nationally recognized independent tax counsel selected by the Company or a private letter ruling or similar form of authorization from the Internal Revenue Service ("IRS") to the effect that such amendment does not apply to a dividend payable on the Series M Preferred Stock, then such amendment will not result in the adjustment provided for pursuant to the DRD Formula with respect to such dividend. Such opinion shall be based upon the legislation amending or establishing the DRP or upon a published pronouncement of the IRS addressing such legislation.

                  If any such amendment to the Code is enacted after the dividend payable on a dividend payment date has been declared, the amount of the dividend payable on such dividend payment date will not be increased; instead, additional dividends (the "Post Declaration Date Dividends") equal to the excess, if any, of (x) the product of the dividend paid by the Company on such dividend payment date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the greater of the Dividends-Received Percentage applicable to the dividend in question and .50) over (y) the dividend paid by the Company on such dividend payable date, will be payable (if declared) to holders of Series M Preferred Stock on the record date applicable to the next succeeding dividend payment date or, if the Series M Preferred Stock is called for redemption prior to such record date, to holders of Series M Preferred Stock on the applicable redemption date, as the case may be, in addition to any other amounts payable on such date.

                  If any such amendment to the Code is enacted and the reduction in the Dividends-Received Percentage retroactively applies to a dividend payment date as to which the Company previously paid dividends on the Series M Preferred Stock (each, an "Affected Dividend Payment Date"), the Company will pay (if declared) additional dividends (the "Retroactive Dividends") to holders of Series M Preferred Stock on the record date applicable to the next succeeding dividend payment date (or, if such amendment is enacted after the dividend payable on such dividend payment date has been declared, to holders of Series M Preferred Stock on the record date following the date of enactment) or, if the Series M Preferred Stock is called for redemption prior to such record date, to holders of Series M Preferred Stock on the applicable redemption date, as the case may be, in an amount equal to the excess of (x) the product of the dividend paid by the Company on each Affected Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the greater of the Dividends-Received Percentage and .50 applied to each Affected Dividend Payment Date) over (y) the sum of the dividend paid by the Company on each Affected Dividend Payment Date; provided, however that if the Company has received the opinion, letter ruling or authorization referred to above, with respect to a dividend payable on the Affected Payment Date, then no such Retroactive Dividends will be payable.

                  Each dividend on the shares of Series M Preferred Stock shall be paid to the holders of record of shares of Series M Preferred Stock as they appear on the stock register of the Company on such record date, not more than 60 days nor less than 10 days preceding the payment date of such dividend, as shall be fixed in advance by the Board of Directors. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed in advance by the Board of Directors.

                  If there shall be outstanding shares of any other class or series of preferred stock of the Company ranking on a parity as to dividends with the Series M Preferred Stock, the Company, in making any dividend payment on account of arrears on the Series M Preferred Stock or such other class or series of preferred stock, shall make payments ratably upon all outstanding shares of Series M Preferred Stock and such other class or series of preferred stock in proportion to the respective amounts of dividends in arrears upon all such outstanding shares of Series M Preferred Stock and such other class or series of preferred stock to the date of such dividend payment.

                  Holders of shares of Series M Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on such shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment that is in arrears.

                  3. Redemption. The Series M Preferred Stock is not subject to any mandatory redemption pursuant to a sinking fund or otherwise. The Company, at its option, may redeem shares of Series M Preferred Stock, as a whole or in part, at any time or from time to time on or after October 8, 2007, at a price of $250 per share, plus accrued and accumulated but unpaid dividends thereon to but excluding the date fixed for redemption (the "Redemption Price").

                  If the Company shall redeem shares of Series M Preferred Stock pursuant to this Section 3, notice of such redemption shall be given by first class mail, postage prepaid, not less than 30 or more than 90 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as shown on the stock register of the Company. Each such notice shall state: (a) the redemption date; (b) the number of shares of Series M Preferred Stock to be redeemed and, if less than all such shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (c) the Redemption Price; (d) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Company in providing money for the payment of the Redemption Price) dividends on the shares of Series M Preferred Stock so called for redemption shall cease to accrue, and such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the Redemption Price) shall cease. Upon surrender in accordance with such notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), the Company shall redeem such shares at the Redemption Price. If less than all the outstanding shares of Series M Preferred Stock are to be redeemed, the Company shall select those shares to be redeemed from outstanding shares of Series M Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Board of Directors to be equitable.

                  The Company shall not redeem less than all the outstanding shares of Series M Preferred Stock pursuant to this Section 3, or purchase or acquire any shares of Series M Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series M Preferred Stock, unless full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Series M Preferred Stock for all past Dividend Periods, and unless all matured obligations of the Company with respect to all sinking funds, retirement funds or purchase funds for all series of Preferred Stock then outstanding have been met.

                  4. Shares to be Retired. All shares of Series M Preferred Stock redeemed by the Company shall be retired and canceled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be reissued.

                  5. Conversion or Exchange. The holders of shares of Series M

      Preferred Stock shall not have any rights to convert any such shares into or exchange any such shares for shares of any other class or series of capital stock of the Company.

                  6. Voting. Except as otherwise provided in this Section 6 or as otherwise required by law, the Series M Preferred Stock shall have no voting rights.

                  If six quarterly dividends (whether or not consecutive) payable on shares of Series M Preferred Stock are in arrears at the time of the record date to determine stockholders for any annual meeting of stockholders of the Company, the number of directors of the Company shall be increased by two, and the holders of shares of Series M Preferred Stock (voting separately as a class with the holders of shares of any one or more other series of Preferred Stock upon which like voting rights have been conferred and are exercisable) shall be entitled at such annual meeting of stockholders to elect two directors of the Company, with the remaining directors of the Company to be elected by the holders of shares of any other class or classes or series of stock entitled to vote therefor. In any such election, holders of shares of Series M Preferred Stock shall have one vote for each share held.

                  At all meetings of stockholders at which holders of Preferred Stock shall be entitled to vote for Directors as a single class, the holders of a majority of the outstanding shares of all classes and series of capital stock of the Company having the right to vote as a single class shall be necessary to constitute a quorum, whether present in person or by proxy, for the election by such single class of its designated Directors. In any election of Directors by stockholders voting as a class, such Directors shall be elected by the vote of at least a plurality of shares held by such stockholders present or represented at the meeting. At any such meeting, the election of Directors by stockholders voting as a class shall be valid notwithstanding that a quorum of other stockholders voting as one or more classes may not be present or represented at such meeting.

                  Any director who has been elected by the holders of shares of Series M Preferred Stock (voting separately as a class with the holders of shares of any one or more other series of Preferred Stock upon which like voting rights have been conferred and are exercisable) may be removed at any time, with or without cause, only by the affirmative vote of the holders of the shares at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If a vacancy occurs among the Directors elected by such stockholders voting as a class, other than by removal from office as set forth in the preceding sentence, such vacancy may be filled by the remaining Director so elected, or his successor then in office, and the Director so elected to fill such vacancy shall serve until the next meeting of stockholders for the election of Directors.

                  The voting rights of the holders of the Series M Preferred Stock to elect Directors as set forth above shall continue until all dividend arrearages on the Series M Preferred Stock have been paid or declared and set apart for payment. Upon the termination of such voting rights, the terms of office of all persons who may have been elected pursuant to such voting rights shall immediately terminate, and the number of directors of the Company shall be decreased by two.

                  Without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Preferred Stock then outstanding, voting separately as a class without regard to series, with the holders of shares of Series M Preferred Stock being entitled to cast one vote per share, the Company may not:

                  (i) create any class of stock that shall have preference as to dividends or distributions of assets over the Series M Preferred Stock; or

                  (ii) alter or change the provisions of the Certificate of Incorporation (including any Certificate of Amendment or Certificate of Designation relating to the Series M Preferred Stock) so as to adversely affect the powers, preferences or rights of the holders of shares of Series M Preferred Stock;

      provided, however, that if such creation or such alteration or change would adversely affect the powers, preferences or rights of one or more, but not all, series of Preferred Stock at the time outstanding, such alteration or change shall require consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of all of the shares of all such series so affected, voting as a class.

                  7. Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, voluntary or involuntary, the holders of Series M Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to stockholders, before any distribution of assets shall be made to the holders of the Common Stock or of any other shares of stock of the Company ranking as to such distribution junior to the Series M Preferred Stock, a liquidating distribution in an amount equal to $250 per share (the "Liquidation Preference") plus an amount equal to any accrued and accumulated but unpaid dividends thereon to the date of final distribution. The holders of the Series M Preferred Stock shall not be entitled to receive the Liquidation Preference and such accrued dividends, however, until the liquidation preference of any other class of stock of the Company ranking senior to the Series M Preferred Stock as to rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full.

                  If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets available for distribution are insufficient to pay in full the amounts payable with respect to the Series M Preferred Stock and any other shares of stock of the Company ranking as to any such distribution on a parity with the Series M Preferred Stock, the holders of the Series M Preferred Stock and of such other shares shall share ratably in any distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled.

                  After payment to the holders of the Series M Preferred Stock of the full preferential amounts provided for in this Section 7, the holders of the Series M Preferred Stock shall be entitled to no further participation in any distribution of assets by the Company.

                  Consolidation or merger of the Company with or into one or more other corporations, or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all of the assets of the Company, shall not be deemed or construed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 7 if the preferences or special voting rights of the holders of shares of Series M Preferred Stock are not impaired thereby.

                  8. Limitation on Dividends on Junior Stock. So long as any Series M Preferred Stock shall be outstanding the Company shall not declare any dividends on the Common Stock or any other stock of the Company ranking as to dividends or distributions of assets junior to the Series M Preferred Stock (the Common Stock and any such other stock being herein referred to as "Junior Stock"), or make any payment on account of, or set apart money for, a sinking fund or other similar fund or agreement for the purchase, redemption or other retirement of any shares of Junior Stock, or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Company, other than a distribution of Junior Stock (such dividends, payments, setting apart and distributions being herein called "Junior Stock Payments"), unless the following conditions shall be satisfied at the date of such declaration in the case of any such dividend, or the date of such setting apart in the case of any such fund, or the date of such payment or distribution in the case of any other Junior Stock Payment:

                  (i) full cumulative dividends shall have been paid or declared and set apart for payment on all outstanding shares of Preferred Stock other than Junior Stock; and

                  (ii) the Company shall not be in default or in arrears with respect to any sinking fund or other similar fund or agreement for the purchase, redemption or other retirement of any shares of Preferred Stock other than Junior Stock;

      provided, however, that any funds theretofore deposited in any sinking fund or other similar fund with respect to any Preferred Stock in compliance with the provisions of such sinking fund or other similar fund may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund or other similar fund regardless of whether at the time of such application full cumulative dividends upon shares of Series M Preferred Stock outstanding to the last dividend payment date shall have been paid or declared and set apart for payment by the Company.

                                   Exhibit IX

               Graduated Rate Cumulative Preferred Stock, Series O

      (1) Number of Shares and Designation. The shares of such series shall be designated as "Graduated Rate Cumulative Preferred Stock, Series O" (hereinafter called the "Preferred Stock, Series O"), and the number of shares constituting such series shall be 625,000. Shares of Preferred Stock, Series O shall be issued in exchange for former shares of Graduated Rate Cumulative Preferred Stock, Series 8B, of Citicorp, a Delaware corporation (the "Citicorp Preferred Stock").

      (2) Dividends. (a) The holders of shares of the Preferred Stock, Series O, shall be entitled to receive cash dividends, when, as and if declared by the Board of Directors of the Corporation or any duly authorized committee thereof (the "Board of Directors"), out of assets legally available for the purpose, at the rate determined as provided below in this Section (2) applied to the amount of $100.00 per share. Such dividends shall be cumulative from the effective time (the "Effective Time") of the Merger (as defined in the Agreement and Plan of Merger, dated as of April 5, 1998, between the Corporation and Citicorp) and shall be payable quarterly in arrears, when and as declared by the Board of Directors, on February 15, May 15, August 15 and November 15 of each year, commencing on the first such date to occur after the the latest quarterly dividend payment date for the Citicorp Preferred Stock for which the record date was prior to Effective Time. Notwithstanding anything to the contrary herein, for purposes of calculating the amount of dividends accumulating on the shares of the Preferred Stock, Series O, the initial dividend period shall be deemed to commence on the payment date for the last quarterly dividend on the Citicorp Preferred Stock for which the record date occurred prior to the Effective Time. Each such dividend shall be payable to the holders of record of shares of the Preferred Stock, Series O, as they appear on the stock register of the Corporation on such record dates, not more than 30 nor less than 15 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Dividends on account of arrears for any past Dividend Periods (as defined in subsection (b)(i) of this Section (2)) may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

      (b)(i) Dividends on the Preferred Stock, Series O, (1) for all quarterly dividend periods (each hereinafter referred to as a "Quarterly Dividend Period" and collectively as "Quarterly Dividend Periods" or "Dividend Periods") ending on or prior to August 15, 1999 will be payable at a fixed dividend rate equal to the Five Year Treasury Rate (as defined in subsection (b)(ii) of this Section
(2)) plus 1.50% per annum, (2) for all Quarterly Dividend Periods ending after August 15, 1999 and on or prior to August 15, 2004 will be payable at a fixed dividend rate equal to the Five Year Treasury Rate plus 2.25% per annum and (3) for all Quarterly Dividend Periods ending after August 15, 2004 will be payable at a fixed dividend rate equal to the Five Year Treasury Rate plus 3.00% per annum; provided, that the fixed dividend rate on the Preferred

Stock, Series O, for any Quarterly Dividend Period ending on or prior to August 15, 2004 shall in no event be less than 7.00% per annum nor greater than 14.00% per annum, and for any Quarterly Dividend Period ending after August 15, 2004 shall in no event be less than 8.00% per annum nor greater than 16.00% per annum.

      (ii) Except as provided below in this subsection (b)(ii), the "Five Year Treasury Rate" for each period for which the dividend rate on the Preferred Stock, Series O, is being determined shall be the arithmetic average of the two most recent weekly per annum Five Year Average Yields (as defined in subsection
(b)(iii)(C) of this Section (2)) (or the one weekly per annum Five Year Average Yield, if only one such Yield shall be published as provided below during the relevant Calendar Period (as defined in subsection (b)(iii)(A) of this Section
(2)), as published weekly by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") during the Calendar Period immediately prior to July 1, 1994, with respect to all Quarterly Dividend Period in the five-year period ending August 15, 1999, July 1, 1999, with respect to all Quarterly Dividend Periods ending after August 15, 2004, or July 1, 2004, with respect to all Quarterly Dividend Periods ending after August 15, 2004. In the event that the Federal Reserve Board does not publish such a weekly per annum Five Year Average Yield during such Calendar Period, then the Five Year Treasury Rate for the period for which the dividend rate on the Preferred Stock, Series O, is being determined shall be the arithmetic average of the two most recent weekly per annum Five Year Average Yields (or the one weekly per annum Five Year Average Yield, if only one such Yield shall be published as provided below during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Five Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Five Year Treasury Rate for such period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during the relevant Calendar Period) for all the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined in subsection (b)(iii)(B) of this Section (2))) then having maturities of not less than three nor more than seven years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason it cannot determine the Five Year Treasury Rate for any period for which the dividend rate on the Preferred Stock, Series O is being determined as provided above in this subsection (b)(ii), then the Five Year Treasury Rate for such period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than three nor more than seven years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation. In the event that the

Corporation determines in good faith that for any reason it cannot determine the Five Year Treasury Rate for any period for which the dividend rate on the Preferred Stock, Series O, is being determined, as provided in the immediately preceding sentence, then the Five Year Treasury Rate for such period shall be, with respect to the five-year period ending on August 15, 1999, the dividend rate in effect for the period immediately preceding such five-year period and, with respect to any other period for which the dividend rate on the Preferred Stock, Series O, is being determined, the Five Year Treasury Rate in effect for the immediately preceding five-year period.

      (iii) For purposes of this Section (2), the term:

                  (A) "Calendar Period" means a period of fourteen calendar
            days;

                  (B) "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; and

                  (C) "Five Year Average Yield" means the average yield to
            maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of five years).

      (iv) The Five Year Treasury Rate shall be rounded upwards to the nearest five hundredths of a percentage point.

      (v) The amount of dividends payable for each full Dividend Period for the Preferred Stock, Series O, shall be computed by dividing the applicable dividend rate by four and applying the dividend rate the amount of $100.00 per share. The amount of dividends payable for the initial Dividend Period on the Preferred Stock, Series O, or any period shorter or longer than a full Dividend Period on the Preferred Stock, Series O, shall be computed on the basis of 30-day months and a 360-day year.

      (vi) The amount of dividends with respect to any period for which the dividend rate is being determined for the Preferred Stock, Series O, will be calculated as promptly as practicable by the Corporation according to the appropriate method described herein. The mathematical accuracy of each such calculation will be confirmed in writing by independent accountants of recognized standing. The Corporation will cause the applicable dividend rate for the Preferred Stock, Series O, to be published in a newspaper of general circulation in New York City prior to the commencement of the five-year period to which it applies or the final dividend period, as the case may be, and will cause notice of such dividend rate to be enclosed with the dividend payment checks next mailed to the holders of the Preferred Stock, Series O.

      (vii) If one or more amendments to the Internal Revenue Code of 1986, as amended (the "Code"), are enacted that reduce the percentage specified in
Section 243(a)(1) of the Code
or any successor provision (the "Dividends Received Percentage"), the amount of each dividend payable per share of the Preferred Stock, Series O, shall be adjusted by multiplying the amount of dividend determined as provided in this Section (2) (before adjustment) by a factor, which shall be the number determined in accordance with the following formula, and rounding the result to the nearest cent:

                               1 - .34 (1 - .70)
                               -----------------
                               1 - .34 (1 - DRP)

For the purposes of the above formula, "DRP" means the Dividends Received Percentage applicable to the dividend in question. Notwithstanding the foregoing provisions, in the event that, with respect to any such amendment, the Corporation shall receive either an unqualified opinion of independent recognized tax counsel or a private letter ruling or similar form of authorization from the Internal Revenue Service to the effect that such an amendment would not apply to dividends payable on the Preferred Stock, Series O then any such amendment shall not result in the adjustment provided for pursuant to this subsection (b)(vii). Unless the context otherwise requires, references to such dividends herein shall mean dividends as adjusted pursuant to the provisions of this subsection (b)(vii). The Corporation's calculation of the dividends payable as so adjusted and as certified accurate as to calculation and reasonable as to method by the independent certified public accountants then regularly engaged by the Corporation, shall be final and not subject to review.

      In the event that the amount of dividend payable per share of the Preferred Stock, Series O, shall be adjusted pursuant to this subsection
(b)(vii), the Corporation shall cause notice of such adjustment to be published in addition to and together with the dividend rate with respect to such dividend as provided in subsection (b)(vi) of this Section (2) and will cause notice of each such adjustment to be enclosed with the dividend payment checks next mailed to the holders of the Preferred Stock, Series O.

      (c) So long as any shares of the Preferred Stock, Series O, are outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred stock of the Corporation of any series ranking, as to dividends, on a parity with or junior to the Preferred Stock, Series O, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock, Series O, for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of the Preferred Stock, Series O, and any other preferred stock ranking on a parity as to dividends with the Preferred Stock, Series O, all dividends declared upon shares of the Preferred Stock, Series O, and any other preferred stock ranking on a parity as to dividends with the Preferred Stock, Series O, shall be declared pro rata so that the amount of dividends declared per share on the Preferred Stock, Series O, and such other preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Preferred Stock, Series O, and such other preferred stock bear to each other. Holders of shares of the Preferred Stock, Series O, shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Preferred Stock, Series O. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Preferred Stock, Series O, which may be in arrears.

      (d) So long as any shares of the Preferred Stock, Series O, are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of Common Stock or another stock ranking junior to the Preferred Stock, Series O, as to dividends and upon liquidation and other than as provided in subsection (c) of this Section (2)) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock of the Corporation ranking junior to or on a parity with the Preferred Stock, Series O, as to dividends or upon liquidation, nor shall any Common Stock nor any other stock of the Corporation ranking junior to or on a parity with the Preferred Stock, Series O, as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Preferred Stock, Series O, as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of the Preferred Stock, Series O, shall have been paid for all past Dividend Periods.

      (3) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any series or class or classes of stock of the Corporation ranking junior to the Preferred Stock, Series O, upon liquidation, dissolution or winding up, the holder of the shares of the Preferred Stock, Series O, shall be entitled to receive $100.00 per share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Preferred Stock, Series O, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other preferred stock ranking, as to liquidation, dissolution or winding up, on a parity with Preferred Stock, Series O, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Preferred Stock, Series O, and any such other preferred stock ratably in accordance with the respective amounts which would be payable on such shares of Preferred Stock, Series O, and any such other preferred stock if all amounts payable thereon were paid in full. For the purposes of this Section (3), a consolidation or merger of the Corporation with one or more corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

      (b) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Preferred Stock, Series O, upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Preferred Stock, Series O, as provided in this Section (3), but not prior thereto, any other series or class or classes of stock ranking junior to the Preferred Stock, Series O, upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred Stock, Series O, shall not be entitled to share therein.

      (4) Redemption. (a) On August 15, 1999, and at any time or from time to time on and after August 15, 2004, the Corporation, at its option, may, with prior Federal Reserve Board approval to the extent then required by applicable law, redeem shares of the Preferred Stock, Series O, as a whole or in part, at a redemption price of $100.00 per share, together in each case with accrued and unpaid dividends, if any, to the date fixed for redemption.

      (b) In the event that an amendment to the Code is enacted that would effect a reduction in the Dividends Received Percentage so as to result in the amount of dividends on the Preferred Stock, Series O, payable on any dividend payment date being adjusted upwards as described in subsection (b)(vii) of Section (2) hereof, the Corporation, at its option, may, with prior Federal Reserve Board approval to the extent then required by applicable law, redeem all, but not less than all, of the outstanding shares of the Preferred Stock, Series O, on such dividend payment date at a redemption price of $100.00 per share, together with accrued and unpaid dividends, if any, to the date fixed for redemption.

      (c) Prior to August 15, 2004, the Corporation, at its option, may, with prior Federal Reserve Board approval to the extent then required by applicable law, redeem all, but not less than all, of the outstanding shares of the Preferred Stock, Series O, if the holders of the shares of the Preferred Stock, Series O, shall be entitled to vote upon or consent to a merger or consolidation of the Corporation as provided Section (10) and all of the following conditions have been satisfied: (i) the Corporation shall have requested the vote or consent of the holders of the Preferred Stock, Series O, to the consummation of such merger or consolidation, stating in such request that failing the requisite favorable vote or consent the Corporation will have the option to redeem the Preferred Stock, Series O, (ii) the Corporation shall not have received the favorable vote or consent requisite to the consummation of the transaction within 60 days after making such written request (which shall be deemed to have been made upon the mailing of the notice of any meeting of holders of the Preferred Stock, Series O, to vote upon granting such consent), and (iii) such transaction shall be consummated on the date fixed for such redemption, which date shall be no more than one year after such request is made. Any such redemption shall be on notice as aforesaid (and on an additional notice in accordance with subsection (d) of this Section (4)) at a redemption price of $100.00 per share of the Preferred Stock, Series O, together with accrued and unpaid dividends, if any, to the date fixed for redemption.

      (d) In the event the Corporation shall redeem shares of Preferred Stock, Series O, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than

30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of Preferred Stock, Series O, to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of the Preferred Stock, Series O, so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. The Corporation's obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) having an office in the Borough of Manhattan, City of New York, having a capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust, with irrevocable instructions that such funds be applied to the redemption of the shares of Preferred Stock, Series O, so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of three years from such redemption date shall be released or repaid to the Corporation, after which the holder or holders of such shares of Preferred Stock, Series O, so called for redemption shall look only to the Corporation for payment of the redemption price.

      Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price aforesaid. If less than all the outstanding shares of Preferred Stock, Series O, are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Preferred Stock, Series O, not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable.

      (e) In no event shall the Corporation redeem less than all the outstanding shares of Preferred Stock, Series O, pursuant to subsection (a) of this Section
(4) unless full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Preferred Stock, Series O, for all past Dividend Periods.

      (5) Shares to be Retired. All shares of Preferred Stock, Series O, purchased by the Corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of preferred stock, without designation as to series, and may thereafter be issued, but not as shares of Preferred Stock, Series O.

      (6) Conversion or Exchange. The holders of shares of Preferred Stock, Series O, shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock (or any other security) of the Corporation.

      (7) Ranking. Any class or classes of stock of the Corporation shall be deemed to rank:

            (i) prior to the Preferred Stock, Series O, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Preferred Stock, Series O;

            (ii) on a parity with the Preferred Stock, Series O, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Preferred Stock, Series O, if the holders of such class of stock and the Preferred Stock, Series O, shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other; and

            (iii) junior to the Preferred Stock, Series O, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be Common Stock or if the holders of Preferred Stock, Series O, shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up, as the case may be, in preference or priority to the holders of shares of such stock.

      (8) Exclusion of Other Rights. Unless otherwise required by law, shares of Preferred Stock, Series O, shall not have any rights, including preemptive rights, or preferences other than those specifically set forth herein or as provided by applicable law.

      (9) Notices. All notices or communications unless otherwise specified in the By-laws or the Certificate of Incorporation shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid. Notice shall be deemed given on the earlier of the date received or the date such notice is mailed.

      (10) Voting Rights. Except as hereinafter set forth in this Section (10) or as otherwise from time to time required by law, the Preferred Stock, Series O, shall have no voting rights. Whenever, at any time or times, dividends payable on the Preferred Stock, Series O, shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days, the holders of the outstanding Preferred Stock, Series O, shall have the exclusive right, voting separately as a class with holders of shares of any one or more other series of preferred stock ranking on a parity with the Preferred Stock, Series O, either as to dividends, or on the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Corporation at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of the Preferred Stock, Series O, shall be entitled to one vote for each share held (the holders of shares of any other series of preferred stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding shares of the Preferred Stock, Series O, (either alone or together with the holders of shares of any one or more other series of preferred stock ranking on such a parity) as hereinafter set forth. The right of such holders of such shares of the Preferred Stock, Series O, voting separately as a class, to elect (together with the holders of shares of any one or more series of preferred stock ranking on such a parity) members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on such shares of the Preferred Stock, Series O, shall have been paid in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

      Upon any termination of the right of the holders of the Preferred Stock, Series O, as a class to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this Section (10) shall have expired, the number of directors shall be such number as may be provided for in the By-laws irrespective of any increase made pursuant to the provisions of this Section (10).

      So long as any shares of the Preferred Stock, Series O, remain outstanding, the consent of the holders of at least two-thirds of the shares of the Preferred Stock, Series O, outstanding at the time (voting separately as a class together with all other series of preferred stock ranking on a parity with such series either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable) given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

            (a) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Preferred Stock, Series O, or

            (b) The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation or of the resolutions set forth in the Certificate of Designation for the Preferred Stock, Series O, and the preference and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the Preferred Stock, Series O, or of the holders thereof; provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares of the Preferred Stock, Series O, in each case ranking on a parity with or junior to the Preferred Stock, Series O, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

      The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to such vote would otherwise be required shall be effected, all outstanding shares of the Preferred Stock, Series O, shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

                                    Exhibit X

              Adjustable Rate Cumulative Preferred Stock, Series Q

      (1) Number of Shares and Designation. The shares of such series shall be designated as "Adjustable Rate Cumulative Preferred Stock, Series Q" (hereinafter called the "Preferred Stock, Series Q"), and the number of shares constituting such series shall be 700,000. Shares of Preferred Stock, Series Q shall be issued in exchange for former shares of Adjustable Rate Cumulative Preferred Stock, Series 18 of Citicorp, a Delaware corporation (the "Citicorp Preferred Stock").

      (2) Dividends. (a) The holders of shares of the Preferred Stock, Series Q, shall be entitled to receive cash dividends, as, if and when declared by the Board of Directors of the Corporation or any duly authorized committee thereof (the "Board of Directors"), out of funds legally available for that purpose, at the rate set forth below in this Section (2) applied to the amount of $250 per share. Such dividends shall be cumulative from the effective time (the "Effective Time") of the Merger (as defined in the Agreement and Plan of Merger, dated as of April 5, 1998, between the Corporation and Citicorp) and shall be payable quarterly, as, if and when declared by the Board of Directors, on February 28, May 31, August 31 and November 30 of each year, commencing on the first such date to occur after the the latest quarterly dividend payment date for the Citicorp Preferred Stock for which the record date was prior to Effective Time. Notwithstanding anything to the contrary herein, for purposes of calculating the amount of dividends accumulating on the shares of the Preferred Stock, Series Q, the initial dividend period shall be deemed to commence on the payment date for the last quarterly dividend on the Citicorp Preferred Stock for which the record date occurred prior to the Effective Time. Each such dividend shall be payable in arrears to the holders of record of shares of the Preferred Stock, Series Q, as they appear on the stock register of the Corporation on such record dates, not more than 30 nor less than 15 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Dividends on account of arrears for any past Dividend Periods (as defined in subsection (b) of this Section (2)) may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

            (b)(i) Dividend periods ("Dividend Periods") shall commence on February 28, May 31, August 31 and November 30 of each year and shall end on and include the calendar day next preceding the first day of the next Dividend Period. The dividend rate for each Dividend Period on the shares of Preferred Stock, Series Q shall be the Applicable Rate (as defined below) per annum. The amount of dividends payable for each full Dividend Period for the Preferred Stock, Series Q, shall be computed by dividing the Applicable Rate per annum by four and applying the resulting rate to the amount of $250 per share. The amount of dividends payable for any period shorter or longer than a full Dividend Period on the Preferred Stock, Series Q, other than the initial Dividend Period, shall be computed on the basis of twelve 30-day months and a 360-day year.

      Unless otherwise required by law, dividends payable with respect to each share of Preferred Stock, Series Q, shall be rounded to the nearest one cent, with $.005 being rounded upward. Holders of shares called for redemption on a redemption date between a dividend payment record date and the dividend payment date shall not be entitled to receive the dividend payable on such dividend payment date.

            (ii) Except as provided below in this paragraph (ii), the "Applicable Rate" for any Dividend Period (other than the initial Dividend Period) will be equal to 84% of the Effective Rate (as defined below), but not less than 4.50% per annum, or more than 10.50% per annum. The "Effective Rate" for any Dividend Period will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined below) for such Dividend Period. The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate will each be rounded to the nearest five hundredths of a percent, with .025% being rounded upward. In the event that the Corporation determines in good faith that for any reason:

                  (A) any one of the Treasury Bill Rate, the Ten Year Constant
            Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any Dividend Period, then the Effective Rate for such Dividend Period will be equal to the higher of whichever two of such rates can be so determined;

                  (B) only one of the Treasury Bill Rate, the Ten Year Constant
            Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Dividend Period, then the Effective Rate for such Dividend Period will be equal to whichever such rate can be so determined; or

                  (C) none of the Treasury Bill Rate, the Ten Year Constant
            Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Dividend Period, then the Effective Rate for the preceding Dividend Period will be continued for such Dividend Period.

            (iii) Except as described below in this paragraph (iii), the "Treasury Bill Rate" for each Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as defined below) during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on the Preferred Stock, Series Q is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

            (iv) Except as described below in this paragraph (iv), the "Ten Year Constant Maturity Rate" for each Dividend Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on the Preferred Stock, Series Q is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum

      Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

            (v) Except as described below in this paragraph (v), the "Thirty Year Constant Maturity Rate" for each Dividend Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as defined below) (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on the Preferred Stock, Series Q is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Thirty Year Constant Maturity Rate for any Dividend Period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

            (vi) The Applicable Rate with respect to each Dividend Period (other than the initial Dividend Period) will be calculated as promptly as practicable by the Corporation according to the appropriate method described above. The Corporation will cause notice of each Applicable Rate to be enclosed with the dividend payment checks next mailed to the holders of Preferred Stock, Series Q.

            (vii) As used above, the term "Calendar Period" means a period of fourteen calendar days; the term "Federal Reserve Board" means the Board of Governors of the Federal Reserve System; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

      (c) So long as any shares of the Preferred Stock, Series Q, are outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred stock of the Corporation of any series ranking, as to dividends, on a parity with or junior to the Preferred Stock, Series Q, for any period unless full cumulative dividends for all Dividend Periods terminating on or prior to the date of payment of such full dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock, Series Q. When dividends are not paid in full, as aforesaid, upon the shares of the Preferred Stock, Series Q, and any other preferred stock of the Corporation ranking on a parity as to dividends with the Preferred Stock, Series Q, all dividends declared upon shares of the Preferred Stock, Series Q, and any other preferred stock of the Corporation ranking on a parity as to dividends (whether dividends on such other preferred stock are cumulative or noncumulative) with the Preferred Stock, Series Q, shall be declared pro rata so that the amount of dividends declared per share on the Preferred Stock, Series Q, and such other preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Preferred Stock, Series Q and such other preferred stock bear to each other (but without any cumulation in respect of unpaid dividends on any noncumulative preferred stock). Holders of shares of the Preferred Stock, Series Q, shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Preferred Stock, Series Q. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the Preferred Stock, Series Q, which may be in arrears.

      (d) So long as any shares of the Preferred Stock, Series Q, are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of stock ranking junior to the Preferred Stock, Series Q, as to dividends and upon liquidation and other than as provided in subsection (c) of this Section (2)) shall be declared or paid or set aside for payment or other distribution declared or made upon any stock of the Corporation ranking junior to or on a parity with the Preferred Stock, Series Q, as to dividends or upon liquidation, nor shall any stock of the Corporation ranking junior to or on a parity with the Preferred Stock, Series Q, as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Preferred Stock, Series Q, as to dividends and upon liquidation) unless, in each case, full cumulative dividends for all Dividend Periods terminating on or prior to the date of payment of such full dividend on all outstanding shares of the Preferred Stock, Series Q, shall have been paid or set apart for payment and the Corporation is not in default with respect to any redemption of shares of Preferred Stock, Series Q, announced by the Corporation pursuant to Section (4) below.

      (3) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any series or class or classes of stock of the Corporation ranking junior to the Preferred Stock, Series Q, upon liquidation, dissolution or winding up, the holders of the shares of the Preferred Stock, Series Q, shall be entitled to receive $250 per share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Preferred Stock, Series Q, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other preferred stock ranking, as to liquidation, dissolution or winding up, on a parity with the Preferred Stock, Series Q, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Preferred Stock, Series Q, and any such other preferred stock ratably in accordance with the respective amounts which would be payable on such shares of Preferred Stock, Series Q, and any such other preferred stock if all amounts payable thereon were paid in full. For the purposes of this Section (3), a consolidation or merger of the Corporation with one or more corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

      (b) Subject to the rights of holders of shares of any series or class of stock ranking on a parity with or prior to the Preferred Stock, Series Q, upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Preferred Stock, Series Q, as provided in this Section (3), but not prior thereto, any other series or class or classes of stock ranking junior to the Preferred Stock, Series Q, upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred Stock, Series Q, shall not be entitled to share therein.

      (4) Redemption. (a) Except as provided in subsection (b) of this Section
(4), the Preferred Stock, Series Q, may not be redeemed prior to May 31, 1999. At any time or from time to time on and after May 31, 1999, the Corporation, at its option, may, with prior Federal Reserve Board approval to the extent then required by applicable law, redeem shares of the Preferred Stock, Series Q, in whole or in part, out of funds legally available therefor, at a redemption price of $250 per share, together in each case with accrued and unpaid dividends (whether or not declared) to the date fixed for redemption.

      (b) Prior to May 31, 1999, the Corporation, at its option, may, with prior Federal Reserve Board approval to the extent then required by applicable law, redeem all, but not less than all, of the outstanding shares of the Preferred Stock, Series Q out of funds legally available therefor if the holders of the shares of the Preferred Stock, Series Q, shall be entitled to vote upon or consent to a merger or consolidation of the Corporation as provided in Section 11 below and all of the following conditions have been satisfied: (i) the Corporation shall have requested the vote or consent of the holders of the Preferred Stock, Series Q, to the consummation of such merger or consolidation, stating in such request that failing the requisite favorable vote or consent the Corporation will have the option to redeem the Preferred Stock, Series Q, (ii) the Corporation shall not have received the favorable vote or consent requisite to the consummation of the transaction within 60 days after making such written request (which shall be deemed to have been made upon the mailing of the notice of any meeting of holders of the Preferred Stock, Series Q, to vote upon such merger or consolidation or the mailing of the form of written consent to be signed by such holders), and (iii) such transaction shall be consummated on the date fixed for such redemption, which date shall be no more than one year after such request is made. Any such redemption shall be on notice as set forth in subsection (c) of this Section 4 at a redemption price of $250 per share of the Preferred Stock, Series Q, together with accrued and unpaid dividends (whether or not declared) to the date fixed for redemption.

      (c) In the event the Corporation shall redeem shares of Preferred Stock, Series Q, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of Preferred Stock, Series Q, to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price, together with accrued and unpaid dividends to the date of redemption) dividends on the shares of the Preferred Stock, Series Q, so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price, together with accrued and unpaid dividends (whether or not declared) to the date fixed for redemption) shall cease. The Corporation's obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) having an office in the Borough of Manhattan, City of New York, having a capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust, with irrevocable instructions that such funds be applied to the redemption of the shares of Preferred Stock, Series Q, so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of two years from such redemption date shall be released or repaid to the Corporation, after which the holder or holders of such shares of Preferred Stock, Series Q, so called for redemption shall look only to the Corporation for payment of the funds necessary for such redemption.

      Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price aforesaid, together with accrued and unpaid dividends to the date of redemption. If less than all the outstanding shares of Preferred Stock, Series Q, are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Preferred Stock, Series Q, not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

      (d) In no event shall the Corporation redeem less than all the outstanding shares of Preferred Stock, Series Q, pursuant to subsection (a) of this Section
(4) unless full dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Preferred Stock, Series Q, for all Dividend Periods ending on or prior to the date of redemption.

      (5) Shares to be Retired. All shares of Preferred Stock, Series Q, purchased or redeemed by the Corporation shall be retired and cancelled and the Board of Directors shall cause to be taken all action necessary to restore such shares to the status of authorized but unissued shares of preferred stock, without designation as to series, and such shares may thereafter be issued, but not as shares of Preferred Stock, Series Q.

      (6) Conversion or Exchange. The holders of shares of Preferred Stock, Series Q, shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock (or any other security) of the Corporation.

      (7) Ranking. Any class or series of stock of the Corporation shall be deemed to rank:

            (i) prior to the Preferred Stock, Series Q, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Preferred Stock, Series Q;

            (ii) on a parity with the Preferred Stock, Series Q, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Preferred Stock, Series Q, if the holders of such class of stock and the Preferred Stock, Series Q (whether or not such class of stock is cumulative or noncumulative as to payment of dividends) shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation prices, without preference or priority one over the other (except with respect to the cumulation of dividends on such class of stock); and

            (iii) junior to the Preferred Stock, Series Q, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be common stock or if the holders of Preferred Stock, Series Q, shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up, as the case may be, in preference or priority to the holders of shares of such stock.

      Accordingly, the Preferred Stock, Series Q, shall be deemed to rank on a parity with all other series of preferred stock of the Corporation (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) outstanding immediately after the Effective Time.

      (8) Exclusion of Other Rights. Unless otherwise required by law, shares of Preferred Stock, Series Q, shall not have any rights, including preemptive rights, or preferences other than those specifically set forth herein or as provided by applicable law.

      (9) Notices. All notices or communications unless otherwise specified in the By-Laws or the Certificate of Incorporation shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid to the holders of record of the Preferred Stock, Series Q. Notice shall be deemed given on the earlier of the date received or the date such notice is mailed.

      (10) Record Holders. The Corporation and the transfer agent for the Preferred Stock, Series Q, may deem and treat the record holder of any share of such Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

      (11) Voting Rights. Except as hereinafter set forth in this Section (11) or as otherwise from time to time required by law, the Preferred Stock, Series Q, shall have no voting rights. Whenever, at any time or times, dividends payable on the Preferred Stock, Series Q, shall be in arrears for such number of consecutive Dividend Periods, which shall in the aggregate contain not less than 540 days, the holders of the outstanding Preferred Stock, Series Q, shall have the exclusive right, voting separately as a class with holders of shares of any one or more other series of preferred stock ranking on a parity with the Preferred Stock, Series Q, either as to dividends (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Corporation at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of the Preferred Stock, Series Q, shall be entitled to one vote for each share held (the holders of shares of any other series of preferred stock ranking on such a parity being entitled to such number of votes, if any, for each share of preferred stock held as may be granted to them). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding shares of the Preferred Stock, Series Q (either alone or together with the holders of shares of any one or more series of preferred stock ranking on such a parity) as hereinafter set forth. The right of such holders of such shares of the Preferred Stock, Series Q, voting separately as a class, to elect (together with the holders of shares of any one or more series of preferred stock ranking on such a parity) members of the Board of Directors as aforesaid shall continue until such time as all dividends accumulated on such shares of Preferred Stock, Series Q, shall have been paid in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

      Upon any termination of the right of the holders of the Preferred Stock, Series Q, as a class to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this Section (11) shall have expired, the number of directors shall automatically be decreased to such number as may be provided for in the By-Laws irrespective of any increase made pursuant to the provisions of this Section (11).

      So long as any shares of the Preferred Stock, Series Q, remain outstanding, the consent of the holders of at least two-thirds of the shares of the Preferred Stock, Series Q, outstanding at the time (voting separately as a class together with all other series of preferred stock ranking on a parity with such series either as to dividends (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable) given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

      (a) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Preferred Stock, Series Q, or

      (b) The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation or of the resolution contained in this Certificate of Designation for the Preferred Stock, Series Q, and the powers, preferences and privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the Preferred Stock, Series Q, or of the holders thereof; provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares of the Preferred Stock, Series Q, or of any other series of preferred stock, in each case ranking on a parity with or junior to the Preferred Stock, Series Q, with respect to the payment of dividends (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

      The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to such vote would otherwise be required shall be effected, all outstanding shares of the Preferred Stock, Series Q, shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption, scheduled to be consummated within three months after such time.

                                   Exhibit XI

              Adjustable Rate Cumulative Preferred Stock, Series R

      (1) Number of Shares and Designation. The shares of such series shall be designated as "Adjustable Rate Cumulative Preferred Stock, Series R" (hereinafter called the "Preferred Stock, Series R"), and the number of shares constituting such series shall be 400,000. Shares of Preferred Stock, Series R shall be issued in exchange for former shares of Adjustable Rate Cumulative Preferred Stock, Series 19, of Citicorp, a Delaware corporation (the "Citicorp Preferred Stock").

      (2) Dividends. (a) The holders of shares of the Preferred Stock, Series R, shall be entitled to receive cash dividends, as, if and when declared by the Board of Directors of the Corporation or any duly authorized committee thereof (the "Board of Directors"), out of funds legally available for that purpose, at the rate set forth below in this Section (2) applied to the amount of $250 per share. Such dividends shall be cumulative from the effective time (the "Effective Time") of the Merger (as defined in the Agreement and Plan of Merger, dated as of April 5, 1998, between the Corporation and Citicorp) and shall be payable quarterly, as, if and when declared by the Board of Directors, on February 28, May 31, August 31 and November 30 of each year, commencing on the first such date to occur after the the latest quarterly dividend payment date for the Citicorp Preferred Stock for which the record date was prior to Effective Time. Notwithstanding anything to the contrary herein, for purposes of calculating the amount of dividends accumulating on the shares of the Preferred Stock, Series R, the initial dividend period shall be deemed to commence on the payment date for the last quarterly dividend on the Citicorp Preferred Stock for which the record date occurred prior to the Effective Time. Each such dividend shall be payable in arrears to the holders of record of shares of the Preferred Stock, Series R, as they appear on the stock register of the Corporation on such record dates, not more than 30 nor less than 15 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Dividends on account of arrears for any past Dividend Periods (as defined in subsection (b) of this Section (2)) may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

            (b)(i) Dividend periods ("Dividend Periods") shall commence on February 28, May 31, August 31 and November 30 of each year and shall end on and include the calendar day next preceding the first day of the next Dividend Period. The dividend rate for each Dividend Period on the shares of Preferred Stock, Series R shall be the Applicable Rate (as defined below) per annum. The amount of dividends payable for each full Dividend Period for the Preferred Stock, Series R, shall be computed by dividing the Applicable Rate per annum by four and applying the resulting rate to the amount of $250 per share. The amount of dividends payable for any period shorter or longer than a full Dividend Period on the Preferred Stock, Series R, shall be computed on the basis of twelve 30-day months and a 360-day year. Unless otherwise required by law, dividends payable with respect to each share of Preferred Stock, Series R, shall be rounded to the nearest one cent, with $.005 being rounded upward. Holders of shares called for redemption on a redemption date between a dividend payment record date and the dividend payment date shall not be entitled to receive the dividend payable on such dividend payment date.

            (ii) Except as provided below in this paragraph (ii), the "Applicable Rate" for any Dividend Period will be equal to 84% of the Effective Rate (as defined below), but not less than 4.50% per annum, or more than 10.50% per annum. The "Effective Rate" for any Dividend Period will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined below) for such Dividend Period. The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate will each be rounded to the nearest five hundredths of a percent, with .025% being rounded upward. In the event that the Corporation determines in good faith that for any reason:

                  (A) any one of the Treasury Bill Rate, the Ten Year Constant
            Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any Dividend Period, then the Effective Rate for such Dividend Period will be equal to the higher of whichever two of such rates can be so determined;

                  (B) only one of the Treasury Bill Rate, the Ten Year Constant
            Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Dividend Period, then the Effective Rate for such Dividend Period will be equal to whichever such rate can be so determined; or

                  (C) none of the Treasury Bill Rate, the Ten Year Constant
            Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Dividend Period, then the Effective Rate for the preceding Dividend Period will be continued for such Dividend Period.

            (iii) Except as described below in this paragraph (iii), the "Treasury Bill Rate" for each Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as defined below) during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on the Preferred Stock, Series R is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar

      Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

            (iv) Except as described below in this paragraph (iv), the "Ten Year Constant Maturity Rate" for each Dividend Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on the Preferred Stock, Series R is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar

      Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

            (v) Except as described below in this paragraph (v), the "Thirty Year Constant Maturity Rate" for each Dividend Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as defined below) (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on the Preferred Stock, Series R is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Thirty Year Constant Maturity Rate for any Dividend Period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

            (vi) The Applicable Rate with respect to each Dividend Period will be calculated as promptly as practicable by the Corporation according to the appropriate method described above. The Corporation will cause notice of each Applicable Rate to be enclosed with the dividend payment checks next mailed to the holders of Preferred Stock, Series R.

            (vii) As used above, the term "Calendar Period" means a period of fourteen calendar days; the term "Federal Reserve Board" means the Board of Governors of the Federal Reserve System; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

      (c) So long as any shares of the Preferred Stock, Series R, are outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred stock of the Corporation of any series ranking, as to dividends, on a parity with or junior to the Preferred Stock, Series R, for any period unless full cumulative dividends for all Dividend Periods terminating on or prior to the date of payment of such full dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock, Series R. When dividends are not paid in full, as aforesaid, upon the shares of the Preferred Stock, Series R, and any other preferred stock of the Corporation ranking on a parity as to dividends with the Preferred Stock, Series R, all dividends declared upon shares of the Preferred Stock, Series R, and any other preferred stock of the Corporation ranking on a parity as to dividends (whether dividends on such other preferred stock are cumulative or noncumulative) with the Preferred Stock, Series R, shall be declared pro rata so that the amount of dividends declared per share on the Preferred Stock, Series R, and such other preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Preferred Stock, Series R and such other preferred stock bear to each other (but without any cumulation in respect of unpaid dividends on any noncumulative preferred stock). Holders of shares of the Preferred Stock, Series R, shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Preferred Stock, Series R. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the Preferred Stock, Series R, which may be in arrears.

      (d) So long as any shares of the Preferred Stock, Series R, are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of stock ranking junior to the Preferred Stock, Series R, as to dividends and upon liquidation and other than as provided in subsection (c) of this Section (2)) shall be declared or paid or set aside for payment or other distribution declared or made upon any stock of the Corporation ranking junior to or on a parity with the Preferred Stock, Series R, as to dividends or upon liquidation, nor shall any stock of the Corporation ranking junior to or on a parity with the Preferred Stock, Series R, as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Preferred Stock, Series R, as to dividends and upon liquidation) unless, in each case, full cumulative dividends for all Dividend Periods terminating on or prior to the date of payment of such full dividend on all outstanding shares of the Preferred Stock, Series R, shall have been paid or set apart for payment and the Corporation is not in default with respect to any redemption of shares of Preferred Stock, Series R, announced by the Corporation pursuant to Section (4) below.

      (3) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any series or class or classes of stock of the Corporation ranking junior to the Preferred Stock, Series R, upon liquidation, dissolution or winding up, the holders of the shares of the Preferred Stock, Series R, shall be entitled to receive $250 per share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Preferred Stock, Series R, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other preferred stock ranking, as to liquidation, dissolution or winding up, on a parity with the Preferred Stock, Series R, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Preferred Stock, Series R, and any such other preferred stock ratably in accordance with the respective amounts which would be payable on such shares of Preferred Stock, Series R, and any such other preferred stock if all amounts payable thereon were paid in full. For the purposes of this Section (3), a consolidation or merger of the Corporation with one or more corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

      (b) Subject to the rights of holders of shares of any series or class of stock ranking on a parity with or prior to the Preferred Stock, Series R, upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Preferred Stock, Series R, as provided in this Section (3), but not prior thereto, any other series or class or classes of stock ranking junior to the Preferred Stock, Series R, upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred Stock, Series R, shall not be entitled to share therein.

      (4) Redemption. (a) Except as provided in subsection (b) of this Section
(4), the Preferred Stock, Series R, may not be redeemed prior to August 31, 1999. At any time or from time to time on and after August 31, 1999, the Corporation, at its option, may, with prior Federal Reserve Board approval to the extent then required by applicable law, redeem shares of the Preferred Stock, Series R, in whole or in part, out of funds legally available therefor, at a redemption price of $250 per share, together in each case with accrued and unpaid dividends (whether or not declared) to the date fixed for redemption.

      (b) Prior to August 31, 1999, the Corporation, at its option, may, with prior Federal Reserve Board approval to the extent then required by applicable law, redeem all, but not less than all, of the outstanding shares of the Preferred Stock, Series R out of funds legally available therefor if the holders of the shares of the Preferred Stock, Series R, shall be entitled to vote upon or consent to a merger or consolidation of the Corporation as provided in
Section 11 below and all of the following conditions have been satisfied: (i) the Corporation shall have requested the vote or consent of the holders of the Preferred Stock, Series R, to the consummation of such merger or consolidation, stating in such request that failing the requisite favorable vote or consent the Corporation will have the option to redeem the Preferred Stock, Series R, (ii) the Corporation shall not have received the favorable vote or consent requisite to the consummation of the transaction within 60 days after making such written request (which shall be deemed to have been made upon the mailing of the notice of any meeting of holders of the Preferred Stock, Series R, to vote upon such merger or consolidation or the mailing of the form of written consent to be signed by such holders), and (iii) such transaction shall be consummated on the date fixed for such redemption, which date shall be no more than one year after such request is made. Any such redemption shall be on notice as set forth in subsection (c) of this Section 4 at a redemption price of $250 per share of the Preferred Stock, Series R, together with accrued and unpaid dividends (whether or not declared) to the date fixed for redemption.

      (c) In the event the Corporation shall redeem shares of Preferred Stock, Series R, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of Preferred Stock, Series R, to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price, together with accrued and unpaid dividends to the date of redemption) dividends on the shares of the Preferred Stock, Series R, so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price, together with accrued and unpaid dividends (whether or not declared) to the date fixed for redemption) shall cease. The Corporation's obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) having an office in the Borough of Manhattan, City of New York, having a capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust, with irrevocable instructions that such funds be applied to the redemption of the shares of Preferred Stock, Series R, so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of two years from such redemption date shall be released or repaid to the Corporation, after which the holder or holders of such shares of Preferred Stock, Series R, so called for redemption shall look only to the Corporation for payment of the funds necessary for such redemption.

      Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price aforesaid, together with accrued and unpaid dividends to the date of redemption. If less than all the outstanding shares of Preferred Stock, Series R, are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Preferred Stock, Series R, not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

      (d) In no event shall the Corporation redeem less than all the outstanding shares of Preferred Stock, Series R, pursuant to subsection (a) of this Section
(4) unless full dividends shall
have been paid or declared and set apart for payment upon all outstanding shares of Preferred Stock, Series R, for all Dividend Periods ending on or prior to the date of redemption.

      (5) Shares to be Retired. All shares of Preferred Stock, Series R, purchased or redeemed by the Corporation shall be retired and cancelled and the Board of Directors shall cause to be taken all action necessary to restore such shares to the status of authorized but unissued shares of preferred stock, without designation as to series, and such shares may thereafter be issued, but not as shares of Preferred Stock, Series R.

      (6) Conversion or Exchange. The holders of shares of Preferred Stock, Series R, shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock (or any other security) of the Corporation.

      (7) Ranking. Any class or series of stock of the Corporation shall be deemed to rank:

            (i) prior to the Preferred Stock, Series R, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Preferred Stock, Series R;

            (ii) on a parity with the Preferred Stock, Series R, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Preferred Stock, Series R, if the holders of such class of stock and the Preferred Stock, Series R (whether or not such class of stock is cumulative or noncumulative as to payment of dividends) shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation prices, without preference or priority one over the other (except with respect to the cumulation of dividends on such class of stock); and

            (iii) junior to the Preferred Stock, Series R, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be common stock or if the holders of Preferred Stock, Series R, shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up, as the case may be, in preference or priority to the holders of shares of such stock.

      Accordingly, the Preferred Stock, Series R, shall be deemed to rank on a parity with all other series of preferred stock of the Corporation (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) outstanding immediately after the Effective Time.

      (8) Exclusion of Other Rights. Unless otherwise required by law, shares of Preferred Stock, Series R, shall not have any rights, including preemptive rights, or preferences other than those specifically set forth herein or as provided by applicable law.

      (9) Notices. All notices or communications unless otherwise specified in the By-Laws of the Corporation or the Restated Certificate of Incorporation, as amended, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid to the holders of record of the Preferred Stock, Series R. Notice shall be deemed given on the earlier of the date received or the date such notice is mailed.

      (10) Record Holders. The Corporation and the transfer agent for the Preferred Stock, Series R, may deem and treat the record holder of any share of such Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

      (11) Voting Rights. Except as hereinafter set forth in this Section (11) or as otherwise from time to time required by law, the Preferred Stock, Series R, shall have no voting rights. Whenever, at any time or times, dividends payable on the Preferred Stock, Series R, shall be in arrears for such number of consecutive Dividend Periods, which shall in the aggregate contain not less than 540 days, the holders of the outstanding Preferred Stock, Series R, shall have the exclusive right, voting separately as a class with holders of shares of any one or more other series of preferred stock ranking on a parity with the Preferred Stock, Series R, either as to dividends (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Corporation at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of the Preferred Stock, Series R, shall be entitled to one vote for each share held (the holders of shares of any other series of preferred stock ranking on such a parity being entitled to such number of votes, if any, for each share of preferred stock held as may be granted to them). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding shares of the Preferred Stock, Series R (either alone or together with the holders of shares of any one or more series of preferred stock ranking on such a parity) as hereinafter set forth. The right of such holders of such shares of the Preferred Stock, Series R, voting separately as a class, to elect (together with the holders of shares of any one or more series of preferred stock ranking on such a parity) members of the Board of Directors as aforesaid shall continue until such time as all dividends accumulated on such shares of Preferred Stock, Series R, shall have been paid in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

      Upon any termination of the right of the holders of the Preferred Stock, Series R, as a class to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this Section (11) shall have expired, the number of directors shall automatically be decreased to such number as may be provided for in the By-Laws irrespective of any increase made pursuant to the provisions of this Section (11).

      So long as any shares of the Preferred Stock, Series R, remain outstanding, the consent of the holders of at least two-thirds of the shares of the Preferred Stock, Series R, outstanding at the time (voting separately as a class together with all other series of preferred stock ranking on a parity with such series either as to dividends (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable) given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

      (a) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Preferred Stock, Series R, or

      (b) The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation, as amended, or of the resolution contained in this Certificate of Designation for the Preferred Stock, Series R, and the powers, preferences and privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the Preferred Stock, Series R, or of the holders thereof; provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares of the Preferred Stock, Series R, or of any other series of preferred stock, in each case ranking on a parity with or junior to the Preferred Stock, Series R, with respect to the payment of dividends (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

      The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to such vote would otherwise be required shall be effected, all outstanding shares of the Preferred Stock, Series R, shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption, scheduled to be consummated within three months after such time.

                                   Exhibit XII

                  8.30% Noncumulative Preferred Stock, Series S

      (1) Number of Shares and Designation. The shares of such series shall be designated as "8.30% Noncumulative Preferred Stock, Series S" (hereinafter called the "Preferred Stock, Series S"), and the number of shares constituting such series shall be 500,000. Shares of Preferred Stock, Series S shall be issued in exchange for former shares of 8.30% Noncumulative Preferred Stock, Series 20 (the "Citicorp Preferred Stock").

      (2) Dividends. (a) The holders of shares of the Preferred Stock, Series S, shall be entitled to receive cash dividends, as, if and when declared by the Board of Directors of the Corporation or any duly authorized committee (the "Board of Directors"), out of funds legally available for that purpose, at the rate set forth below in this Section (2) applied to the amount of $250 per share. Such dividends shall be payable quarterly, as, if and when declared by the Board of Directors on February 15, May 15, August 15 and November 15 of each year, commencing on the first such date to occur after the the latest quarterly dividend payment date for the Citicorp Preferred Stock for which the record date was prior to effective time (the "Effective Time") of the Merger (as defined in the Agreement and Plan of Merger, dated as of April 5, 1998, between the Corporation and Citicorp). Each such dividend shall be payable in arrears to the holders of record of shares of the Preferred Stock, Series S, as they appear on the stock register of the Corporation on such record dates, not more than 30 nor less than 15 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Dividends on Preferred Stock, Series S shall not be cumulative and no rights shall accrue to the holders of Preferred Stock, Series S by reason of the fact that the Corporation may fail to declare or pay dividends on the Preferred Stock, Series S in any amount in any year, whether or not the earnings of the Corporation in any year were sufficient to pay such dividends in whole or in part.

      (b) Dividend periods ("Dividend Periods") shall commence on February 15, May 15, August 15 and November 15 of each year (other than the initial Dividend Period which shall commence on the date of original issue of the Preferred Stock, Series S) and shall end on and include the calendar day next preceding the first day of the next Dividend Period. Notwithstanding anything to the contrary herein, for purposes of calculating the amount of dividends payable on the shares of the Preferred Stock, Series S, the initial dividend period shall be deemed to commence on the payment date for the last quarterly dividend on the Citicorp Preferred Stock for which the record date occurred prior to the Effective Time. The dividend rate for each Dividend Period on the shares of Preferred Stock, Series S shall be 8.30% per annum. The amount of dividends payable for each full Dividend Period for the Preferred Stock, Series S, shall be computed by dividing the dividend rate of 8.30% per annum by four and applying the resulting rate of 2.075% to the amount of $250 per share. The amount of dividends payable for any period shorter or longer than a full Dividend Period on the Preferred Stock, Series S, shall be computed on the basis of twelve 30-day months and a 360-day year. Unless otherwise required by law, dividends payable with respect to each share of Preferred Stock, Series S, shall be rounded to the nearest one cent, with $.005 being rounded upward. Holders of shares called for redemption on a redemption date between a dividend payment record date and the dividend payment date shall not be entitled to receive the dividend payable on such dividend payment date.

      (c) So long as any shares of the Preferred Stock, Series S, are outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred stock of the Corporation of any series ranking, as to dividends, on a parity with or junior to the Preferred Stock, Series S, for any period unless full dividends for the Dividend Period immediately preceding the date of payment of such full dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock, Series S. When dividends are not paid in full, as aforesaid, upon the shares of the Preferred Stock, Series S, and any other preferred stock of the Corporation ranking on a parity as to dividends with the Preferred Stock, Series S, all dividends declared upon shares of the Preferred Stock, Series S, and any other preferred stock of the Corporation ranking on a parity as to dividends (whether dividends on such other preferred stock are cumulative or noncumulative) with the Preferred Stock, Series S, shall be declared pro rata so that the amount of dividends declared per share on the Preferred Stock, Series S, and such other preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Preferred Stock, Series S (but without any cumulation in respect of unpaid dividends for prior Dividend Periods on the Preferred Stock, Series S and any other noncumulative preferred stock) and such other preferred stock bear to each other. Holders of shares of the Preferred Stock, Series S, shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full dividends, as herein provided, on the Preferred Stock, Series S. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the Preferred Stock, Series S, which may be in arrears.

      (d) So long as any shares of the Preferred Stock, Series S, are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of stock ranking junior to the Preferred Stock, Series S, as to dividends and upon liquidation and other than as provided in subsection (c) of this Section (2)) shall be declared or paid or set aside for payment or other distribution declared or made upon any stock of the Corporation ranking junior to or on a parity with the Preferred Stock, Series S, as to dividends or upon liquidation, nor shall any stock of the Corporation ranking junior to or on a parity with the Preferred Stock, Series S, as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Preferred Stock, Series S, as to dividends and upon liquidation) unless, in each case, the full dividends for the immediately preceding Dividend Period on all outstanding shares of the Preferred Stock, Series S, shall have been paid or set apart for payment and the Corporation is not in default with respect to any redemption of shares of Preferred Stock, Series S, announced by the Corporation pursuant to Section (4) below.

      (3) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any series or class or classes of stock of the Corporation ranking junior to the Preferred Stock, Series S, upon liquidation, dissolution or winding up, the holders of the shares of the Preferred Stock, Series S, shall be entitled to receive $250 per share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon from the immediately preceding dividend payment date (but without any cumulation for unpaid dividends for prior Dividend Periods on the Preferred Stock, Series S) to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Preferred Stock, Series S, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other preferred stock ranking, as to liquidation, dissolution or winding up, on a parity with the Preferred Stock, Series S, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Preferred Stock, Series S, and any such other preferred stock ratably in accordance with the respective amounts which would be payable on such shares of Preferred Stock, Series S, and any such other preferred stock if all amounts payable thereon were paid in full. For the purposes of this Section (3), a consolidation or merger of the Corporation with one or more corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

      (b) Subject to the rights of holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Preferred Stock, Series S, upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Preferred Stock, Series S, as provided in this Section
(3), but not prior thereto, any other series or class or classes of stock ranking junior to the Preferred Stock, Series S, upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred Stock, Series S, shall not be entitled to share therein.

      (4) Redemption. (a) Except as provided in subsection (b) of this Section
(4), the Preferred Stock, Series S, may not be redeemed prior to November 15, 1999. At any time or from time to time on and after November 15, 1999, the Corporation, at its option, may, with prior Federal Reserve Board approval to the extent then required by applicable law, redeem shares of the Preferred Stock, Series S, in whole or in part, out of funds legally available therefor, at a redemption price of $250 per share, together in each case with accrued and unpaid dividends (whether or not declared) from the immediately preceding dividend payment date (but without any cumulation for unpaid dividends for prior Dividend Periods on the Preferred Stock, Series S) to the date fixed for redemption.

      (b) Prior to November 15, 1999, the Corporation, at its option, may, with prior Federal Reserve Board approval to the extent then required by applicable law, redeem all, but not less than all, of the outstanding shares of the Preferred Stock, Series S, out of funds legally available therefor if the holders of the shares of the Preferred Stock, Series S, shall be entitled to vote upon or consent to a merger or consolidation of the Corporation as provided in Section 11 below and all of the following conditions have been satisfied: (i) the Corporation shall have requested the vote or consent of the holders of the Preferred Stock, Series S, to the consummation of such merger or consolidation, stating in such request that failing the requisite favorable vote or consent the Corporation will have the option to redeem the Preferred Stock, Series S, (ii) the Corporation shall not have received the favorable vote or consent requisite to the consummation of the transaction within 60 days after making such written request (which shall be deemed to have been made upon the mailing of the notice of any meeting of holders of the Preferred Stock, Series S, to vote upon such merger or consolidation or the mailing of the form of written consent to be signed by such holders), and (iii) such transaction shall be consummated on the date fixed for such redemption, which date shall be no more than one year after such request is made. Any such redemption shall be on notice as set forth in subsection (c) of this Section 4 at a redemption price of $250 per share of the Preferred Stock, Series S, together with accrued and unpaid dividends, if any, from the immediately preceding dividend payment date (but without any cumulation for unpaid dividends for prior Dividend Periods on the Preferred Stock, Series
S) to the date fixed for redemption.

      (c) In the event the Corporation shall redeem shares of Preferred Stock, Series S, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of Preferred Stock, Series S, to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price, together with accrued and unpaid dividends from the immediately preceding dividend payment date to the date of redemption) dividends on the shares of the Preferred Stock, Series S, so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. The Corporation's obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) having an office in the Borough of Manhattan, City of New York, having a capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust, with irrevocable instructions that such funds be applied to the redemption of the shares of Preferred Stock, Series S, so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of two years from such redemption date shall be released or repaid to the Corporation, after which the holder or holders of such shares of Preferred Stock, Series S, so called for redemption shall look only to the Corporation for payment of the funds necessary for such redemption.

      Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price aforesaid, together with accrued and unpaid dividends from the immediately preceding dividend payment date to the date of redemption. If less than all the outstanding shares of Preferred Stock, Series S, are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Preferred Stock, Series S, not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the shares represented by any certificate are redeemed a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

      (d) In no event shall the Corporation redeem less than all the outstanding shares of Preferred Stock, Series S, pursuant to subsection (a) of this Section
(4) unless full dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Preferred Stock, Series S, for the Dividend Period immediately preceding the date of redemption.

      (5) Shares to be Retired. All shares of Preferred Stock, Series S, purchased or redeemed by the Corporation shall be retired and cancelled and the Board of Directors shall cause to be taken all action necessary to restore such shares to the status of authorized but unissued shares of preferred stock, without designation as to series, and such shares may thereafter be issued, but not as shares of Preferred Stock, Series S.

      (6) Conversion or Exchange. The holders of shares of Preferred Stock, Series S, shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock (or any other security) of the Corporation.

      (7) Ranking. Any class or series of stock of the Corporation shall be deemed to rank:

            (i) prior to the Preferred Stock, Series S, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Preferred Stock, Series S;

            (ii) on a parity with the Preferred Stock, Series S, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Preferred Stock, Series S, if the holders of such class of stock and the Preferred Stock, Series S (whether or not such class of stock is cumulative or noncumulative as to payment of dividends) shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation prices, without preference or priority one over the other (except with respect to the cumulation of dividends on such class of stock); and

            (iii) junior to the Preferred Stock, Series S, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be common stock or if the holders of Preferred Stock, Series S, shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up, as the case may be, in preference or priority to the holders of shares of such stock.

      Accordingly, the Preferred Stock, Series S, shall be deemed to rank on a parity with all other series of preferred stock of the Corporation (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) outstanding immediately after the Effective Time.

      (8) Exclusion of Other Rights. Unless otherwise required by law, shares of Preferred Stock, Series S, shall not have any rights, including preemptive rights, or preferences other than those specifically set forth herein or as provided by applicable law.

      (9) Notices. All notices or communications unless otherwise specified in the By-Laws or the Certificate of Incorporation shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid to the holders of record of the Preferred Stock, Series S. Notice shall be deemed given on the earlier of the date received or the date such notice is mailed.

      (10) Record Holders. The Corporation and the transfer agent for the Preferred Stock, Series S, may deem and treat the record holder of any share of such Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

      (11) Voting Rights. Except as hereinafter set forth in this Section (11) or as otherwise from time to time required by law, the Preferred Stock, Series S, shall have no voting rights. Whenever, at any time or times, dividends payable on the Preferred Stock, Series S, shall be in arrears for such number of consecutive dividend periods, which shall in the aggregate contain not less than 540 days, the holders of the outstanding Preferred Stock, Series S, shall have the exclusive right, voting separately as a class with holders of shares of any one or more other series of preferred stock ranking on a parity with the Preferred Stock, Series S, either as to dividends (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Corporation at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of the Preferred Stock, Series S, shall be entitled to one vote for each share held (the holders of shares of any other series of preferred stock ranking on such a parity being entitled to such number of votes, if any, for each share of preferred stock held as may be granted to them). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding shares of the Preferred Stock, Series S (either alone or together with the holders of shares of any one or more series of preferred stock ranking on such a parity) as hereinafter set forth. The right of such holders of such shares of the Preferred Stock, Series S, voting separately as a class, to elect (together with the holders of shares of any one or more series of preferred stock ranking on such a parity) members of the Board of Directors as aforesaid shall continue until such time as all dividends on the Preferred Stock, Series S, shall have been paid in full for at least one year, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

      Upon any termination of the right of the holders of the Preferred Stock, Series S, as a class to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this Section (11) shall have expired, the number of directors shall automatically be decreased to such number as may be provided for in the By-Laws irrespective of any increase made pursuant to the provisions of this Section (11).

      So long as any shares of the Preferred Stock, Series S, remain outstanding, the consent of the holders of at least two-thirds of the shares of the Preferred Stock, Series S, outstanding at the time (voting separately as a class together with all other series of preferred stock ranking on a parity with such series either as to dividends (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable) given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

            (a) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Preferred Stock, Series S, or

            (b) The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation or of the resolution contained in this Certificate of Designation for the Preferred Stock, Series S, and the powers, preferences and privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the Preferred Stock, Series S, or of the holders thereof; provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares of the Preferred Stock, Series S, or of any other series of preferred stock, in each case ranking on a parity with or junior to the Preferred Stock, Series S, with respect to the payment of dividends (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

      The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to such vote would otherwise be required shall be effected, all outstanding shares of the Preferred Stock, Series S, shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption, scheduled to be consummated within three months after such time.

                                  Exhibit XIII

                 8 1/2% Noncumulative Preferred Stock, Series T

      (1) Number of Shares and Designation. The shares of such series shall be designated as "8 1/2% Noncumulative Preferred Stock, Series T" (hereinafter called the "Preferred Stock, Series T"), and the number of shares constituting such series shall be 600,000. Shares of Preferred Stock, Series T shall be issued in exchange for former shares of 8 1/2% Noncumulative Preferred Stock, Series 21, of Citicorp, a Delaware corporation (the "Citicorp Preferred Stock").

      (2) Dividends. (a) The holders of shares of the Preferred Stock, Series T, shall be entitled to receive cash dividends, as, if and when declared by the Board of Directors of the Corporation or any duly authorized committee thereof (the "Board of Directors"), out of funds legally available for that purpose, at the rate set forth below in this Section (2) applied to the amount of $250 per share. Such dividends shall be payable quarterly, as, if and when declared by the Board of Directors, on February 15, May 15, August 15 and November 15 of each year, commencing on the first such date to occur after the latest quarterly dividend payment date for the Citicorp Preferred Stock for which the record date was prior to the effective time (the "Effective Time") of the Merger (as defined in the Agreement and Plan of Merger, dated as of April 5, 1998, between the Corporation and Citicorp). Each such dividend shall be payable in arrears to the holders of record of shares of the Preferred Stock, Series T, as they appear on the stock register of the Corporation on such record dates, not more than 30 nor less than 15 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Dividends on Preferred Stock, Series T shall not be cumulative and no rights shall accrue to the holders of Preferred Stock, Series T by reason of the fact that the Corporation may fail to declare or pay dividends on the Preferred Stock, Series T in any amount in any year, whether or not the earnings of the Corporation in any year were sufficient to pay such dividends in whole or in part.

      (b) Dividend periods ("Dividend Periods") shall commence on February 15, May 15, August 15 and November 15 of each year and shall end on and include the calendar day next preceding the first day of the next Dividend Period. Notwithstanding anything to the contrary herein, for purposes of calculating the amount of dividends payable on the shares of the Preferred Stock, Series T, the initial dividend period shall be deemed to commence on the payment date for the last quarterly dividend on the Citicorp Preferred Stock for which the record date occurred prior to the Effective Time. The dividend rate for each Dividend Period on the shares of Preferred Stock, Series T shall be 8 1/2% per annum. The amount of dividends payable for each full Dividend Period for the Preferred Stock, Series T, shall be computed by dividing the dividend rate of 8 1/2% per annum by four and applying the resulting rate of 2.125% to the amount of $250 per share. The amount of dividends payable for any period shorter or longer than a full Dividend Period on the Preferred Stock, Series T, shall be computed on the basis of twelve 30-day months and a 360-day year. Unless otherwise required by law, dividends payable with respect to each share of Preferred Stock, Series T, shall be rounded to the nearest one cent, with $.005 being rounded upward. Holders of shares called for redemption on a redemption date between a dividend payment record date and the dividend payment date shall not be entitled to receive the dividend payable on such dividend payment date.

      (c) So long as any shares of the Preferred Stock, Series T, are outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred stock of the Corporation of any series ranking, as to dividends, on a parity with or junior to the Preferred Stock, Series T, for any period unless full dividends for the Dividend Period immediately preceding the date of payment of such full dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock, Series T. When dividends are not paid in full, as aforesaid, upon the shares of the Preferred Stock, Series T, and any other preferred stock of the Corporation ranking on a parity as to dividends with the Preferred Stock, Series T, all dividends declared upon shares of the Preferred Stock, Series T, and any other preferred stock of the Corporation ranking on a parity as to dividends (whether dividends on such other preferred stock are cumulative or noncumulative) with the Preferred Stock, Series T, shall be declared pro rata so that the amount of dividends declared per share on the Preferred Stock, Series T, and such other preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Preferred Stock, Series T (but without any cumulation in respect of unpaid dividends for prior Dividend Periods on the Preferred Stock, Series T and any other noncumulative preferred stock) and such other preferred stock bear to each other. Holders of shares of the Preferred Stock, Series T shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full dividends, as herein provided, on the Preferred Stock, Series T. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the Preferred Stock, Series T which may be in arrears.

      (d) So long as any shares of the Preferred Stock, Series T are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of stock ranking junior to the Preferred Stock, Series T, as to dividends and upon liquidation and other than as provided in subsection (c) of this Section (2)) shall be declared or paid or set aside for payment or other distribution declared or made upon any stock of the Corporation ranking junior to or on a parity with the Preferred Stock, Series T, as to dividends or upon liquidation, nor shall any stock of the Corporation ranking junior to or on a parity with the Preferred Stock, Series T, as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Preferred Stock, Series T, as to dividends and upon liquidation) unless, in each case, the full dividends for the immediately preceding Dividend Period on all outstanding shares of the Preferred Stock, Series T, shall have been paid or set apart for payment and the Corporation is not in default with respect to any redemption of shares of Preferred Stock, Series T, announced by the Corporation pursuant to Section (4) below.

      (3) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any series or class or classes of stock of the Corporation ranking junior to the Preferred Stock, Series T, upon liquidation, dissolution or winding up, the holders of the shares of the Preferred Stock, Series T, shall be entitled to receive $250 per share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon from the immediately preceding dividend payment date (but without any cumulation for unpaid dividends for prior Dividend Periods on the Preferred Stock, Series T) to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Preferred Stock, Series T, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other preferred stock ranking, as to liquidation, dissolution or winding up, on a parity with the Preferred Stock, Series T, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Preferred Stock, Series T, and any such other preferred stock ratably in accordance with the respective amounts which would be payable on such shares of Preferred Stock, Series T, and any such other preferred stock if all amounts payable thereon were paid in full. For the purposes of this Section (3), a consolidation or merger of the Corporation with one or more corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

      (b) Subject to the rights of holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Preferred Stock, Series T, as to distribution of assets upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Preferred Stock, Series T, as provided in this Section (3), but not prior thereto, any other series or class or classes of stock ranking junior to the Preferred Stock, Series T, upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred Stock, Series T, shall not be entitled to share therein.

      (4) Redemption. (a) Except as provided in subsection (b) of this Section
(4), the Preferred Stock, Series T, may not be redeemed prior to February 15, 2000. At any time or from time to time on and after February 15, 2000, the Corporation, at its option, may, with prior Federal Reserve Board approval to the extent then required by applicable law, redeem shares of the Preferred Stock, Series T, in whole or in part, out of funds legally available therefor, at a redemption price of $250 per share, together in each case with accrued and unpaid dividends (whether or not declared) from the immediately preceding dividend payment date (but without any cumulation for unpaid dividends for prior Dividend Periods on the Preferred Stock, Series T) to the date fixed for redemption.

      (b) Prior to February 15, 2000, the Corporation, at its option, may, with prior Federal Reserve Board approval to the extent then required by applicable law, redeem all, but not less than all, of the outstanding shares of the Preferred Stock, Series T, out of funds legally available therefor if the holders of the shares of the Preferred Stock, Series T, shall be entitled to vote upon or consent to a merger or consolidation of the Corporation as provided in Section 11 below and all of the following conditions have been satisfied: (i) the Corporation shall have requested the vote or consent of the holders of the Preferred Stock, Series T, to the consummation of such merger or consolidation, stating in such request that failing the requisite favorable vote or consent the Corporation will have the option to redeem the Preferred Stock, Series T, (ii) the Corporation shall not have received the favorable vote or consent requisite to the consummation of the transaction within 60 days after making such written request (which shall be deemed to have been made upon the mailing of the notice of any meeting of holders of the Preferred Stock, Series T, to vote upon such merger or consolidation or the mailing of the form of written consent to be signed by such holders), and (iii) such transaction shall be consummated on the date fixed for such redemption, which date shall be no more than one year after such request is made. Any such redemption shall be on notice as set forth in subsection (c) of this Section 4 at a redemption price of $250 per share of the Preferred Stock, Series T, together with accrued and unpaid dividends, if any, from the immediately preceding dividend payment date (but without any cumulation for unpaid dividends for prior Dividend Periods on the Preferred Stock, Series
T) to the date fixed for redemption.

      (c) In the event the Corporation shall redeem shares of Preferred Stock, Series T, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of Preferred Stock, Series T, to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price, together with accrued and unpaid dividends from the immediately preceding dividend payment date to the date of redemption) dividends on the shares of the Preferred Stock, Series T, so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. The Corporation's obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) having an office in the Borough of Manhattan, City of New York, having a capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust, with irrevocable instructions that such funds be applied to the redemption of the shares of Preferred Stock, Series T, so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of two years from such redemption date shall be released or repaid to the Corporation, after which the holder or holders of such shares of Preferred Stock, Series T, so called for redemption shall look only to the Corporation for payment of the funds necessary for such redemption. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price aforesaid, together with accrued and unpaid dividends from the immediately preceding dividend payment date to the date of redemption. If less than all the outstanding shares of Preferred Stock, Series T, are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Preferred Stock, Series T, not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the shares represented by any certificate are redeemed a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

      (d) In no event shall the Corporation redeem less than all the outstanding shares of Preferred Stock, Series T, pursuant to subsection (a) of this Section
(4) unless full dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Preferred Stock, Series T, for the Dividend Period immediately preceding the date of redemption.

      (5) Shares to be Retired. All shares of Preferred Stock, Series T, purchased or redeemed by the Corporation shall be retired and cancelled and the Board of Directors shall cause to be taken all action necessary to restore such shares to the status of authorized but unissued shares of preferred stock, without designation as to series, and such shares may thereafter be issued, but not as shares of Preferred Stock, Series T.

      (6) Conversion or Exchange. The holders of shares of Preferred Stock, Series T, shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock (or any other security) of the Corporation.

      (7) Ranking. Any class or series of stock of the Corporation shall be deemed to rank:

            (i) prior to the Preferred Stock, Series T, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Preferred Stock, Series T;

            (ii) on a parity with the Preferred Stock, Series T, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Preferred Stock, Series T, if the holders of such class of stock and the Preferred Stock, Series T (whether or not such class of stock is cumulative or noncumulative as to payment of dividends) shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation prices, without preference or priority one over the other (except with respect to the cumulation of dividends on such class of stock); and

            (iii) junior to the Preferred Stock, Series T, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be common stock or if the holders of Preferred Stock, Series T, shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up, as the case may be, in preference or priority to the holders of shares of such stock.

      Accordingly, the Preferred Stock, Series T, shall be deemed to rank on a parity with all other series of preferred stock of the Corporation (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) outstanding immediately after the Effective Time.

      (8) Exclusion of Other Rights. Unless otherwise required by law, shares of Preferred Stock, Series T, shall not have any rights, including preemptive rights, or preferences other than those specifically set forth herein or as provided by applicable law.

      (9) Notices. All notices or communications, unless otherwise specified in the By-Laws or the Certificate of Incorporation shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid to the holders of record of the Preferred Stock, Series T. Notice shall be deemed given on the earlier of the date received or the date such notice is mailed.

      (10) Record Holders. The Corporation and the transfer agent for the Preferred Stock, Series T, may deem and treat the record holder of any share of such Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

      (11) Voting Rights. Except as hereinafter set forth in this Section (11) or as otherwise from time to time required by law, the Preferred Stock, Series T, shall have no voting rights. Whenever, at any time or times, dividends payable on the Preferred Stock, Series T, shall be in arrears for such number of consecutive dividend periods, which shall in the aggregate contain not less than 540 days, the holders of the outstanding Preferred Stock, Series T, shall have the exclusive right, voting separately as a class with holders of shares of any one or more other series of preferred stock ranking on a parity with the Preferred Stock, Series T, either as to dividends (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Corporation at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of the Preferred Stock, Series T, shall be entitled to one vote for each share held (the holders of shares of any other series of preferred stock ranking on such a parity being entitled to such number of votes, if any, for each share of preferred stock held as may be granted to them). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding shares of the Preferred Stock, Series T (either alone or together with the holders of shares of any one or more series of preferred stock ranking on such a parity) as hereinafter set forth. The right of such holders of such shares of the Preferred Stock, Series T, voting separately as a class, to elect (together with the holders of shares of any one or more series of preferred stock ranking on such a parity) members of the Board of Directors as aforesaid shall continue until such time as all dividends on the Preferred Stock, Series T, shall have been paid in full for at least one year, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

      Upon any termination of the right of the holders of the Preferred Stock, Series T, as a class to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this Section (11) shall have expired, the number of directors shall automatically be decreased to such number as may be provided for in the By-Laws irrespective of any increase made pursuant to the provisions of this Section (11).

      So long as any shares of the Preferred Stock, Series T, remain outstanding, the consent of the holders of at least two-thirds of the shares of the Preferred Stock, Series T, outstanding at the time (voting separately as a class together with all other series of preferred stock ranking on a parity with such series either as to dividends (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable) given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

            (a) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Preferred Stock, Series

      T, with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or

            (b) The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation or of the resolution contained in this Certificate of Designation for the Preferred Stock, Series T, and the powers, preferences and privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the Preferred Stock, Series T, or of the holders thereof; provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares of the Preferred Stock, Series T, or of any other series of preferred stock, in each case ranking on a parity with or junior to the Preferred Stock, Series T, with respect to the payment of dividends (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

      The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to such vote would otherwise be required shall be effected, all outstanding shares of the Preferred Stock, Series T, shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption, scheduled to be consummated within three months after such time.

                                   Exhibit XIV

                   7 3/4% Cumulative Preferred Stock, Series U

      (1) Number of Shares and Designation. The shares of such series shall be designated as "7 3/4% Cumulative Preferred Stock, Series U" (hereinafter called the "Preferred Stock, Series U"), and the number of shares constituting such series shall be 500,000. Shares of Preferred Stock, Series U shall be issued in exchange for former shares of 7 3/4% Cumulative Preferred Stock, Series 22, of Citicorp, a Delaware corporation (the "Citicorp Preferred Stock").

      (2) Dividends. (a) The holders of shares of the Preferred Stock, Series U, shall be entitled to receive cash dividends, as, if and when declared by the Board of Directors of the Corporation or any duly authorized committee thereof (the "Board of Directors"), out of funds legally available for that purpose, at the rate set forth below in this Section (2) applied to the amount of $250 per share. Such dividends shall be cumulative from the effective time (the "Effective Time") of the Merger (as defined in the Agreement and Plan of Merger, dated as of April 5, 1998, between the Corporation and Citicorp) and shall be payable quarterly, as, if and when declared by the Board of Directors on February 15, May 15, August 15 and November 15 of each year, commencing on the first such date to occur after the the latest quarterly dividend payment date for the Citicorp Preferred Stock for which the record date was prior to Effective Time. Notwithstanding anything to the contrary herein, for purposes of calculating the amount of dividends accumulating on the shares of the Preferred Stock, Series U, the initial dividend period shall be deemed to commence on the payment date for the last quarterly dividend on the Citicorp Preferred Stock for which the record date occurred prior to the Effective Time. Each such dividend shall be payable in arrears to the holders of record of shares of the Preferred Stock, Series U, as they appear on the stock register of the Corporation on such record dates, not more than 30 nor less than 15 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Dividends on account of arrears for any past Dividend Periods (as defined in subsection (b) of this Section (2)) may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

      (b) Dividend periods ("Dividend Periods") shall commence on February 15, May 15, August 15 and November 15 of each year and shall end on and include the calendar day next preceding the first day of the next Dividend Period. The dividend rate for each Dividend Period on the shares of Preferred Stock, Series U shall be 7 3/4% per annum. The amount of dividends payable for each full Dividend Period for the Preferred Stock, Series U, shall be computed by dividing the dividend rate of 7 3/4% per annum by four and applying the resulting rate of 1.9375% to the amount of $250 per share. The amount of dividends payable for any period shorter or longer than a full Dividend Period on the Preferred Stock, Series U, shall be computed on the basis of twelve 30-day months, a 360-day year and, for any Dividend Period of less than one month (other than the initial Dividend Period), the actual number of days elapsed in such period. Unless otherwise required by law, dividends payable with respect to each share of Preferred

Stock, Series U, shall be rounded to the nearest one cent, with $.005 being rounded upward. Holders of shares called for redemption on a redemption date between a dividend payment record date and the dividend payment date shall not be entitled to receive the dividend payable on such dividend payment date.

      (c) So long as any shares of the Preferred Stock, Series U are outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred stock of the Corporation of any series ranking, as to dividends, on a parity with or junior to the Preferred Stock, Series U, for any period unless full cumulative dividends for all Dividend Periods terminating on or prior to the date of payment of such full dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock, Series U. When dividends are not paid in full, as aforesaid, upon the shares of the Preferred Stock, Series U, and any other preferred stock of the Corporation ranking on a parity as to dividends with the Preferred Stock, Series U, all dividends declared upon shares of the Preferred Stock, Series U, and any other preferred stock of the Corporation ranking on a parity as to dividends (whether dividends on such other preferred stock are cumulative or noncumulative) with the Preferred Stock, Series U, shall be declared pro rata so that the amount of dividends declared per share on the Preferred Stock, Series U, and such other preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Preferred Stock, Series U and such other preferred stock bear to each other (but without any cumulation in respect of unpaid dividends on any noncumulative preferred stock). Holders of shares of the Preferred Stock, Series U shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Preferred Stock, Series U. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the Preferred Stock, Series U which may be in arrears.

      (d) So long as any shares of the Preferred Stock, Series U are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of stock ranking junior to the Preferred Stock, Series U, as to dividends and upon liquidation and other than as provided in subsection (c) of this Section (2)) shall be declared or paid or set aside for payment or other distribution declared or made upon any stock of the Corporation ranking junior to or on a parity with the Preferred Stock, Series U, as to dividends or upon liquidation, nor shall any stock of the Corporation ranking junior to or on a parity with the Preferred Stock, Series U, as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Preferred Stock, Series U, as to dividends and upon liquidation) unless, in each case, full cumulative dividends for all Dividend Periods terminating on or prior to the date of payment of such full dividends on all outstanding shares of the Preferred Stock, Series U, shall have been paid or set apart for payment and the Corporation is not in default with respect to any redemption of shares of Preferred Stock, Series U, announced by the Corporation pursuant to Section (4) below.

      (3) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any series or class or classes of stock of the Corporation ranking junior to the Preferred Stock, Series U, upon liquidation, dissolution or winding up, the holders of the shares of the Preferred Stock, Series U, shall be entitled to receive $250 per share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Preferred Stock, Series U, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other preferred stock ranking, as to liquidation, dissolution or winding up, on a parity with the Preferred Stock, Series U, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Preferred Stock, Series U, and any such other preferred stock ratably in accordance with the respective amounts which would be payable on such shares of Preferred Stock, Series U, and any such other preferred stock if all amounts payable thereon were paid in full. For the purposes of this Section (3), a consolidation or merger of the Corporation with one or more corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

      (b) Subject to the rights of holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Preferred Stock, Series U, as to distribution of assets upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Preferred Stock, Series U, as provided in this Section (3), but not prior thereto, any other series or class or classes of stock ranking junior to the Preferred Stock, Series U, upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred Stock, Series U, shall not be entitled to share therein.

      (4) Redemption. (a) Except as provided in subsection (b) of this Section
(4), the Preferred Stock, Series U, may not be redeemed prior to May 15, 2000. At any time or from time to time on and after May 15, 2000, the Corporation, at its option, may, with prior Federal Reserve Board approval to the extent then required by applicable law, redeem shares of the Preferred Stock, Series U, in whole or in part, out of funds legally available therefor, at a redemption price of $250 per share, together in each case with accrued and unpaid dividends (whether or not declared) to the date fixed for redemption.

      (b) Prior to May 15, 2000, the Corporation, at its option, may, with prior Federal Reserve Board approval to the extent then required by applicable law, redeem all, but not less than all, of the outstanding shares of the Preferred Stock, Series U, out of funds legally available therefor if the holders of the shares of the Preferred Stock, Series U, shall be entitled to vote upon or consent to a merger or consolidation of the Corporation as provided in Section (11) below and all of the following conditions have been satisfied: (i) the Corporation shall have requested the vote or consent of the holders of the Preferred Stock, Series U, to the consummation of such merger or consolidation, stating in such request that failing the requisite favorable vote or consent the Corporation will have the option to redeem the Preferred Stock, Series U, (ii) the Corporation shall not have received the favorable vote or consent requisite to the consummation of the transaction within 60 days after making such written request (which shall be deemed to have been made upon the mailing of the notice of any meeting of holders of the Preferred Stock, Series U, to vote upon such merger or consolidation or the mailing of the form of written consent to be signed by such holders), and (iii) such transaction shall be consummated on the date fixed for such redemption, which date shall be no more than one year after such request is made. Any such redemption shall be on notice as set forth in subsection (c) of this Section 4 at a redemption price of $250 per share of the Preferred Stock, Series U, together with accrued and unpaid dividends (whether or not declared) to the date fixed for redemption.

      (c) In the event the Corporation shall redeem shares of Preferred Stock, Series U, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of Preferred Stock, Series U, to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price, together with accrued and unpaid dividends to the date of redemption) dividends on the shares of the Preferred Stock, Series U, so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price, together with accrued and unpaid dividends (whether or not declared) to the date fixed for redemption) shall cease. The Corporation's obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) having an office in the Borough of Manhattan, City of New York, having a capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust, with irrevocable instructions that such funds be applied to the redemption of the shares of Preferred Stock, Series U, so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of two years from such redemption date shall be released or repaid to the Corporation, after which the holder or holders of such shares of Preferred Stock, Series U, so called for redemption shall look only to the Corporation for payment of the funds necessary for such redemption.

      Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price aforesaid, together with accrued and unpaid dividends to the date of redemption. If less than all the outstanding shares of Preferred Stock, Series U, are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Preferred Stock, Series U, not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the shares represented by any certificate are redeemed a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

      (d) In no event shall the Corporation redeem less than all the outstanding shares of Preferred Stock, Series U, pursuant to subsection (a) of this Section
(4) unless full dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Preferred Stock, Series U, for all Dividend Periods ending on or prior to the date of redemption.

      (5) Shares to be Retired. All shares of Preferred Stock, Series U, purchased or redeemed by the Corporation shall be retired and canceled and the Board of Directors shall cause to be taken all action necessary to restore such shares to the status of authorized but unissued shares of preferred stock, without designation as to series, and such shares may thereafter be issued, but not as shares of Preferred Stock, Series U.

      (6) Conversion or Exchange. The holders of shares of Preferred Stock, Series U, shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock (or any other security) of the Corporation.

      (7) Ranking. Any class or series of stock of the Corporation shall be deemed to rank:

            (i) prior to the Preferred Stock, Series U, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Preferred Stock, Series U;

            (ii) on a parity with the Preferred Stock, Series U, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Preferred Stock, Series U, if the holders of such class of stock and the Preferred Stock, Series U (whether or not such class of stock is cumulative or noncumulative as to payment of dividends) shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation prices, without preference or priority one over the other (except with respect to the cumulation of dividends on such class of stock); and

            (iii) junior to the Preferred Stock, Series U, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be common stock or if the holders of Preferred Stock, Series U, shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up, as the case may be, in preference or priority to the holders of shares of such stock.

      Accordingly, the Preferred Stock, Series U, shall be deemed to rank on a parity with all other series of preferred stock of the Corporation (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) outstanding immediately after the Effective Time.

      (8) Exclusion of Other Rights. Unless otherwise required by law, shares of Preferred Stock, Series U, shall not have any rights, including preemptive rights, or preferences other than those specifically set forth herein or as provided by applicable law.

      (9) Notices. All notices or communications, unless otherwise specified in the By-Laws or the Certificate of Incorporation shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid to the holders of record of the Preferred Stock, Series U. Notice shall be deemed given on the earlier of the date received or the date such notice is mailed.

      (10) Record Holders. The Corporation and the transfer agent for the Preferred Stock, Series U, may deem and treat the record holder of any share of such Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

      (11) Voting Rights. Except as hereinafter set forth in this Section (11) or as otherwise from time to time required by law, the Preferred Stock, Series U, shall have no voting rights. Whenever, at any time or times, dividends payable on the Preferred Stock, Series U, shall be in arrears for such number of dividend periods, whether or not consecutive, which shall in the aggregate contain not less than 540 days, the holders of the outstanding Preferred Stock, Series U, shall have the exclusive right, voting separately as a class with holders of shares of any one or more other series of preferred stock ranking on a parity with the Preferred Stock, Series U, either as to dividends (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) or on the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Corporation at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of the Preferred Stock, Series U, shall be entitled to one vote for each share held (the holders of shares of any other series of preferred stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding shares of the Preferred Stock, Series U (either alone or together with the holders of shares of any one or more other series of preferred stock ranking on such a parity) as hereinafter set forth. The right of such holders of such shares of the Preferred Stock, Series U, voting separately as a class, to elect (together with the holders of shares of any one or more other series of preferred stock ranking on such a parity) members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on such shares of Preferred Stock, Series U, shall have been paid in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

      Upon any termination of the right of the holders of the Preferred Stock, Series U, as a class to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this Section (11) shall have expired, the number of directors shall automatically be decreased to such number as may be provided for in the By-Laws irrespective of any increase made pursuant to the provisions of this Section (11).

      So long as any shares of the Preferred Stock, Series U, remain outstanding, the consent of the holders of at least two-thirds of the shares of the Preferred Stock, Series U, outstanding at the time (voting separately as a class together with all other series of preferred stock ranking on a parity with such series either as to dividends (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable) given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

            (a) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Preferred Stock, Series U, with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or

            (b) The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation or of the resolution contained in this Certificate of Designation for the Preferred Stock, Series U, and the powers, preferences and privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the Preferred Stock, Series U, or of the holders thereof; provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares of the Preferred Stock, Series U, or of any other series of preferred stock, in each case ranking on a parity with or junior to the Preferred Stock, Series U, with respect to the payment of dividends (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

      The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to such vote would otherwise be required shall be effected, all outstanding shares of the Preferred Stock, Series U, shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption, scheduled to be consummated within three months after such time.

                                   Exhibit XV

           Fixed/Adjustable Rate Cumulative Preferred Stock, Series V

      (1) Number of Shares and Designation. The shares of such series shall be designated as "Fixed/Adjustable Rate Cumulative Preferred Stock, Series V" (hereinafter called the "Preferred Stock, Series V"), and the number of shares constituting such series shall be 250,000. Shares of Preferred Stock, Series V shall be issued in exchange for former shares of Fixed/Adjustable Rate Cumulative Preferred Stock, Series 23, of Citicorp, a Delaware corporation (the "Citicorp Preferred Stock").

      (2) Dividends. (a) The holders of shares of the Preferred Stock, Series V, shall be entitled to receive cash dividends, as, if and when declared by the Board of Directors of the Corporation or any duly authorized committee thereof (the "Board of Directors"), out of funds legally available for that purpose, at the rate set forth below in this Section (2) applied to the amount of $500 per share. Such dividends shall be cumulative from the effective time (the "Effective Time") of the Merger (as defined in the Agreement and Plan of Merger, dated as of April 5, 1998, between the Corporation and Citicorp) and shall be payable quarterly, as, if and when declared by the Board of Directors on February 15, May 15, August 15 and November 15 of each year, commencing on the first such date to occur after the the latest quarterly dividend payment date for the Citicorp Preferred Stock for which the record date was prior to Effective Time. Notwithstanding anything to the contrary herein, for purposes of calculating the amount of dividends accumulating on the shares of the Preferred Stock, Series V, the initial dividend period shall be deemed to commence on the payment date for the last quarterly dividend on the Citicorp Preferred Stock for which the record date occurred prior to the Effective Time. Each such dividend shall be payable in arrears to the holders of record of shares of the Preferred Stock, Series V, as they appear on the stock register of the Corporation on such record dates, not more than 30 nor less than 15 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Dividends on account of arrears for any past Dividend Periods (as defined in subsection (b) of this Section (2)) may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

            (b) (i) Dividend periods ("Dividend Periods") shall commence on February 15, May 15, August 15 and November 15 of each year and shall end on and include the calendar day next preceding the first day of the next Dividend Period. The dividend rate for each Dividend Period on the shares of Preferred Stock, Series V shall be 5.86% per annum through February 15, 2006. The amount of dividends payable for each full Dividend Period occurring prior to February 15, 2006 for the Preferred Stock, Series V, shall be computed by dividing the dividend rate of 5.86% per annum by four and applying the resulting rate of 1.465% to the amount of $500 per share. For each Dividend Period beginning on or after February 15, 2006, the dividend rate on the shares of Preferred Stock, Series V shall be the Applicable Rate (as defined below) per annum. The amount of dividends payable for each full Dividend Period beginning on or after February 15, 2006 shall be computed by dividing the Applicable Rate per annum by four and applying the resulting rate to the amount of $500 per share. The amount of dividends payable for any period shorter or longer than a full Dividend Period on the Preferred Stock, Series V, shall be computed on the basis of twelve 30-day months, a 360-day year and, for any Dividend Period of less than one month (other than the initial Dividend Period), the actual number of days elapsed in such period. Unless otherwise required by law, dividends payable with respect to each share of Preferred Stock, Series V, shall be rounded to the nearest one cent, with $.005 being rounded upward. Holders of shares called for redemption on a redemption date between a dividend payment record date and the dividend payment date shall not be entitled to receive the dividend payable on such dividend payment date.

            (ii) Except as provided below in this paragraph (ii), the "Applicable Rate" per annum for any Dividend Period beginning on or after February 15, 2006 will be equal to 0.50% plus the Effective Rate (as defined below), but not less than 6.00% or more than 12.00% (without taking into consideration any adjustments as described in paragraph (viii) below). The "Effective Rate" for any Dividend Period beginning on or after February 15, 2006 will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined below) for such Dividend Period. The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate will each be rounded to the nearest five hundredths of a percent, with .025% being rounded upward. In the event that the Corporation determines in good faith that for any reason:

                  (A) any one of the Treasury Bill Rate, the Ten Year Constant
            Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any Dividend Period beginning on or after February 15, 2006, then the Effective Rate for such Dividend Period will be equal to the higher of whichever two of such rates can be so determined;

                  (B) only one of the Treasury Bill Rate, the Ten Year Constant
            Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Dividend Period beginning on or after February 15, 2006, then the Effective Rate for such Dividend Period will be equal to whichever such rate can be so determined; or

                  (C) none of the Treasury Bill Rate, the Ten Year Constant
            Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Dividend Period beginning on or after February 15, 2006, then the Effective Rate for the preceding Dividend Period will be continued for such Dividend Period.

            (iii) Except as described below in this paragraph (iii), the "Treasury Bill Rate" for each applicable Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as defined below) during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on the Preferred Stock, Series V is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any applicable Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such applicable Dividend Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

            (iv) Except as described below in this paragraph (iv), the "Ten Year Constant Maturity Rate" for each applicable Dividend Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on the Preferred Stock, Series V is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any applicable Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

            (v) Except as described below in this paragraph (v), the "Thirty Year Constant Maturity Rate" for each applicable Dividend Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as defined below) (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the

      Dividend Period for which the dividend rate on the Preferred Stock, Series V is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Thirty Year Constant Maturity Rate for any applicable Dividend Period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

            (vi) The Applicable Rate with respect to each Dividend Period beginning on or after February 15, 2006 will be calculated as promptly as practicable by the Corporation according to the appropriate method described above. The Corporation will cause notice of each Applicable Rate to be enclosed with the dividend payment checks next mailed to the holders of Preferred Stock, Series V.

            (vii) As used above, the term "Calendar Period" means a period of fourteen calendar days; the term "Federal Reserve Board" means the Board of Governors of the Federal Reserve System; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year

      Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

            (viii) If one or more amendments to the Internal Revenue Code of 1986, as amended (the "Code"), are enacted that change the percentage of the dividends received deduction as specified in Section 243(a)(1) of the Code or any successor provision (the "Dividends Received Percentage"), the amount of each dividend payable per share of the Preferred Stock, Series V for dividend payments made on or after the date of enactment of such change shall be adjusted by multiplying the amount of the dividend payable determined as described above (before adjustment) by a factor, which shall be the number determined in accordance with the following formula (the "DRD Formula"), and rounding the result to the nearest cent:

                                 1-.35 (1 - .70)
                                 ---------------
                                 1-.35 (1 - DRP)

      For the purposes of the DRD Formula, "DRP" means the Dividends Received Percentage applicable to the dividend in question. No amendment to the Code, other than a change in the percentage of the dividends received deduction set forth in Section 243 (a)(1) of the Code or any successor provision, will give rise to an adjustment. Notwithstanding the foregoing provisions, in the event that, with respect to any such amendment, Citicorp shall receive either an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation and approved by Sullivan & Cromwell (which approval shall not be unreasonably withheld) or a private letter ruling or similar form of authorization from the Internal Revenue Service to the effect that such an amendment would not apply to dividends payable on the Preferred Stock, Series V, then any such amendment shall not result in the adjustment provided for pursuant to the DRD Formula. The opinion referenced in the previous sentence shall be based upon a specific exception in the legislation amending the DRP or upon a published pronouncement of the Internal Revenue Service addressing such legislation. Unless the context otherwise requires, references to dividends in this Certificate of Designations shall mean dividends as adjusted by the DRD Formula. The Corporation's calculation of the dividends payable as so adjusted and as certified accurate as to calculation and reasonable as to method by the independent certified public accountants then regularly engaged by the Corporation, shall be final and not subject to review.

            (ix) If any amendment to the Code which reduces the Dividends Received Percentage is enacted after a dividend payable on a Dividend Payment Date has been declared, the amount of dividend payable on such Dividend Payment Date will not be increased in accordance with paragraph
      (viii) above, but instead, an amount equal to the excess of (x) the product of the dividends paid by the Corporation on such Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the reduced Dividends Received Percentage) and
      (y) the dividends paid by the Corporation on such Dividend Payment Date, will be payable to holders of record on the next succeeding Dividend Payment Date in addition to any other amounts payable on such date.

            (x) In the event that the amount of dividend payable per share of the Preferred Stock, Series V, shall be adjusted pursuant to the DRD Formula, the Corporation will cause notice of each such adjustment to be sent to the holders of the Preferred Stock, Series V.

      (c) So long as any shares of the Preferred Stock, Series V are outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred stock of the Corporation of any series ranking, as to dividends, on a parity with or junior to the Preferred Stock, Series V, for any period unless full cumulative dividends for all Dividend Periods terminating on or prior to the date of payment of such full dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock, Series V. When dividends are not paid in full, as aforesaid, upon the shares of the Preferred Stock, Series V, and any other preferred stock of the Corporation ranking on a parity as to dividends with the Preferred Stock, Series V, all dividends declared upon shares of the Preferred Stock, Series V, and any other preferred stock of the Corporation ranking on a parity as to dividends (whether dividends on such other preferred stock are cumulative or noncumulative) with the Preferred Stock, Series V, shall be declared pro rata so that the amount of dividends declared per share on the Preferred Stock, Series V, and such other preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Preferred Stock, Series V and such other preferred stock bear to each other (but without any cumulation in respect of unpaid dividends on any noncumulative preferred stock). Holders of shares of the Preferred Stock, Series V shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Preferred Stock, Series V. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the Preferred Stock, Series V which may be in arrears.

      (d) So long as any shares of the Preferred Stock, Series V are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of stock ranking junior to the Preferred Stock, Series V, as to dividends and upon liquidation and other than as provided in subsection (c) of this Section (2)) shall be declared or paid or set aside for payment or other distribution declared or made upon any stock of the Corporation ranking junior to or on a parity with the Preferred Stock, Series V, as to dividends or upon liquidation, nor shall any stock of the Corporation ranking junior to or on a parity with the Preferred Stock, Series V, as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Preferred Stock, Series V, as to dividends and upon liquidation) unless, in each case, full cumulative dividends for all Dividend Periods terminating on or prior to the date of payment of such full dividends on all outstanding shares of the Preferred Stock, Series V, shall have been paid or set apart for payment and the Corporation is not in default with respect to any redemption of shares of Preferred Stock, Series V, announced by the Corporation pursuant to Section (4) below.

      (3) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any series or class or classes of stock of the Corporation ranking junior to the Preferred Stock, Series V, upon liquidation, dissolution or winding up, the holders of the shares of the Preferred Stock, Series V, shall be entitled to receive $500 per share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Preferred Stock, Series V, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other preferred stock ranking, as to liquidation, dissolution or winding up, on a parity with the Preferred Stock, Series V, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Preferred Stock, Series V, and any such other preferred stock ratably in accordance with the respective amounts which would be payable on such shares of Preferred Stock, Series V, and any such other preferred stock if all amounts payable thereon were paid in full. For the purposes of this Section (3), a consolidation or merger of the Corporation with one or more corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

      (b) Subject to the rights of holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Preferred Stock, Series V, as to distribution of assets upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Preferred Stock, Series V, as provided in this Section (3), but not prior thereto, any other series or class or classes of stock ranking junior to the Preferred Stock, Series V, upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred Stock, Series V, shall not be entitled to share therein.

      (4) Redemption. (a) Except as provided in subsections (b) and (c) of this Section (4), the Preferred Stock, Series V, may not be redeemed prior to February 15, 2006. At any time or from time to time on and after February 15, 2006, the Corporation, at its option, may, with prior Federal Reserve Board approval to the extent then required by applicable law, redeem shares of the Preferred Stock, Series V, in whole or in part, out of funds legally available therefor, at a redemption price of $500 per share, together in each case with accrued and unpaid dividends (whether or not declared) to the date fixed for redemption, including any changes in dividends payable due to changes in the Dividends Received Percentage.

      (b) If the Dividends Received Percentage is equal to or less than 35% and, as a result, the amount of dividends on the Preferred Stock, Series V payable on any Dividend Payment Date will be or is adjusted upwards as described in subsection (b)(viii) of Section (2) above, the Corporation, at its option, with prior Federal Reserve Board approval to the extent then required by applicable law, may redeem all, but not less than all, of the outstanding shares of the Preferred Stock, Series V, provided, that within sixty days of the date on which an amendment to the Code is enacted which reduces the Dividends Received Percentage to 35% or less, the Corporation sends notice to holders of the Preferred Stock, Series V of such redemption in accordance with subsection (d) below. Any redemption of the Preferred Stock, Series V in accordance with this subsection (b) shall be on notice as aforesaid at the applicable redemption price set forth in the following table, in each case plus accrued and unpaid dividends (whether or not declared) thereon to the date fixed for redemption, including any changes in dividends payable due to changes in the Dividends Received Percentage.

                                                                Redemption Price
               Redemption Period                                Per Share
               -----------------                                ---------

      Prior to February 15, 1999..............................  $520.00
      February 15, 1999 to February 14, 2000..................   517.50
      February 15, 2000 to February 14, 2001..................   515.00
      February 15, 2001 to February 14, 2002..................   512.50
      February 15, 2002 to February 14, 2003..................   510.00
      February 15, 2003 to February 14, 2004..................   507.50
      February 15, 2004 to February 14, 2005..................   505.00
      February 15, 2005 to February 14, 2006..................   502.50
      On or after February 15, 2006...........................   500.00

      (c) The Corporation, at its option, may, with prior Federal Reserve Board approval to the extent then required by applicable law, redeem all, but not less than all, of the outstanding shares of the Preferred Stock, Series V, out of funds legally available therefor if the holders of the shares of the Preferred Stock, Series V, shall be entitled to vote upon or consent to a merger or consolidation of the Corporation as provided in Section (11) below and all of the following conditions have been satisfied: (i) the Corporation shall have requested the vote or consent of the holders of the Preferred Stock, Series V, to the consummation of such merger or consolidation, stating in such request that failing the requisite favorable vote or consent the Corporation will have the option to redeem the Preferred Stock, Series V, (ii) the Corporation shall not have received the favorable vote or consent requisite to the consummation of the transaction within 60 days after making such written request (which shall be deemed to have been made upon the mailing of the notice of any meeting of holders of the Preferred Stock, Series V, to vote upon such merger or consolidation or the mailing of the form of written consent to be signed by such holders), and (iii) such transaction shall be consummated on the date fixed for such redemption, which date shall be no more than one year after such request is made. Any such redemption shall be on notice as set forth in subsection (d) of this Section 4 at a redemption price of $500 per share of the Preferred Stock, Series V, together with accrued and unpaid dividends (whether or not declared) to the date fixed for redemption.

      (d) In the event the Corporation shall redeem shares of Preferred Stock, Series V, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of Preferred Stock, Series V, to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price, together with accrued and unpaid dividends to the date of redemption) dividends on the shares of the Preferred Stock, Series V, so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price, together with accrued and unpaid dividends (whether or not declared) to the date fixed for redemption) shall cease. The Corporation's obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) having an office in the Borough of Manhattan, City of New York, having a capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust, with irrevocable instructions that such funds be applied to the redemption of the shares of Preferred Stock, Series V, so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of two years from such redemption date shall be released or repaid to the Corporation, after which the holder or holders of such shares of Preferred Stock, Series V, so called for redemption shall look only to the Corporation for payment of the funds necessary for such redemption.

      Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price aforesaid, together with accrued and unpaid dividends to the date of redemption. If less than all the outstanding shares of Preferred Stock, Series V, are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Preferred Stock, Series V, not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the shares represented by any certificate are redeemed a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

      (e) In no event shall the Corporation redeem less than all the outstanding shares of Preferred Stock, Series V, pursuant to subsection (a) of this Section
(4) unless full dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Preferred Stock, Series V, for all Dividend Periods ending on or prior to the date of redemption.

      (5) Shares to be Retired. All shares of Preferred Stock, Series V, purchased or redeemed by the Corporation shall be retired and canceled and the Board of Directors shall cause to be taken all action necessary to restore such shares to the status of authorized but unissued shares of preferred stock, without designation as to series, and such shares may thereafter be issued, but not as shares of Preferred Stock, Series V.

      (6) Conversion or Exchange. The holders of shares of Preferred Stock, Series V, shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock (or any other security) of the Corporation.

      (7) Ranking. Any class or series of stock of the Corporation shall be deemed to rank:

            (i) prior to the Preferred Stock, Series V, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Preferred Stock, Series V;

            (ii) on a parity with the Preferred Stock, Series V, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Preferred Stock, Series V, if the holders of such class of stock and the Preferred Stock, Series V (whether or not such class of stock is cumulative or noncumulative as to payment of dividends) shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation prices, without preference or priority one over the other (except with respect to the cumulation of dividends on such class of stock); and

            (iii) junior to the Preferred Stock, Series V, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be common stock or if the holders of Preferred Stock, Series V, shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up, as the case may be, in preference or priority to the holders of shares of such stock.

      Accordingly, the Preferred Stock, Series V, shall be deemed to rank on a parity with all other series of preferred stock of the Corporation (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) outstanding immediately after the Effective Time.

      (8) Exclusion of Other Rights. Unless otherwise required by law, shares of Preferred Stock, Series V, shall not have any rights, including preemptive rights, or preferences other than those specifically set forth herein or as provided by applicable law.

      (9) Notices. All notices or communications, unless otherwise specified in the By-Laws or the Certificate of Incorporation shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid to the holders of record of the Preferred Stock, Series V. Notice shall be deemed given on the earlier of the date received or the date such notice is mailed.

      (10) Record Holders. The Corporation and the transfer agent for the Preferred Stock, Series V, may deem and treat the record holder of any share of such Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

      (11) Voting Rights. Except as hereinafter set forth in this Section (11) or as otherwise from time to time required by law, the Preferred Stock, Series V, shall have no voting rights. Whenever, at any time or times, dividends payable on the Preferred Stock, Series V, shall be in arrears for such number of dividend periods, whether or not consecutive, which shall in the aggregate contain not less than 540 days, the holders of the outstanding Preferred Stock, Series V, shall have the exclusive right, voting separately as a class with holders of shares of any one or more other series of preferred stock ranking on a parity with the Preferred Stock, Series V, either as to dividends (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) or on the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Corporation at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of the Preferred Stock, Series V, shall be entitled to one vote for each share held (the holders of shares of any other series of preferred stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding shares of the Preferred Stock, Series V (either alone or together with the holders of shares of any one or more other series of preferred stock ranking on such a parity) as hereinafter set forth. The right of such holders of such shares of the Preferred Stock, Series V, voting separately as a class, to elect (together with the holders of shares of any one or more other series of preferred stock ranking on such a parity) members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on such shares of Preferred Stock, Series V, shall have been paid in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

      Upon any termination of the right of the holders of the Preferred Stock, Series V, as a class to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this Section (11) shall have expired, the number of directors shall automatically be decreased to such number as may be provided for in the By-Laws irrespective of any increase made pursuant to the provisions of this Section (11).

      So long as any shares of the Preferred Stock, Series V, remain outstanding, the consent of the holders of at least two-thirds of the shares of the Preferred Stock, Series V, outstanding at the time (voting separately as a class together with all other series of preferred stock ranking on a parity with such series either as to dividends (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable) given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

            (a) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Preferred Stock, Series V, with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or

            (b) The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation or of the resolution contained in this Certificate of Designation for the Preferred Stock, Series V, and the powers, preferences and privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the Preferred Stock, Series V, or of the holders thereof; provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares of the Preferred Stock, Series V, or of any other series of preferred stock, in each case ranking on a parity with or junior to the Preferred Stock, Series V, with respect to the payment of dividends (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

      The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to such vote would otherwise be required shall be effected, all outstanding shares of the Preferred Stock, Series V, shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption, scheduled to be consummated within three months after such time.

                                   Exhibit XVI

              Cumulative Adjustable Rate Preferred Stock, Series Y

      1. Designation and Number of Shares. The designation of such series shall be Cumulative Adjustable Rate Preferred Stock, Series Y (the "Series Y Preferred Stock"), and the number of shares constituting such series shall be 5,000. Shares of the Series Y Preferred Stock shall have a par value of $1.00 per share, and the amount of $100,000 shall be the "liquidation value" of each share of the Series Y Preferred Stock. The number of authorized shares of Series Y Preferred Stock may be reduced (but not below the number of shares thereof then outstanding) by further resolution duly adopted by the Board of Directors or the Executive Committee and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of Series Y Preferred Stock shall not be increased.

      2. Dividends. (a) Dividends on each share of Series Y Preferred Stock shall be payable with respect to each quarter ending on the last day of March, June, September and December of each year ("Quarterly Dividend Period"), in arrears, payable commencing on June 30, 1994, and on each September 30, December 31, March 31 and June 30 thereafter with respect to the quarter then ended, provided that if such day is not a Business Day (as hereinafter defined), such dividend shall be paid on the next succeeding Business Day (each a "Dividend Payment Date"), at a rate per annum equal to the Applicable Rate (as determined in accordance with paragraph (b) or (c) of this Section 2, as applicable) in effect for the Quarterly Dividend Period to which such dividend relates, multiplied by the liquidation value of each such share. Such dividends shall be cumulative from March 31, 1994, and shall be payable, when and as declared by the Board of Directors, out of assets legally available for such purpose, on each Dividend Payment Date as set forth above. Each such dividend shall be paid to the holders of record of shares of the Series Y Preferred Stock as they appear on the books of the Corporation on such record date, not exceeding 30 days preceding the payment date thereof, as shall be fixed in advance by the Board of Directors of the Corporation. Dividends in arrears for any past Quarterly Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation.

      (b) The Applicable Rate for each Quarterly Dividend Period commencing prior to December 31, 1995 shall be 4.85%.

      (c) The Applicable Rate for each Quarterly Dividend Period commencing after December 31, 1995 shall be equal to the greater of (i) the Short Term Rate (as hereinafter defined) on the Business Day immediately preceding the Dividend Payment Date (the "Dividend Reset Date"), and (ii) 4.85%.

      (d) "Short Term Rate" shall mean a rate equal to (i) 85% of the Commercial Paper Rate (as hereinafter defined) if on the Dividend Reset Date either (x) the Preferred Stock of the Corporation is not rated by both Moody's Investor Services Inc. ("Moody's") or Standard & Poor's Corporation ("S&P"), or (y) the rating for the Preferred Stock of the Corporation published by Moody's is "A2" or lower or the rating for the Preferred Stock of the Corporation published by S&P is "A" or lower, and (ii) 78% of the Commercial Paper Rate if the rating for the Preferred Stock of the Corporation published by Moody's is "Aa2" or higher and the rating for the Preferred Stock of the Corporation published by S&P is "AA" or higher.

      (e) "Commercial Paper Rate" shall mean, on any Dividend Reset Date, a rate equal to the Money Market Yield (calculated as described below) of the 90-day rate for commercial paper, as made available and subsequently published in H.15(519) under the heading "Commercial Paper" for such date. In the event that such rate is not made available by 3:00 P.M., New York City time, on the Dividend Reset Date, then the Commercial Paper Rate shall be the Money Market Yield of the 90-day rate on that Dividend Reset Date for commercial paper as made available and subsequently published in Composite Quotations under the heading "Commercial Paper". If by 3:00 P.M., New York City time, on such Dividend Reset Date such rate has not yet been made available in either H.15(519) or Composite Quotations, the Commercial Paper Rate for such Dividend Reset Date shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Dividend Reset Date of three leading dealers of commercial paper in the city of New York selected by the Corporation for 90-day commercial paper placed for an industrial issuer whose senior unsecured bond rating is "AA" or the equivalent from a nationally recognized securities rating agency; provided, however, that if the dealers selected as aforesaid are not quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Dividend Reset Date will be the Commercial Paper Rate in effect on such Dividend Reset Date.

      (f) "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:


            Money Market Yield =         D x 360      x 100
                                     ---------------
                                      360 - (D x M)

where "D" refers to the per annum rate for the commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

      (g) "Business Day" means any day that is not a Saturday, Sunday or a legal holiday in the State of New York.

      (h) Dividends payable on the Series Y Preferred Stock for any Quarterly Dividend

Period ending on or prior to December 31, 1995 shall be computed on the basis of one-fourth of the per annum rate. Dividends payable on the Series Y Preferred Stock for any Quarterly Dividend Period ending after December 31, 1995 shall be computed on the basis of the actual number of days elapsed in the period for which such dividends are payable (whether a full or partial Quarterly Dividend Period) and based upon a year of 360 days. If the Corporation determines in good faith that for any reason the Applicable Rate cannot be determined for any Quarterly Dividend Period, then the Applicable Rate in effect for the preceding Quarterly Dividend Period shall be continued for such Quarterly Dividend Period.

      3. Optional Redemption. (a) The Corporation, at its sole option, out of funds legally available therefor, may redeem shares of the Series Y Preferred Stock, in whole or in part, on any Dividend Payment Date on or after December 31, 1995, at a redemption price of $100,000 per share, plus, in each case, an amount equal to accrued and unpaid dividends thereon to the date fixed for redemption (the "Redemption Price").

      (b) In the event that fewer than all the outstanding shares of the Series Y Preferred Stock are to be redeemed, the shares to be redeemed from each holder of record shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable.

      (c) In the event the Corporation shall redeem shares of the Series Y Preferred Stock, written notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of the Series Y Preferred Stock to be redeemed and, in the case of a partial redemption pursuant to Section 3(b) hereof, the identification (by the number of the certificate or otherwise) and the number of shares of Series Y Preferred Stock evidenced thereby to be redeemed; (iii) the Redemption Price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

      (d) If notice of redemption shall have been duly given, and if, on or before the redemption date specified therein, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding on and after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof, without interest.

      If such notice of redemption shall have been duly given or if the Corporation shall have given to the bank or trust company hereinafter referred to irrevocable authorization promptly to give such notice, and if on or before the redemption date specified therein the funds necessary for such redemption shall have been deposited by the Corporation with such bank or trust company in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest. The aforesaid bank or trust company shall be a bank or trust company organized and in good standing under the laws of the United States of America or of the State of New York, doing business in the Borough of Manhattan, The City of New York, having capital surplus and undivided profits aggregating at least $50,000,000 according to its latest published statement of condition, and shall be identified in the notice of redemption. Any interest accrued on such funds shall be for the benefit of the Corporation. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of one year from such redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, after which repayment the holders of the shares so called for redemption shall look only to the Corporation for payment thereof.

      (e) Notwithstanding the foregoing provisions of this Section 3, unless the full cumulative dividends on all outstanding shares of the Series Y Preferred Stock shall have been paid or contemporaneously are declared and paid for all past Quarterly Dividend Periods, no shares of the Series Y Preferred Stock shall be redeemed unless all outstanding shares of the Series Y Preferred Stock are simultaneously redeemed, and neither the Corporation nor a subsidiary of the Corporation shall purchase or otherwise acquire for valuable consideration any shares of the Series Y Preferred Stock, provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of the Series Y Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all the outstanding shares of the Series Y Preferred Stock and mailed to the holders of record of all such outstanding shares at such holders' addresses as the same appear on the books of the Corporation and provided further that if some, but less than all, of the shares of the Series Y Preferred Stock are to be purchased or otherwise acquired pursuant to such purchase or exchange offer and the number of shares so tendered exceeds the number of shares so to be purchased or otherwise acquired by the Corporation, the shares of the Series Y Preferred Stock so tendered will be purchased or otherwise acquired by the Corporation on a pro rata basis according to the number of such shares duly tendered by each holder so tendering shares of the Series Y Preferred Stock for such purchase or exchange.

      (f) If all the outstanding shares of the Series Y Preferred Stock shall not have been redeemed on or prior to March 31, 1999, each holder of the shares of the Series Y Preferred Stock remaining outstanding shall have the right to require that the Corporation repurchase, on the Business Day next following such date or on the Business Day next following each fifth anniversary of such date thereafter (the "Repurchase Date"), all but not less than all of such holder's then outstanding shares at a purchase price (the "Purchase Price") in cash equal to 100% of the aggregate liquidation value of such shares, together with all seemed and unpaid dividends on such shares to but not including the Repurchase Date, in accordance with the procedures set forth below.

      (g) Not less than 30 or more than 60 days prior to the Repurchase Date any holder who desires to cause the Corporation to repurchase such holder's shares of Series Y Preferred Stock shall send by first-class mail, postage prepaid, to the Corporation at its principal executive offices, a notice stating (i) that such holder desires to cause the Corporation to repurchase such holder's shares of Series Y Preferred Stock, (ii) the number of shares to be repurchased, and
(iii) the Repurchase Date. Holders electing to have shares of the Series Y Preferred Stock repurchased will be required to surrender the certificate or certificates representing such shares to the Corporation at least five business days prior to the Repurchase Date, and on the Repurchase Date the Corporation shall pay to such holder the Purchase Price.

      (h) Any shares of the Series Y Preferred Stock that shall at any time have been redeemed or repurchased shall, after such redemption or repurchase, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once again designated as part of a particular series by the Board of Directors.

      4. Conversion or Exchange; Sinking Fund. The holders of shares of the Series Y Preferred Stock shall not have any rights herein to convert such shares into, or exchange such shares for, shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation; nor shall the holders of shares of the Series Y Preferred Stock be entitled to the benefits of a sinking fund in respect of their shares of the Series Y Preferred Stock.

      5. Voting. (a) Except as otherwise provided in this Section 5 or as otherwise required by law, the Series Y Preferred Stock shall have no voting rights.

      (b) If six quarterly dividends (whether or not consecutive) payable on shares of Series Y Preferred Stock are in arrears at the time of the record date to determine stockholders for any annual meeting of stockholders of the Corporation, the number of directors of the Corporation shall be increased by two, and the holders of shares of Series Y Preferred Stock (voting separately as a class with the holders of shares of any one or more other series of Preferred Stock upon which like voting rights have been conferred and are exercisable) shall be entitled at such annual meeting of stockholders to elect two directors of the Corporation, with the remaining directors of the Corporation to be elected by the holders of shares of any other class or classes or series of stock entitled to vote therefor. In any such election, holders of shares of Series Y Preferred Stock shall have one vote for each share held.

      At all meetings of stockholders at which holders of Preferred Stock shall be entitled to vote for Directors as a single class, the holders of a majority of the outstanding shares of all classes and series of capital stock of the Corporation having the right to vote as a single class shall be necessary to constitute a quorum, whether present in person or by proxy, for the election by such single class of its designated Directors. In any election of Directors by stockholders voting as a class, such Directors shall be elected by the vote of at least a plurality of shares held by such stockholders present or represented at the meeting. At any such meeting, the election of Directors by stockholders voting as a class shall be valid notwithstanding that a quorum of other stockholders voting as one or more classes may not be present or represented at such meeting.

      (c) Any director who has been elected by the holders of shares of Series Y Preferred Stock (voting separately as a class with the holders of shares of any one or more other series of Preferred Stock upon which like voting rights have been conferred and are exercisable) may be removed at any time, with or without cause, only by the affirmative vote of the holders of the shares at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If a vacancy occurs among the Directors elected by such stockholders voting as a class, other than by removal from office as set forth in the preceding sentence, such vacancy may be filled by the remaining Director so elected, or his or her successor then in office, and the Director so elected to fill such vacancy shall serve until the next meeting of stockholders for the election of Directors.

      (d) The voting rights of the holders of Series Y Preferred Stock to elect Directors as set forth above shall continue until all dividend arrearages on the Series Y Preferred Stock have been paid or declared and set apart for payment. Upon the termination of such voting rights, the terms of office of all persons who may have been elected pursuant to such voting rights shall immediately terminate, and the number of directors of the Corporation shall be decreased by two.

      (e) Without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Preferred Stock then outstanding, voting separately as a class without regard to series, with the holders of shares of Series Y Preferred Stock being entitled to cast one vote per share, the Corporation may not:

            (i) create any class of stock that shall have preference as to dividends or distributions of assets over the Series Y Preferred Stock; or

            (ii) alter or change the provisions of the Certificate of Incorporation (including any Certificate of Amendment or Certificate of Designation relating to the Series Y Preferred Stock) so as to adversely affect the powers, preferences or rights of the holders of shares of Series Y Preferred Stock; provided, however, that if such creation or such alteration or change would adversely affect the powers, preferences or rights of one or more, but not all, series of Preferred Stock at the time outstanding, such alteration or change shall require consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of all of the shares of all such series so affected, voting as a class.

      6. Liquidation Rights. (a) Upon the dissolution, liquidation or winding up of the Corporation, the holders of the shares of the Series Y Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made on the Common Stock or on any other class or series of stock ranking junior to shares of the Series Y Preferred Stock as to amounts distributable on dissolution, liquidation or winding up, $100,000 per share, plus an amount equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

      (b) Neither the merger or consolidation of the Corporation into or with any other corporation nor the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, of the Corporation for the purpose of this Section 6.

      (c) After the payment to the holders of the shares of the Series Y Preferred Stock of the full preferential amounts provided for in this Section 6, the holders of the Series Y Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

      (d) In the event the assets of the Corporation available for distribution to the holders of shares of the Series Y Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 6, the holders of shares of the Series Y Preferred Stock and of any shares of Preferred Stock of any series or any other stock of the Corporation ranking, as to the amounts distributable upon dissolution, liquidation or winding up, on a parity with the Series Y Preferred Stock, shall share ratably in any distribution in proportion to the full respective preferential amounts to which they are entitled.

      7. Ranking of Stock of the Corporation. In respect of the Series Y Preferred Stock, any stock of any class or classes of the Corporation shall be deemed to rank:

      (a) prior to the shares of the Series Y Preferred Stock or prior to the Series Y Preferred Stock, either as to dividends or upon liquidation, if the holders of such stock shall be entitled to either the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of the Series Y Preferred Stock;

      (b) on a parity with shares of the Series Y Preferred Stock or on a parity with the Series Y Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, redemption amounts per share or liquidation values per share or sinking fund provisions, if any, are different from those of the Series Y Preferred Stock, if the holders of such stock shall be entitled to either the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in proportion to their respective dividend rates or liquidation values, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of the Series Y Preferred Stock, provided in any such case such stock does not rank prior to the Series Y Preferred Stock; and

      (c) junior to shares of the Series Y Preferred Stock or junior to the Series Y Preferred Stock, as to dividends and upon liquidation, if such stock shall be Common Stock or if the holders of shares of the Series Y Preferred Stock shall be entitled to receipt of dividends and of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of such stock.

            The Series Y Preferred Stock is on a parity with the 8.125% Cumulative Preferred Stock, Series A; the 5.50% Convertible Preferred Stock, Series B; the $4.53 ESOP Convertible Preferred Stock, Series C; the 9.25% Preferred Stock, Series D; and the $45,000 Cumulative Redeemable Preferred Stock, Series Z, of the Corporation heretofore authorized for issuance by the Corporation.

      8. Definition. When used herein, the term "subsidiary" shall mean any corporation a majority of whose voting stock ordinarily entitled to elect directors is owned, directly or indirectly, by the Corporation.

      9. Limitation on Dividends on Junior Stock. So long as any Series Y Preferred Stock shall be outstanding, without the consent of the holders of two-thirds of the shares of the Series Y Preferred Stock then outstanding the Corporation shall not declare any dividends on the Common Stock or any other stock of the Corporation ranking as to dividends or distributions of assets junior to the Series Y Preferred Stock (the Common Stock and any such other stock being herein referred to as "Junior Stock"), or make any payment on account of, or set apart money for, a sinking fund or other similar fund or agreement for the purchase, redemption or other retirement of any shares of Junior Stock, or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Corporation, other than a distribution of Junior Stock (such dividends, payments, setting apart and distributions being herein called "Junior Stock Payments"), unless the following conditions shall be satisfied at the date of such declaration in the case of any such dividend, or the date of such setting apart in the case of any such fund, or the date of such payment or distribution in the case of any other Junior Stock Payment:

      (a) full cumulative dividends shall have been paid or declared and set apart for payment on all outstanding shares of Preferred Stock other than Junior Stock; and

      (b) the Corporation shall not be in default or in arrears with respect to any sinking fund or other similar fund or agreement for the purchase, redemption or other retirement of any shares of Preferred Stock other than Junior Stock;

provided, however, that any funds theretofore deposited in any sinking fund or other similar fund with respect to any Preferred Stock in compliance with the provisions of such sinking fund or other similar fund may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund or other similar fund regardless of whether at the time of such application full cumulative dividends upon shares of Series Y Preferred Stock outstanding to the last dividend payment date shall have been paid or declared and set apart for payment by the Corporation.

      10. Waiver, Modification and Amendment. Notwithstanding any other provisions relating to the Series Y Preferred Stock, any of the rights or benefits of the holders of the Series Y Preferred Stock may be waived, modified or amended with the consent of the holders of all of the then outstanding shares of Series Y Preferred Stock. Any such waiver, modification or amendment shall be deemed to have the same effect as satisfaction in full of any such right or benefit as though actually received by such holders.